Registration No. 333-152005
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Solarfun Power Holdings Co., Ltd.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
666 Linyang Road,
Qidong, Jiangsu Province 226200, People’s Republic of China
(86 513) 8330-7688
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alan Seem, Esq.
Shearman & Sterling LLP
12th Floor East Tower, Twin Towers
B-12 Jianguomenwai Dajie
Beijing 100022, People’s Republic of China
(86-10) 5922-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities to be Registered	Registered	Offering Price per Share	Aggregate Offering Price(2)	Registration Fee
3.50% Convertible Senior Notes due 2018	US$172,500,000	100%	US$172,500,000	US$6,779.25
Ordinary Shares, par value US$0.0001 per share(1)	(3)	(3)	(3)	(4)
Ordinary Shares, par value US$0.0001 per share(1)	(5)	(5)	(5)	(5)
Preferred Shares, par value US$0.0001 per share	(5)	(5)	(5)	(5)
Debt Securities	(5)	(5)	(5)	(5)
Warrants	(5)	(5)	(5)	(5)
Total			US$347,500,000	US$13,656.75

(1)	American depositary shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-139263). Each American depositary share represents five ordinary shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	There are being registered hereunder an indeterminate number of shares of ordinary shares, US$0.0001 par value per share, issuable upon conversion of the notes and in connection with resale by the selling securityholders. The notes are convertible into cash and, if applicable, ordinary shares as described herein. Initially, approximately 9,019,611 ADSs would be issuable upon conversion of the notes if the aggregate principal amount of the notes were settled in ordinary shares at a conversion rate equal to 52.2876 ADSs per US$1,000 principal amount of notes, which is subject to adjustment under certain circumstances. Pursuant to Rule 416 under the Securities Act of 1933, the ordinary shares registered hereby also includes an indeterminate number of additional shares resulting from stock splits, dividends or similar transaction that may be issued to prevent dilution.
(4)	Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the ordinary shares underlying the ADSs issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.
(5)	Includes an indeterminate number of securities that may be issued upon exercise, conversion or exchange of securities registered hereunder that provide for conversion or exchange. The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C of Form F-3 under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains the following two prospectuses:

A base prospectus for use by the Registrant from time to time in connection with one or more offerings of its ADSs, preferred shares, debt securities and warrants.

A prospectus for use by selling securityholders in connection with the resale of their convertible senior notes and the ADSs, issuable upon conversion of the notes, including our ordinary shares represented by the ADSs.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to completion)	July 3, 2008
Solarfun Power Holdings Co., Ltd.

US$175,000,000
American Depositary Shares
Preferred Shares
Debt Securities
Warrants

Through this prospectus, we may periodically offer:

(1) our American depositary shares, or ADSs, with each ADS representing five of our ordinary shares;

(2) our preferred shares;

(3) our debt securities; and

(4) our warrants,

up to a total dollar amount of US$175,000,000.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a prospectus supplement.

Our ADSs are listed on the Nasdaq Global Market under the symbol “SOLF.”

These securities may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a prospectus supplement.

Investing in the securities involves risks. See “Risk Factors” beginning on page 4.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July  , 2008.

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“ADRs” are to the American depositary receipts that evidence our ADSs;

•	“ADSs” are to our American depositary shares, each of which represents five ordinary shares;

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“conversion efficiency” are to the ability of photovoltaic, or PV, products to convert sunlight into electricity, and “conversion efficiency rates” are commonly used in the PV industry to measure the percentage of light energy from the sun that is actually converted into electricity;

•	“cost per watt” and “price per watt” are to the method by which the cost and price of PV products, respectively, are commonly measured in the PV industry. A PV product is priced based on the number of watts of electricity it can generate;

•	“GW” are to gigawatt, representing 1,000,000,000 watts, a unit of power-generating capacity or consumption;

•	“MW” are to megawatt, representing 1,000,000 watts, a unit of power-generating capacity or consumption. In this prospectus, it is assumed that, based on a yield rate of 95%, 420,000 125mm x 125mm or 280,000 156mm x 156mm silicon wafers are required to produce PV products capable of generating 1 MW, that each 125mm x 125mm and 156mm x 156mm PV cell generates 2.4 watts and 3.7 watts of power, respectively, and that each PV module contains 72 PV cells;

•	“PV” are to photovoltaic. The photovoltaic effect is a process by which sunlight is converted into electricity;

•	“RMB” and “Renminbi” are to the legal currency of China;

•	“series A convertible preference shares” are to our series A convertible preference shares, par value US$0.0001 per share;

•	“shares” or “ordinary shares” are to our ordinary shares, par value US$0.0001 per share; and

•	“US$” and “U.S. dollars” are to the legal currency of the United States.

References in this prospectus to our annual manufacturing capacity assume 24 hours of operation per day for 350 days per year.

Unless the context indicates otherwise, “we,” “us,” “our company” and “our” refer to Solarfun, its predecessor entities and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the ADSs, preferred shares, debt securities and warrants described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we or any selling securityholder sells securities pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.

In some cases, these forward-looking statements can be identified by words or phrases such as “aim,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “is/are likely to,” “may,” “plan,” “potential,” “will” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

•	our expectations regarding the worldwide demand for electricity and the market for solar energy;

•	our beliefs regarding the effects of environmental regulation, lack of infrastructure reliability and long-term fossil fuel supply constraints;

•	our beliefs regarding the inability of traditional fossil fuel-based generation technologies to meet the demand for electricity;

•	our beliefs regarding the importance of environmentally friendly power generation;

•	our expectations regarding governmental support for the deployment of solar energy;

•	our beliefs regarding the acceleration of adoption of solar technologies;

•	our expectations with respect to advancements in our technologies;

•	our beliefs regarding the competitiveness of our solar products;

•	our expectations regarding the scaling of our manufacturing capacity;

•	our expectations with respect to increased revenue growth and our ability to achieve profitability resulting from increases in our production volumes;

•	our expectations with respect to our ability to secure raw materials, especially silicon wafers, in the future;

•	our future business development, results of operations and financial condition; and

•	competition from other manufacturers of PV products and conventional energy suppliers.

We would like to caution you not to place undue reliance on these statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

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OUR COMPANY

We are an established manufacturer of ingots, PV cells and PV modules in China. We manufacture and sell ingots, PV cells and PV modules using advanced manufacturing process technologies that have helped us to rapidly increase our operational efficiency. All of our PV modules are currently produced using PV cells manufactured at our own facilities. We sell our products both directly to system integrators and through third party distributors. In 2007, we sold our products to over 30 customers, mostly in Germany and Spain, as well as several other European countries. We also provided PV cell processing services in 2006 and PV module processing services in 2007. We conduct our business in China through our operating subsidiary, Linyang China. In addition, we have entered into the silicon ingot production business through our acquisition of a 52% equity interest in Yangguang Solar Technology Co., Ltd., or Yangguang Solar, an ingot plant that commenced operations in October 2007. In June 2008, we entered into an agreement to acquire the remaining 48% equity interest in Yangguang Solar.

We currently operate four monocrystalline PV cell production lines and four multicrystalline PV cell production lines, each with up to 30 MW of annual manufacturing capacity. As part of our vertical integration and supply sourcing strategy, we recently acquired Yangguang Solar, which we believe could produce 50 to 60 MW of ingots in 2008. We currently have 40 monocrystalline ingot production furnaces, with up to 37.5 MW of annual manufacturing capacity. In order to meet the fast-growing market demands for solar products, we plan to significantly expand our PV cell manufacturing capacity over the next several years. We expect that the aggregate annual manufacturing capacity of our PV cell production lines that are completed or under construction will reach 360 MW by July 2008. In addition, we have achieved improvements in process technology and product quality since we commenced our commercial production in November 2005. Our monocrystalline PV cells achieved conversion efficiency rates in the range of 16.1% to 16.6% in 2007 and we are now able to process wafers as thin as 200 microns.

Our net revenue increased from RMB166.2 million in 2005 to RMB630.9 million in 2006 and to RMB2,395.1 million (US$328.3 million) in 2007. Our net income increased from RMB14.4 million in 2005 to RMB105.9 million in 2006 and to RMB148.0 million (US$20.3 million) in 2007.

We commenced operations through Linyang China in August 2004. Linyang China was a 68%-owned subsidiary of Linyang Electronics, at the time of its establishment on August 27, 2004. Linyang Electronics is one of the leading electricity-measuring instrument manufacturers in China. In anticipation of our initial public offering, we incorporated Solarfun Power Holdings Co., Ltd., or Solarfun, in the Cayman Islands on May 12, 2006 as our listing vehicle. To enable us to raise equity capital from investors outside of China, we established a holding company structure by incorporating Linyang Solar Power Investment Holding Ltd., or Linyang BVI, in the British Virgin Islands on May 17, 2006. Linyang BVI is wholly owned by Solarfun. Linyang BVI purchased all of the equity interests in Linyang China on June 2, 2006. In March 2006, April 2006 and April 2007, we established three majority-owned or wholly owned subsidiaries in China, Shanghai Linyang Solar Technology Co., Ltd., or Shanghai Linyang, Sichuan Leshan Jiayang New Energy Co., Ltd., or Sichuan Jiayang, and Jiangsu Linyang Solarfun Engineering Research and Development Center Co., Ltd., formerly Nantong Linyang Solarfun Engineering Research and Development Center Co., Ltd., or Linyang Research Center, respectively, to expand our business into new markets and sectors. In August 2007, we acquired a 52% interest in Yangguang Solar. In September 2007, we established a wholly owned subsidiary, Solarfun Power U.S.A. Inc., or Solarfun U.S.A., as part of our plan to enter the United States market. On November 30, 2007, Linyang BVI transferred all of the equity interests in Linyang China to Solarfun Power Hong Kong Limited, for a consideration of US$199.0 million. In February 2008, we established a wholly owned subsidiary, Solarfun Power Deutschland GmbH., or Solarfun Deutschland, in Germany to sell solar products in the European markets. We are currently in the process of liquidating Sichuan Jiayang, one of our subsidiaries which historically has had limited operations. In June 2008, we entered into an agreement to acquire the remaining 48% equity interest in Yangguang Solar.

We made capital expenditures of RMB37.5 million, RMB190.0 million and RMB538.5 million (US$73.8 million) in 2005, 2006 and 2007, respectively. In the past, our capital expenditures were used primarily in the purchase of a manufacturing facility and additional manufacturing equipment for the production of PV cells and modules. We plan to fund the balance of our 2008 capital expenditures substantially with proceeds from our convertible note offering in January 2008, additional borrowings from third parties and cash from operations.

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Our principal executive offices are located at 666 Linyang Road, Qidong, Jiangsu Province, 226200, People’s Republic of China. Our telephone number at this address is (86-513) 8330-7688 and our fax number is (86-513) 8311-0367. Our registered office in the Cayman Islands is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website is www.solarfun.com.cn. The information contained on our website does not constitute a part of this prospectus. Our agent for service of process in the United States is CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011.

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THE SECURITIES WE MAY OFFER

We may use this prospectus to offer our:

•	ADSs, each representing five ordinary shares;

•	preferred shares;

•	debt securities; and

•	warrants.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

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RISK FACTORS

You should consider carefully the following factors, as well as the other information set forth in this prospectus, before making an investment decision. You should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered thereby. Some of the following risks relate principally to the industry in which we operate and our business in general. Other risks relate principally to the securities market and ownership of our ADSs, preferred shares, debt securities and warrants. Any of the risk factors could significantly and negatively affect our business, financial condition or operating results and the trading price of our ADSs, preferred shares, debt securities and warrants. You could lose all or part of your investment.

Risks Related to Our Company and Our Industry

Evaluating our business and prospects may be difficult because of our limited operating history, and our past results may not be indicative of our future performance.

There is limited historical information available about our company upon which you can base your evaluation of our business and prospects. We began operations in August 2004 and shipped our first PV modules and our first PV cells in February 2005 and November 2005, respectively. Our business has grown and evolved at a rapid rate since we started our operations. As a result, our historical operating results may not provide a meaningful basis for evaluating our business, financial performance and prospects and we may not be able to achieve a similar growth rate in future periods. In particular, our future success will require us to continue to increase the manufacturing capacity of our facilities significantly beyond their current capacities. Moreover, our business model, technology and ability to achieve satisfactory manufacturing yields at higher volumes are unproven. Therefore, you should consider our business and prospects in light of the risks, expenses and challenges that we will face as a company with a relatively short operating history in a competitive industry seeking to develop and manufacture new products in a rapidly growing market, and you should not rely on our past results or our historic rate of growth as an indication of our future performance.

Our future success substantially depends on our ability to further expand both our manufacturing capacity and output, which is subject to significant risks and uncertainties. If we fail to achieve this further expansion, we may be unable to grow our business and revenue, reduce our costs per watt, maintain our competitive position or improve our profitability.

Our future success depends on our ability to significantly increase both our manufacturing capacity and output. We plan to expand our business to address growth in demand for our products, as well as to capture new market opportunities. Our ability to establish additional manufacturing capacity and increase output is subject to significant risks and uncertainties, including:

•	the need for additional funding to purchase and prepay for raw materials or to build manufacturing facilities, which we may be unable to obtain on reasonable terms or at all;

•	delays and cost overruns as a result of a number of factors, many of which may be beyond our control, such as increases in raw materials prices and problems with equipment vendors;

•	the inability to obtain or delays in obtaining required approvals by relevant government authorities;

•	diversion of significant management attention and other resources; and

•	failure to execute our expansion plan effectively.

In order to manage the potential growth of our operations, we will be required to continue to improve our operational and financial systems, procedures and controls, increase manufacturing capacity and output, and expand, train and manage our growing employee base. Furthermore, our management will be required to maintain and expand our relationships with our customers, suppliers and other third parties. We cannot assure you that our current and planned operations, personnel, systems and internal procedures and controls will be adequate to support our future growth.

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If we encounter any of the risks described above, or are otherwise unable to establish or successfully operate additional manufacturing capacity or to increase manufacturing output, we may be unable to grow our business and revenue, reduce our costs per watt, maintain our competitiveness or improve our profitability, and our business, financial condition, results of operations and prospects will be adversely affected.

We recently acquired an early stage ingot plant. We may not be successful in operating this new plant and expenditures required to ramp up its capacity may strain our capital resources. Furthermore, any shortfall in supply of polysilicon to that plant may have a material adverse effect on our results of operations and our future business prospects.

We have entered into the silicon ingot production business through our acquisition of a 52% equity interest in Yangguang Solar, an ingot plant that commenced operations in October 2007. On June 23, 2008, we entered into an agreement to acquire the remaining 48% equity interest in Yangguang Solar from Nantong Linyang Electric Investment Co., Ltd., or Nantong Linyang (as to 18%), Jiangsu Qitian Group Co., Ltd. or, Qitian Group (as to 20%), and Jiangsu Guangyi Technology Co., Ltd., or Jiangsu Guangyi (as to 10%) for an aggregate consideration of approximately RMB355 million (US$48.7 million). Upon the completion of this latest acquisition, Yangguang Solar will become our 100% owned subsidiary. Our expansion into the ingot business aims to secure our access to steady supplies of ingots at reasonable prices, and we intend to integrate such upstream business into our increasingly vertical business model. However, we have no prior experience in operating an ingot plant. The technology for the manufacture of ingots is complex, requires costly equipment and continuous modifications in order to improve yields and product performance. Increases in lead times for delivering ingot-making equipment could also delay or otherwise hamper the development of our ingot business. We will also need to make substantial capital expenditure in installing Yangguang Solar’s production lines and ramping up its capacity in 2008, which may put a strain on our capital resources.

Moreover, Yangguang Solar relies on Jiangsu Zhongneng PV Technology Development Co., Ltd., or Zhongneng, which is also an early stage company that has in the past experienced delays in ramping up its operations, to supply a significant portion of its polysilicon requirements. Under an agreement dated June 22, 2008, Zhongneng will supply us with polysilicon sufficient to produce 1.2GW of solar modules in aggregate over eight years. However, prior to entering into the recent supply agreement, Zhongneng had previously failed to deliver a significant amount of agreed quantity of polysilicon to us. In addition, we believe there currently is significant excess demand in the global market for polysilicon and polysilicon suppliers may be unable to meet anticipated requirements based on their current production capacity. The ability of Zhongneng to meet the polysilicon requirements of Yangguang Solar could be materially and adversely impacted by many factors, including operational and financial difficulties at Zhongneng. In particular, any merger, acquisition or consolidation transaction involving Zhongneng and any of our competitors could have an adverse impact on our relationship with Zhongneng and our ability to secure adequate supplies of polysilicon for our operations. Moreover, if Zhongneng does not for whatever reason supply polysilicon to Yangguang Solar in sufficient quantities at commercially reasonable prices, Yangguang Solar may be unable to source polysilicon from other third parties and therefore may fail to meet its production targets for 2008 and 2009, which would consequently have a material and adverse effect on our results of operations for those periods and our future business prospects.

We depend on a limited number of customers for a high percentage of our revenue and the loss of, or a significant reduction in orders from, any of these customers, if not immediately replaced, would significantly reduce our revenue and decrease our profitability.

We currently sell a substantial portion of our PV products to a limited number of customers. Our five largest customers accounted for an aggregate of 78.8%, 85.4% and 43.0% of our net revenue in 2005, 2006 and 2007, respectively. Most of our large customers are located in Europe, particularly Germany, Italy and Spain. The loss of sales to any one of these customers would have a significant negative impact on our business. Sales to our customers are mostly made through non-exclusive arrangements. Due to our dependence on a limited number of customers, any one of the following events may cause material fluctuations or declines in our revenue and have a material adverse effect on our financial condition and results of operations:

•	reduction, delay or cancellation of orders from one or more of our significant customers;

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•	selection by one or more of our significant distributor customers of our competitors’ products;

•	loss of one or more of our significant customers and our failure to identify additional or replacement customers;

•	any adverse change in the bilateral or multilateral trade relationships between China and European countries, particularly Germany; and

•	failure of any of our significant customers to make timely payment for our products.

We expect our operating results to continue to depend on sales to a relatively small number of customers for a high percentage of our revenue for the foreseeable future, as well as the ability of these customers to sell PV products that incorporate our PV products.

With certain significant customers, we enter into framework agreements that set forth our customers’ purchase goals and the general conditions under which our sales are to be made. However, such framework agreements are only binding to the extent a purchase order for a specific amount of our products is issued. In addition, certain sales terms of the framework agreements may be adjusted from time to time. For example, we entered into a framework agreement with Social Capital S.L. under which it agreed to purchase 84 MW of PV modules in total from 2007 to 2008. However, since we could not reach an agreement with Social Capital S.L. on actual sales terms, Social Capital S.L. has not made any purchase order of our PV modules and it is unlikely that it will purchase our PV modules in the foreseeable future. In addition, we have in the past had disagreements with our customers relating to the volumes, delivery schedules and pricing terms contained in such framework contracts that have required us to renegotiate these contracts. However, renegotiation of our framework contracts may not always be in our best interests and disagreements on terms could escalate into formal disputes that could cause us to experience order cancellations or harm our reputation.

Furthermore, our customer relationships have been developed over a short period of time and are generally in preliminary stages. We cannot be certain that these customers will generate significant revenue for us in the future or if these customer relationships will continue to develop. If our relationships with customers do not continue to develop, we may not be able to expand our customer base or maintain or increase our customers and revenue. Moreover, our business, financial condition, results of operations and prospects are affected by competition in the market for the end products manufactured by our customers, and any decline in their business could materially harm our revenue and profitability.

We are currently experiencing an industry-wide shortage of silicon wafers. The prices that we pay for silicon wafers have increased in the past and we expect prices may continue to increase in the future, which may materially and adversely affect our revenue growth and decrease our gross profit margins and profitability.

Silicon wafers are an essential raw material in our production of PV products. Silicon is created by refining quartz or sand, and is melted and grown into crystalline ingots or other forms which are then sliced into wafers. We depend on our suppliers for timely delivery of silicon wafers in sufficient quantities and satisfactory quality, and any disruption in supply or inability to obtain silicon wafers at an acceptable cost, or at all, will materially and adversely affect our business and operations.

There is currently an industry-wide shortage of silicon and silicon wafers, which has resulted in significant price increases. Based on our experience, the average prices of silicon and silicon wafers may continue to increase. Moreover, we expect the shortages of silicon and silicon wafers to continue as the PV industry continues to grow and as additional manufacturing capacity is added. Silicon wafers are also used in the semiconductor industry generally and any increase in demand from that sector will exacerbate the current shortage. The production of silicon and silicon wafers is capital intensive and adding manufacturing capacity requires significant lead time. While we are aware that several new facilities for the manufacture of silicon and silicon wafers are under construction around the world, we do not believe that the supply shortage will be remedied in the near term. We expect that the demand for silicon and silicon wafers will continue to outstrip supply for the foreseeable future.

We have attempted to ease our supply shortages by prepaying for silicon and silicon wafers and establishing strategic relationships with selected suppliers. However, we cannot assure you that we will be able to obtain supplies

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from them or any other suppliers in sufficient quantities or at acceptable prices. In particular, since some of our suppliers do not themselves manufacture silicon but instead purchase their requirements from other vendors, it is possible that these suppliers will not be able to obtain sufficient silicon to satisfy their contractual obligations to us. In addition, we, like other companies in the PV industry, compete with companies in the semiconductor industry for silicon wafers, and companies in that sector typically have greater purchasing power and market influence than companies in the PV industry. We acquire silicon wafers from our suppliers primarily through short-term supply arrangements for periods ranging from several months to two years. This subjects us to the risk that our suppliers may cease supplying silicon wafers to us for any reason, including due to uncertainties in their financial viability and having committed more volume to customers than they can deliver. These suppliers could also choose not to honor such contracts and we generally have limited resources to seek any form of compensation. Historically, we have re-negotiated our contracts with some of our major suppliers due to price increases in silicon and silicon wafers. We cannot assure you that this would not happen again in the future. If either of these circumstances occurs, our supply of critical raw materials at reasonable costs and our basic ability to conduct our business could be severely restricted. Moreover, since some of our supply contracts may require prepayment of a substantial portion of the contract price, we may not be able to recover such prepayments and we would suffer losses should such suppliers fail to fulfill their delivery obligations under the contracts. Furthermore, we have not fixed the price for a significant portion of the silicon wafers supply for 2008 with some of our suppliers. As a result, the price we will need to pay may need to be adjusted or renegotiated to reflect the prevailing market price around the time of delivery, which may be higher than we expect. Increases in the prices of silicon and silicon wafers have in the past increased our production costs and may materially and adversely impact our cost of revenue, gross margins and profitability.

There are a limited number of silicon and silicon wafer suppliers, and many of our competitors also purchase silicon and silicon wafers from these suppliers. In addition, there has been an ongoing trend in the industry towards vertical integration whereby PV cell and PV module manufacturers expand into silicon and silicon wafer manufacturing and silicon and silicon wafer manufacturers expand into PV cell and PV module manufacturing. To the extent that such vertical integration involves mergers or acquisitions of existing silicon or silicon wafer manufacturers, this trend may result in a reduction of the silicon and silicon wafer supply that is freely available in the market to companies such as our company, which may cause additional shortages or increase pricing. Additionally, PV cell and PV module manufacturers that have integrated silicon or silicon wafer manufacturing may have a competitive advantage over us by virtue of having access to their internal silicon or silicon wafer supply at lower cost at a time of market shortages for those materials. Since we have only been purchasing silicon and silicon wafers in bulk for approximately three years, our competitors may have longer and stronger relationships with these suppliers than we do. As we intend to significantly increase our manufacturing output, an inadequate allocation of silicon wafers would have a material adverse effect on our expansion plans. Moreover, the inability to obtain silicon and silicon wafers at commercially reasonable prices or at all would harm our ability to meet existing and future customer demand for our products, and could cause us to make fewer shipments, lose customers and market share and generate lower than anticipated revenue, thereby materially and adversely affecting our business, financial condition, results of operations and prospects.

Our dependence on a limited number of suppliers for a substantial majority of silicon and silicon wafers could prevent us from delivering our products in a timely manner to our customers in the required quantities, which could result in order cancellations, decreased revenue and loss of market share.

In 2005, 2006 and 2007, our five largest suppliers supplied in the aggregate 71.3%, 50.9% and 59.0%, respectively, of our total silicon and silicon wafer purchases. If we fail to develop or maintain our relationships with these or our other suppliers, we may be unable to manufacture our products, our products may only be available at a higher cost or after a long delay, or we could be prevented from delivering our products to our customers in the required quantities, at competitive prices and on acceptable terms of delivery. Problems of this kind could cause us to experience order cancellations, decreased revenue and loss of market share. In general, the failure of a supplier to supply materials and components that meet our quality, quantity and cost requirements in a timely manner due to lack of supplies or other reasons could impair our ability to manufacture our products or could increase our costs, particularly if we are unable to obtain these materials and components from alternative sources in a timely manner or on commercially reasonable terms. Allegations have been made and may be made in the future regarding the quality of our suppliers’ inventories. In addition, some of our suppliers have a limited operating history and limited

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financial resources, and the contracts we entered into with these suppliers do not clearly provide for adequate remedies to us in the event any of these suppliers is not able to, or otherwise does not, deliver, in a timely manner or at all, any materials it is contractually obligated to deliver. In particular, due to a shortage of raw materials for the production of silicon wafers, increased market demand for silicon wafers, a failure by some silicon suppliers to achieve expected production volumes and other factors, some of our major silicon wafer suppliers failed to fully perform in the past on their silicon wafer supply commitments to us, and we consequently did not receive all of the contractually agreed quantities of silicon wafers from these suppliers. We cannot assure you that we will not experience similar or additional shortfalls of silicon or silicon wafers from our suppliers in the future or that, in the event of such shortfalls, we will be able to find other silicon suppliers to satisfy our production needs. Any disruption in the supply of silicon wafers to us may adversely affect our business, financial condition and results of operations.

Our ability to adjust our materials costs may be limited as a result of entering into prepaid, fixed-price arrangements with our suppliers, and it therefore may be difficult for us to respond appropriately in a timely manner to market conditions, which could materially and adversely affect our revenue and profitability.

We have in the past secured, and plan to continue to secure, our supply of silicon and silicon wafers through prepaid supply arrangements with overseas and domestic suppliers. In the past, we entered into supply contracts with some of our suppliers, under which these suppliers agreed to provide us with specified quantities of silicon wafers and we have made prepayments to these suppliers in accordance with the supply contracts. As of December 31, 2005, 2006 and 2007, we had advanced RMB61.3 million, RMB238.2 million and RMB640.1 million (US$87.8 million) to our suppliers, respectively. The prices of the supply contracts we entered into with some of our suppliers are fixed. If the prices of silicon or silicon wafers were to decrease in the future and we are locked into prepaid, fixed-price arrangements, we may not be able to adjust our materials costs, and our cost of revenue would be materially and adversely affected. In addition, if demand for our PV products decreases, we may incur costs associated with carrying excess materials, which may have a material adverse effect on our operating expenses. To the extent we are not able to pass these increased costs and expenses to our customers, our revenue and profitability may be materially reduced.

We require a significant amount of cash to fund our operations as well as meet future capital requirements. If we cannot obtain additional capital when we need it, our growth prospects and future profitability may be materially and adversely affected.

We typically require a significant amount of cash to fund our operations, especially prepayments to suppliers to secure our silicon wafer requirements. We also require cash generally to meet future capital requirements, which are difficult to plan in the rapidly changing PV industry. In particular, we will need capital to fund the expansion of our facilities as well as research and development activities in order to remain competitive. Furthermore, we acquired a 52% equity interest in Yangguang Solar, a newly established silicon ingot plant, in August 2007 and subsequently entered into a share transfer agreement to acquire the remaining 48% stake in June 2008. We will need to make substantial capital expenditures in equipment purchases of Yangguang Solar to ramp up its production capacity in 2008. In addition, under the supply agreement dated June 22, 2008 between Zhongneng and us, we are required to make a non-refundable prepayment of RMB357.4 million to Zhongneng. Any future acquisitions, expansions, or market changes or other developments will cause us to require additional funds. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including:

•	our future financial condition, results of operations and cash flows;

•	general market conditions for financing activities by manufacturers of PV and related products; and

•	economic, political and other conditions in the PRC and elsewhere.

We cannot assure you that financing will be available on satisfactory terms, or at all. In particular, as of December 31, 2007, RMB940.0 million (US$128.9 million) of our outstanding borrowings were guaranteed by Jiangsu Linyang Electronics Co., Ltd., or Linyang Electronics, a company controlled by Mr. Yonghua Lu, our chairman. We do not have control over Linyang Electronics and Mr. Lu has recently reduced his holding of our

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shares by a significant amount. See “— Two of our existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.” Mr. Lu also resigned as our chief executive officer as of February 25, 2008. If for any reason Linyang Electronics ceases to guarantee our existing borrowings, it may be difficult for us to obtain necessary financing in a timely manner or on commercially acceptable terms and our growth prospects and future profitability may decrease materially.

We face risks associated with the marketing, distribution and sale of our PV products internationally, and if we are unable to effectively manage these risks, they could impair our ability to expand our business abroad.

In 2005, 2006 and 2007, a substantial majority of our revenue was generated by sales to customers outside of China. The marketing, distribution and sale of our PV products overseas expose us to a number of risks, including:

•	fluctuations in currency exchange rates of the U.S. dollar, Euro and other foreign currencies against the Renminbi;

•	difficulty in engaging and retaining distributors and agents who are knowledgeable about, and can function effectively in, overseas markets;

•	increased costs associated with maintaining marketing and sales activities in various countries;

•	difficulty and costs relating to compliance with different commercial and legal requirements in the jurisdictions in which we offer our products;

•	inability to obtain, maintain or enforce intellectual property rights; and

•	trade barriers, such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries.

If we are unable to effectively manage these risks, our ability to conduct or expand our business abroad would be impaired, which may in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

If we are unable to compete in the highly competitive PV market, our revenue and profits may decrease.

The PV market is very competitive. We face competition from a number of sources, including domestic, foreign and multinational corporations. We believe that the principal competitive factors in the markets for our products are:

•	manufacturing capacity;

•	power efficiency;

•	range and quality of products;

•	price;

•	strength of supply chain and distribution network;

•	after-sales inquiry; and

•	brand image.

Many of our current and potential competitors have longer operating histories, greater name recognition, access to larger customer bases and resources and significantly greater economies of scale, and financial, sales and marketing, manufacturing, distribution, technical and other resources than we do. In particular, many of our competitors are developing and manufacturing solar energy products based on new technologies that may ultimately have costs similar to, or lower than, our projected costs. In addition, our competitors may have stronger relationships or have or may enter into exclusive relationships with key suppliers, distributors or system integrators to whom we sell our products. As a result, they may be able to respond more quickly to changing customer demands or devote greater resources to the development, promotion and sales of their products than we can. Furthermore,

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competitors with more diversified product offerings may be better positioned to withstand a decline in the demand for PV products. Some of our competitors have also become vertically integrated, with businesses ranging from upstream silicon wafer manufacturing to solar power system integration, and we may also face competition from semiconductor manufacturers, several of which have already announced their intention to commence production of PV cells and PV modules. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share and our financial condition and results of operations would be materially and adversely affected.

In the immediate future, we believe that the competitive arena will increasingly center around securing silicon supply and forming strategic relationships to secure supply of key components and technologies. Many of our competitors have greater access to silicon supply or have upstream silicon wafer manufacturing capabilities. We believe that as the supply of silicon stabilizes over time, competition will become increasingly based upon marketing and sales activities. Since we have conducted limited advertising in the past, the greater sales and marketing resources, experience and name recognition of some of our competitors may make it difficult for us to compete if and when this transition occurs.

In addition, the PV market in general competes with other sources of renewable energy as well as conventional power generation. If prices for conventional and other renewable energy resources decline, or if these resources enjoy greater policy support than solar power, the PV market and our business and prospects could suffer.

Our profitability depends on our ability to respond to rapid market changes in the PV industry, including by developing new technologies and offering additional products and services.

The PV industry is characterized by rapid increases in the diversity and complexity of technologies, products and services. In particular, the ongoing evolution of technological standards requires products with improved features, such as more efficient and higher power output and improved aesthetics. As a result, we expect that we will need to constantly offer more sophisticated products and services in order to respond to competitive industry conditions and customer demands. If we fail to develop, or obtain access to, advances in technologies, or if we are not able to offer more sophisticated products and services, we may become less competitive and less profitable. In addition, advances in technologies typically lead to declining average selling prices for products using older technologies. As a result, if we are not able to reduce the costs associated with our products, the profitability of any given product, and our overall profitability, may decrease over time. Furthermore, technologies developed by our competitors may provide more advantages than ours for the commercialization of PV products, and to the extent we are not able to refine our technologies and develop new PV products, our existing products may become uncompetitive and obsolete.

In addition, we will need to invest significant financial resources in research and development to maintain our competitiveness and keep pace with technological advances in the PV industry. However, commercial acceptance by customers of new products we offer may not occur at the rate or level expected, and we may not be able to successfully adapt existing products to effectively and economically meet customer demands, thus impairing the return from our investments. We may also be required under the applicable accounting standards to recognize a charge for the impairment of assets to the extent our existing products become uncompetitive or obsolete, or if any new products fail to achieve commercial acceptance. Any such charge may have a material adverse effect on our financial condition and results of operations.

Moreover, in response to the rapidly evolving conditions in the PV industry, we plan to expand our business downstream to provide system integration products and services. This expansion requires significant investment and management attention from us, and we are likely to face intense competition from companies that have extensive experience and well-established businesses and customer bases in the system integration sector. We cannot assure you that we will succeed in expanding our business downstream. If we are not able to bring quality products and services to market in a timely and cost-effective manner and successfully market and sell these products and services, our ability to continue penetrating the PV market, as well as our results of operations and profitability, will be materially and adversely affected.

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Our future success depends in part on our ability to make strategic acquisitions and investments and to establish and maintain strategic alliances, and failure to do so could have a material adverse effect on our market penetration, revenue growth and profitability. In addition, such strategic acquisitions, alliances and investments themselves entail significant risks that could materially and adversely affect our business.

We entered into the silicon ingot production business through our acquisition of a 52% equity interest in Yangguang Solar, an ingot plant that commenced operations in October 2007 and subsequently entered into a share transfer agreement to acquire the remaining 48% stake in June 2008. In addition, we have purchased and are in the process of installing six wire saws which can be used to slice ingots into wafers. We plan to purchase and install an additional 54 wire saws, the completion of which will increase the annual aggregate manufacturing capacity of wires saws to 300 MW. We expect this new facility to be completed by March 2009. We are also pursuing expansion into downstream system integration services through our subsidiary, Shanghai Linyang, and we are considering pursuing upstream silicon feedstock sourcing through strategic partnerships and investments. We intend to continue to establish and maintain strategic alliances with third parties in the PV industry, particularly with silicon suppliers. These types of transactions could require that our management develop expertise in new areas, manage new business relationships and attract new types of customers and may require significant attention from our management, and the diversion of our management’s attention could have a material adverse effect on our ability to manage our business. We may also experience difficulties integrating acquisitions and investments into our existing business and operations. Furthermore, we may not be able to successfully make such strategic acquisitions and investments or to establish strategic alliances with third parties that will prove to be effective or beneficial for our business. Any difficulty we face in this regard could have a material adverse effect on our market penetration, our results of operations and our profitability.

Strategic acquisitions, investments and alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information and loss of control of operations that are material to our business. Moreover, strategic acquisitions, investments and alliances may be expensive to implement and subject us to the risk of non-performance by a counterparty, which may in turn lead to monetary losses that materially and adversely affect our business. In addition, changes in government policies, both domestically and internationally, that are not favorable to the development of the PV industry, may also have a material adverse effect on the success of our strategic acquisitions, investments and alliances.

Problems with product quality or product performance could result in a decrease in customers and revenue, unexpected expenses and loss of market share. In addition, product liability claims against us could result in adverse publicity and potentially significant monetary damages.

Our PV modules are typically sold with a two to five years limited warranty for technical defects, a 10-year limited warranty against declines greater than 10%, and a 20 to 25-year limited warranty against declines of greater than 20%, in their initial power generation capacity. As a result, we bear the risk of extensive warranty claims for an extended period after we have sold our products and recognized revenue. Since our products have been in use for only a relatively short period, our assumptions regarding the durability and reliability of our products may not be accurate. We consider various factors when determining the likelihood of product defects, including an evaluation of our quality controls, technical analysis, industry information on comparable companies and our own experience. As of December 31, 2005, 2006 and 2007, our accrued warranty costs totaled RMB1.5 million, RMB7.6 million and RMB21.0 million (US$2.9 million), respectively.

In addition, as we purchase the silicon and silicon wafers and other components that we use in our products from third parties, we have limited control over the quality of these raw materials and components. Unlike PV modules, which are subject to certain uniform international standards, silicon and silicon wafers generally do not have uniform international standards, and it is often difficult to determine whether product defects are a result of the silicon or silicon wafers or other components or reasons. Furthermore, the silicon and silicon wafers and other components that we purchase from third-party suppliers are typically sold to us with no or only limited warranties. The possibility of future product failures could cause us to incur substantial expense to provide refunds or resolve disputes with regard to warranty claims through litigation, arbitration or other means. Product failures and related adverse publicity may also damage our market reputation and cause our sales to decline.

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As with other PV product manufacturers, we are exposed to risks associated with product liability claims if the use of the PV products we sell results in injury, death or damage to property. We cannot predict at this time whether product liability claims will be brought against us in the future or the effect of any resulting negative publicity on our business. In addition, we have not made provisions for potential product liability claims and we may not have adequate resources to satisfy a judgment if a successful claim is brought against us. Moreover, the successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments and incur substantial legal expenses. Even if a product liability claim is not successfully pursued to judgment by a claimant, we may still incur substantial legal expenses defending against such a claim.

If PV technology is not suitable for widespread adoption, or sufficient demand for PV products does not develop or takes longer to develop than we anticipated, our sales may not continue to increase or may even decline, and our revenue and profitability would be reduced.

The PV market is at a relatively early stage of development and the extent to which PV products will be widely adopted is uncertain. Furthermore, market data in the PV industry are not as readily available as those in other more established industries, where trends can be assessed more reliably from data gathered over a longer period of time. If PV technology, in particular the type of PV technology that we have adopted, proves unsuitable for widespread adoption or if demand for PV products fails to develop sufficiently, we may not be able to grow our business or generate sufficient revenue to sustain our profitability. In addition, demand for PV products in our targeted markets, including China, may not develop or may develop to a lesser extent than we anticipated. Many factors may affect the viability of widespread adoption of PV technology and demand for PV products, including:

•	cost-effectiveness of PV products compared to conventional and other non-solar energy sources and products;

•	performance and reliability of PV products compared to conventional and other non-solar energy sources and products;

•	availability of government subsidies and incentives to support the development of the PV industry or other energy resource industries;

•	success of other alternative energy generation technologies, such as fuel cells, wind power and biomass;

•	fluctuations in economic and market conditions that affect the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

•	capital expenditures by end users of PV products, which tend to decrease when the overall economy slows down; and

•	deregulation of the electric power industry and the broader energy industry.

Existing regulations and policies governing the electricity utility industry, as well as changes to these regulations and policies, may adversely affect demand for our products and materially reduce our revenue and profits.

The electric utility industry is subject to extensive regulation, and the market for PV products, is heavily influenced by these regulations as well as the policies promulgated by electric utilities. These regulations and policies often affect electricity pricing and technical interconnection of end-user power generation. As the market for solar and other alternative energy sources continue to evolve, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in research and development of, solar and other alternative energy sources may be significantly affected by these regulations and policies, which could significantly reduce demand for our products and materially reduce our revenue and profits.

Moreover, we expect that our PV products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters in various countries. We also have to comply with the requirements of individual localities and design equipment to comply with varying standards applicable in the jurisdictions

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where we conduct business. Any new government regulations or utility policies pertaining to our PV products may result in significant additional expenses to us, our distributors and end users and, as a result, could cause a significant reduction in demand for our PV products, as well as materially and adversely affect our financial condition and results of operations.

The reduction or elimination of government subsidies and economic incentives for on-grid solar energy applications could have a materially adverse effect on our business and prospects.

We believe that the near-term growth of the market for “on-grid” applications, where solar energy is used to supplement a customer’s electricity purchased from the electric utility, depends in large part on the availability and size of government subsidies and economic incentives. As a portion of our sales is in the on-grid market, the reduction or elimination of government subsidies and economic incentives may hinder the growth of this market or result in increased price competition, which could decrease demand for our products and reduce our revenue.

The cost of solar energy currently substantially exceeds the cost of power furnished by the electric utility grid in many locations. As a result, federal, state and local governmental bodies in many countries, most notably Germany, Italy, Spain and the United States, have provided subsidies and economic incentives in the form of rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of PV products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. Certain of these government economic incentives are set to be reduced and may be reduced further, or eliminated. In particular, political changes in a particular country could result in significant reductions or eliminations of subsidies or economic incentives. Electric utility companies that have significant political lobbying powers may also seek changes in the relevant legislation in their markets that may adversely affect the development and commercial acceptance of solar energy. The reduction or elimination of government subsidies and economic incentives for on-grid solar energy applications, especially those in our target markets, could cause demand for our products and our revenue to decline, and have a material adverse effect on our business, financial condition, results of operations and prospects.

The lack or inaccessibility of financing for off-grid solar energy applications could cause our sales to decline.

Our products are used for “off-grid” solar energy applications in developed and developing countries, where solar energy is provided to end users independent of an electricity transmission grid. In some countries, government agencies and the private sector have, from time to time, provided subsidies or financing on preferred terms for rural electrification programs. We believe that the availability of financing could have a significant effect on the level of sales of off-grid solar energy applications, particularly in developing countries where users may not have sufficient resources or credit to otherwise acquire PV systems. If existing financing programs for off-grid solar energy applications are eliminated or if financing becomes inaccessible, the growth of the market for off-grid solar energy applications may be materially and adversely affected, which could cause our sales to decline. In addition, rising interest rates could render existing financings more expensive, as well as serve as an obstacle for potential financings that would otherwise spur the growth of the PV industry.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

We rely primarily on patents, trademarks, trade secrets, copyrights and other contractual restrictions to protect our intellectual property. Nevertheless, these afford only limited protection and the actions we take to protect our intellectual property rights may not be adequate. In particular, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition and results of operations. Policing unauthorized use of our proprietary technologies can be difficult and expensive. In addition, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. We also cannot assure you that the outcome of any such litigation would be in our favor. Furthermore, any such litigation may be costly and may divert management attention as well as expend our other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation.

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In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries.

We may be exposed to infringement or misappropriation claims by third parties, particularly in jurisdictions outside China which, if determined adversely against us, could disrupt our business and subject us to significant liability to third parties, as well as have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use and develop our technologies and know-how without infringing the intellectual property rights of third parties. As we continue to market and sell our products internationally, and as litigation becomes more common in the PRC, we face a higher risk of being the subject of claims for intellectual property infringement, as well as having indemnification relating to other parties’ proprietary rights held to be invalid. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products in the European Union, the PRC or other countries. The validity and scope of claims relating to PV technology patents involve complex, scientific, legal and factual questions and analysis and, therefore, may be highly uncertain. In addition, the defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceeding to which we may become a party could cause us to:

•	pay damage awards;

•	seek licenses from third parties;

•	pay ongoing royalties;

•	redesign our products; or

•	be restricted by injunctions,

each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our products, which could have a material adverse effect on our financial condition and results of operations.

We may not be able to obtain sufficient patent protection on the technologies embodied in the PV products we currently manufacture and sell, which could reduce our competitiveness and increase our expenses.

Although we rely primarily on trade secret laws and contractual restrictions to protect the technologies in the PV cells we currently manufacture and sell, our success and ability to compete in the future may also depend to a significant degree on obtaining patent protection for our proprietary technologies. As of June 2, 2008, we had three issued patents and six pending patent applications in the PRC. We do not have, and have not applied for, any patents for our proprietary technologies outside the PRC. As the protections afforded by our patents are effective only in the PRC, our competitors and other companies may independently develop substantially equivalent technologies or otherwise gain access to our proprietary technologies, and obtain patents for such technologies in other jurisdictions, including the countries in which we sell our products. Moreover, our patent applications in the PRC may not result in issued patents, and even if they do result in issued patents, the patents may not have claims of the scope we seek. In addition, any issued patents may be challenged, invalidated or declared unenforceable. As a result, our present and future patents may provide only limited protection for our technologies, and may not be sufficient to provide competitive advantages to us.

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We depend on our key personnel, and our business and growth may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of some of our directors and key executives. In particular, we are highly dependent upon our directors and officers, including Mr. Yonghua Lu, chairman of our board of directors, Mr. Henricus Johannes Petrus Hoskens, our chief executive officer, Mr. Hanfei Wang, our director and chief operating officer, and Mr. Yuting Wang, our chief engineer. In 2007, Mr. Fei Yun resigned as director of technology and Mr. Kevin C. Wei, our former chief financial officer, also left us as his employment contract expired in October 2007. If we lose the services of one or more of our current directors and executive officers, we may not be able to replace them readily, if at all, with suitable or qualified candidates, and may incur additional expenses to recruit and retain new directors and officers, particularly those with a significant mix of both international and China-based PV industry experience similar to our current directors and officers, which could severely disrupt our business and growth. In addition, if any of our directors or executives joins a competitor or forms a competing company, we may lose some of our customers. Each of these directors and executive officers has entered into an employment agreement with us, which contains confidentiality and non-competition provisions. However, if any disputes arise between these directors or executive officers and us, it is not clear, in light of uncertainties associated with the PRC legal system, the extent to which any of these agreements could be enforced in China, where all of these directors and executive officers reside and hold some of their assets. See “— Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could have a material adverse effect on us.” Furthermore, as we expect to continue to expand our operations and develop new products, we will need to continue attracting and retaining experienced management and key research and development personnel.

Competition for personnel in the PV industry in China is intense, and the availability of suitable and qualified candidates is limited. In particular, we compete to attract and retain qualified research and development personnel with other PV technology companies, universities and research institutions. Competition for these individuals could cause us to offer higher compensation and other benefits in order to attract and retain them, which could have a material adverse effect on our financial condition and results of operations. We may also be unable to attract or retain the personnel necessary to achieve our business objectives, and any failure in this regard could severely disrupt our business and growth.

Our recent changes in chief executive officer and chief financial officer and resignation of our principal accounting officer may have an adverse effect on the overall operations of our company and the functioning of our financial controls and reporting.

We recently appointed Mr. Henricus Johannes Petrus Hoskens as our new chief executive officer. His tenure commenced on February 25, 2008 and Mr. Yonghua Lu resigned as our chief executive officer as of the same date. Although Mr. Lu continues to serve as our chairman and remains actively involved in our business focusing on various areas of strategic importance in our company, the transition period for our chief executive officer may not be smooth and there may be an adverse effect on our overall operations.

In addition, we appointed Ms. Amy Jing Liu to be our chief financial officer in October 2007, replacing Mr. Kevin C. Wei, whose employment contract expired on October 31, 2007. Ms. Ru Cai, our former principal accounting officer, also resigned in 2007. Although there was an overlap of almost two weeks between the end of Mr. Wei’s tenure at our company and Ms. Liu’s appointment and we have hired additional financial officers during the past few months, there may be an adverse effect on the functioning of our financial controls and reporting as a result of this change in management.

Any failure to achieve and maintain effective internal controls could have a material adverse effect on our business, results of operations and the market price of our ADSs.

The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the

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company’s internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on the effectiveness of the company’s internal controls over financial reporting.

Our management and independent registered public accounting firm have concluded that our internal controls as of December 31, 2007 were effective. However, we cannot assure you that in the future our management or our independent registered public accounting firm will not identify material weakness during the Section 404 of the Sarbanes-Oxley Act audit process or for other reasons. In addition, because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. As a result, if we fail to maintain effective internal controls over financial reporting or should we be unable to prevent or detect material misstatements due to error or fraud on a timely basis, investors could lose confidence in the reliability of our financial statements, which in turn could harm our business, results of operations and negatively impact the market price of our ADSs, and harm our reputation. Furthermore, we have incurred and expected to continue to incur considerable costs and to use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We have limited insurance coverage and we are subject to the risk of damage due to fires or explosions because some materials we use in our manufacturing processes are highly flammable.

We are subject to risk of explosion and fires, as highly flammable gases, such as silane and nitrogen gas, are generated in our manufacturing processes. While we have not experienced to date any explosion or fire, the risks associated with these gases cannot be completely eliminated. In addition, as the insurance industry in China is still in an early stage of development, business interruption insurance available in China offers limited coverage compared to that offered in many other countries. Although we have obtained business interruption insurance, any business disruption or natural disaster could result in substantial costs and diversion of resources.

We are also exposed to risks associated with product liability claims in the event that the use of the PV products we sell results in injury. Due to limited historical experience, we are unable to predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we only have limited product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments, which could materially and adversely affect our business, financial condition and results of operations.

Any environmental claims or failure to comply with any present or future environmental regulations may require us to spend additional funds and may materially and adversely affect our financial condition and results of operations.

We are subject to a variety of laws and regulations relating to the use, storage, discharge and disposal of chemical by-products of, and water used in, our manufacturing operations and research and development activities, including toxic, volatile and otherwise hazardous chemicals and wastes. We are in compliance with current environmental regulations to conduct our business as it is presently conducted. Although we have not suffered material environmental claims in the past, the failure to comply with any present or future regulations could result in the assessment of damages or imposition of fines against us, suspension of production or a cessation of our operations. New regulations could also require us to acquire costly equipment or to incur other significant expenses. Any failure by us to control the use of, or to adequately restrict the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspension of our business, as well as our financial condition and results of operations.

The use of certain hazardous substances, such as lead, in various products is also coming under increasingly stringent governmental regulation. Increased environmental regulation in this area could adversely impact the manufacture and sale of solar modules that contain lead and could require us to make unanticipated environmental expenditures. For example, the European Union Directive 2002/96/EC on Waste Electrical and Electronic Equipment, or the WEEE Directive, requires manufacturers of certain electrical and electronic equipment to be financially responsible for the collection, recycling, treatment and disposal of specified products placed on the

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market in the European Union. In addition, European Union Directive 2002/95/EC on the Restriction of the use of Hazardous Substances in electrical and electronic equipment, or the RoHS Directive, restricts the use of certain hazardous substances, including lead, in specified products. Other jurisdictions are considering adopting similar legislation. Currently, we are not required under the WEEE or RoHS Directives to collect, recycle or dispose any of our products. However, the Directives allow for future amendments subjecting additional products to the Directives’ requirements. If, in the future, our solar modules become subject to such requirements, we may be required to apply for an exemption. If we were unable to obtain an exemption, we would be required to redesign our solar modules in order to continue to offer them for sale within the European Union, which would be impractical. Failure to comply with the Directives could result in the imposition of fines and penalties, the inability to sell our solar modules in the European Union, competitive disadvantages and loss of net sales, all of which could have a material adverse effect on our business, financial condition and results of operations.

Our business benefits from certain PRC government incentives. Expiration of, or changes to, these incentives could have a material adverse effect on our results of operations.

In accordance with the former PRC Income Tax Law for Enterprises with Foreign Investment and Foreign Enterprises, or the FIE Tax Law and the related implementing rules, Jiangsu Linyang Solarfun Co., Ltd., or Linyang China, our wholly-owned operating subsidiary in China, was exempted from enterprise income tax in 2005 and 2006, was taxed at a reduced rate of 12% in 2007, and would be taxed at the reduced rate of 12% in 2008 and 2009. From 2005 until the end of 2009, Linyang China would also be exempted from the 3% local income tax. Furthermore, Linyang China would be entitled to a two-year income tax exemption for 2006 and 2007 and a reduced tax rate of 12% for the following three years on income generated from additional investment in the production capacity of Linyang China resulting from our contribution to Linyang China of the funds we received through the issuances of our series A convertible preference shares in June and August 2006.

On March 16, 2007, the PRC government promulgated Law of the People’s Republic of China on Enterprise Income Tax, or EIT Law, which became effective January 1, 2008. Under EIT Law, domestically owned enterprises and foreign-invested enterprises, or FIE, are subject to a uniform tax rate of 25%. While the EIT Law equalizes the tax rates for FIE and domestically owned enterprises, preferential tax treatment (e.g. tax rate of 15%) would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies, whether domestically owned enterprises or FIE. The EIT Law also provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential lower tax rate or tax holiday under the then effective tax laws or regulations. The tax rate of such enterprises will transition to the uniform tax rate within a five-year transition period and the tax holiday, which has been enjoyed by such enterprises before the effective date of the EIT Law, may continue to be enjoyed until the end of the holiday. Linyang China has filed its application to be qualified as a high-technology company which is pending governmental approval.

Under the EIT Law, we may be classified as a “Resident Enterprise” of the PRC. Such classification would likely result in negative tax consequences to us and could result in negative tax consequences to our non-PRC enterprise shareholders and ADS holders.

Under the EIT Law, which took effect as of January 1, 2008, enterprises established under the laws of non-PRC jurisdictions but whose “de facto management body” is located in the PRC are considered “resident enterprises” for PRC tax purposes and are subject to the EIT Law. According to the Implementation Regulations for the EIT Law of the PRC issued by the State Council on December 6, 2007, de facto management body is defined as an establishment that exerts substantial and comprehensive management and control over the business operations, staff, accounting, assets and other aspects of the enterprise.

We are a Cayman Islands holding company and substantially all of our income are derived from dividends we receive from our operating subsidiaries located in the PRC. If we are treated as a “resident enterprise” for PRC tax purposes, we will be subject to PRC income tax on our worldwide income at a uniform tax rate of 25%, excluding the dividend income we receive from our PRC subsidiaries which has been subject to the PRC income tax already.

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In addition, although the EIT Law provides that dividend income between qualified “resident enterprises” is exempted from the 10% withholding tax on dividends paid to non-PRC enterprise shareholders, it is still not free of doubt whether we will be considered to be a qualified “resident enterprise” under the EIT Law. If we are considered a “non-resident enterprise,” dividends paid to us by our subsidiaries in the PRC (through our holding company structure) may be subject to the 10% withholding tax.

If we are deemed by the PRC tax authorities as a “resident enterprise,” under the existing implementation rules of the EIT Law and other applicable tax rules, interests on the notes or dividends paid by us to our non-PRC enterprise or note-holders are generally subject to the 10% withholding tax (individual investors are subject to a 20% tax unless applicable treaty allows reduced rate). However, the Chinese State Administration of Taxation, or the SAT, the Chinese central government tax authority issued, on July 21, 1993, a Notice of the Chinese State Administration of Taxation Concerning the Taxation of Gains on Transfer and Dividends from Share (Equities) Received by Foreign Investment Enterprises, Foreign Enterprises and Foreign Individuals, or the Tax Notice, which states that dividends paid by a Chinese company to individuals with respect to shares listed on an overseas stock exchange, or Overseas Shares, such as H shares, are temporarily not subject to Chinese withholding tax. To the extent of our understanding, the relevant tax authority has not collected withholding tax on dividend payments on Overseas Shares, including ADSs. Therefore, non-PRC ADS holders are currently exempted from the 10% withholding tax for dividend payments from us unless the Tax Notice is repealed in the future.

Fluctuations in exchange rates could adversely affect our business as well as result in foreign currency exchange losses.

Our financial statements are expressed in, and our functional currency is Renminbi. The change in value of the Renminbi against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in a more than 17.1% appreciation of the Renminbi against the U.S. dollar. The PRC government may decide to adopt an even more flexible currency policy in the future, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. An appreciation of the Renminbi relative to other foreign currencies could decrease the per unit revenue generated from our international sales. If we increased our pricing to compensate for the reduced purchasing power of foreign currencies, we may decrease the market competitiveness, on a price basis, of our products. This could result in a decrease in our international sales and materially and adversely affect our business.

A substantial portion of our sales is denominated in U.S. dollars and Euros, while a substantial portion of our costs and expenses is denominated in Renminbi. As a result, the revaluation of the Renminbi in July 2005 has increased, and further revaluations could further increase, our costs. In addition, as we rely entirely on dividends paid to us by Linyang China, our operating subsidiary in the PRC, any significant revaluation of the Renminbi may have a material adverse effect on our financial condition and results of operations. The value of, and any dividends payable on, our ADSs in foreign currency terms will also be affected. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, an appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Fluctuations in exchange rates, particularly among the U.S. dollar, Renminbi and Euro, also affect our gross and net profit margins and could result in fluctuations in foreign exchange and operating gains and losses. We incurred net foreign currency losses of RMB1.8 million, RMB4.3 million and RMB25.6 million (US$3.5 million) in 2005, 2006 and 2007, respectively. We cannot predict the impact of future exchange rate fluctuations on our financial condition and results of operations, and we may incur net foreign currency losses in the future.

Very limited hedging transactions are available in the PRC to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited and we may not be able to successfully hedge our exposure at all.

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In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currencies.

Two of our existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

As of June 2, 2008, Mr. Yonghua Lu, chairman of our board of directors, and Good Energies II LP owned 15.95% and 36.39%, respectively, of our outstanding share capital. In December 2007, Mr. Yonghua Lu transferred 38,634,750 ordinary shares beneficially owned by him to Good Energies II LP acting by its general partner Good Energies General Partner Jersey Limited. Mr. Lu and Good Energies II LP have substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our ADSs. These actions may be taken even if they are opposed by our other shareholders.

If we grant employee share options and other share-based compensation in the future, our net income could be adversely affected.

We adopted a share option plan for our employees in November 2006, pursuant to which we may issue options to purchase up to 10,799,685 ordinary shares. As of December 31, 2007, options to purchase 8,105,500 ordinary shares had been granted under this plan. In August 2007, we adopted our 2007 equity incentive plan. The 2007 equity incentive plan permits the grant of incentive stock options, non-statutory stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares, and other equity based awards to employees, directors and consultants of our company. Under the 2007 equity incentive plan, we may issue up to 10,799,685 ordinary shares plus an annual increase of 2% of the outstanding ordinary shares on the first day of the fiscal year, or such lesser amount of shares as determined by the board of directors. As a result of these option grants and potential future grants under these plans, we expect to incur significant share compensation expenses in future periods. The amount of these expenses will be based on the fair value of the share-based awards. Fair value is determined based on an independent third party valuation. We have adopted Statement of Financial Accounting Standard No. 123(R) (revised 2004) for the accounting treatment of our share incentive plan. As a result, we will have to account for compensation costs for all share options, including share options granted to our directors and employees, using a fair-value based method and recognize expenses in our consolidated statement of income in accordance with the relevant rules under U.S. GAAP, which may have a material adverse effect on our net profit. Moreover, the additional expenses associated with share-based compensation may reduce the attractiveness of such incentive plan to us. However, our share incentive plan and other similar types of incentive plans are important in order to attract and retain key personnel. We cannot assure you that employee share options or other share-based compensation we may grant in the future, would not have a material adverse effect on our profitability.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Substantially all of our operations are conducted in China and some of our sales are made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

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•	the control of foreign exchange; and

•	the allocation of resources.

While the PRC economy has grown significantly over the past 25 years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the PRC government to slow the pace of growth of the PRC economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects. In particular, the PRC government has, in recent years, promulgated certain laws and regulations and initiated certain government-sponsored programs to encourage the utilization of new forms of energy, including solar energy. We cannot assure you that the implementation of these laws, regulations and government programs will be beneficial to us. In particular, any adverse change in the PRC government’s policies towards the PV industry may have a material adverse effect on our operations as well as on our plans to expand our business into downstream system integration services.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

We conduct substantially all of our business through our operating subsidiary in the PRC, Linyang China, a Chinese wholly foreign-owned enterprise. Linyang China is generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We rely principally on dividends and other distributions on equity paid by our operating subsidiary to fund cash and financing requirements, and limitations on the ability of our operating subsidiary to pay dividends or other distributions to us could have a material adverse effect on our ability to conduct our business and our ability to make payments due under the notes.

We are a holding company and conduct substantially all of our business through our operating subsidiary, Linyang China, which is a limited liability company established in China. We rely on dividends paid by Linyang China for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities organized in China is subject to limitations. In particular, regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and

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regulations. Linyang China is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reaches 50% of its registered capital. These reserves are not distributable as cash dividends. In addition, Linyang China is required to allocate a portion of its after-tax profit to its staff welfare and bonus fund at the discretion of its board of directors. Moreover, if Linyang China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

A portion of our revenue and a substantial portion of our expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, Linyang China may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by Linyang China under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC governmental authorities, including SAFE. In particular, if Linyang China borrows foreign currency loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance Linyang China by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the National Development and Reform Commission, or the NDRC, the Ministry of Commerce or their respective local counterparts. These limitations could affect the ability of Linyang China to obtain foreign exchange through debt or equity financing.

Recent PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us, or otherwise materially and adversely affect us.

SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. Our current beneficial owners who are PRC residents have registered with the local SAFE branch as required under the SAFE notice. The failure of these beneficial owners to amend their SAFE registrations in a timely manner pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also result in a restriction on our PRC subsidiary’s ability to distribute profits to us or otherwise materially and adversely affect our business. In addition, the NDRC promulgated a rule in October 2004, or the NDRC Rule, which requires NDRC approvals for overseas investment projects made by PRC entities. The NDRC Rule also provides that approval procedures for overseas investment projects of PRC individuals shall be implemented with reference to this rule. However, there exist extensive uncertainties in terms of interpretation of

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the NDRC Rule with respect to its application to a PRC individual’s overseas investment, and in practice, we are not aware of any precedents that a PRC individual’s overseas investment has been approved by the NDRC or challenged by the NDRC based on the absence of NDRC approval. Our current beneficial owners who are PRC individuals did not apply for NDRC approval for investment in us. We cannot predict how and to what extent this will affect our business operations or future strategy. For example, the failure of our shareholders who are PRC individuals to comply with the NDRC Rule may subject these persons or our PRC subsidiary to certain liabilities under PRC laws, which could adversely affect our business.

We face risks related to health epidemics and other outbreaks.

Adverse public health epidemics or pandemics could disrupt business and the economics of the PRC and other countries where we do business. From December 2002 to June 2003, China and other countries experienced an outbreak of a highly contagious form of atypical pneumonia now known as severe acute respiratory syndrome, or SARS. On July 5, 2003, the World Health Organization declared that the SARS outbreak had been contained. However, a number of isolated new cases of SARS were subsequently reported, most recently in central China in April 2004. During May and June of 2003, many businesses in China were closed by the PRC government to prevent transmission of SARS. Moreover, some Asian countries, including China, have recently encountered incidents of the H5N1 strain of bird flu, or avian flu. We are unable to predict the effect, if any, that avian flu may have on our business. In particular, any future outbreak of SARS, avian flu or other similar adverse public developments may, among other things, significantly disrupt our business, including limiting our ability to travel or ship our products within or outside China and forcing us to temporary close our manufacturing facilities. Furthermore, an outbreak may severely restrict the level of economic activity in affected areas, which may in turn materially and adversely affect our financial condition and results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of avian flu, SARS or any other epidemic.

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USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from the sale of securities offered by us pursuant to this prospectus for capital expenditures, repayment of indebtedness, working capital, to make acquisitions and for general corporate purposes.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the period indicated. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for minority interests, plus fixed charges. Fixed charges consist of interest expenses, whether expenses or capitalized.

	Year Ended December 31,
	2004	2005	2006	2007

Ratios of earnings to fixed charges	—	117.37	12.77	5.63

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CAPITALIZATION

A prospectus supplement will include information on our consolidated capitalization.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law (2007 Revision) of the Cayman Islands, which is referred to as the Companies Law below.

As of June 30, 2008, our authorized share capital consisted of 500,000,000 ordinary shares, with a par value of US$0.0001 each. As of June 30, 2008, there were 241,954,744 ordinary shares issued and outstanding.

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Description of Ordinary Shares

General

All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law. Under our amended and restated memorandum and articles of association, all dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our exclusive benefit until claimed, and we will not be deemed a trustee in respect of such dividend or be required to account for any money earned thereon. All dividends unclaimed for six years after having been declared may be forfeited by our board of directors and thereon will revert to us.

Voting Rights

The holder of each ordinary share is entitled to one vote for each ordinary share held by such holder on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any other shareholder or shareholders present in person or by proxy and holding at least 10% in par value of the shares giving a right to attend and vote at the meeting.

A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy or, if a corporation or other non-natural person, by its duly authorized representative holding not less than one-third of the outstanding voting shares in our company. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in the aggregate 10% or more of our voting share capital. Advance notice of at least 20 (but not more than 60) days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting calling for the passing of a resolution requiring two-thirds of shareholder votes, and advance notice of at least 14 (but not more than 60) days is required for the convening of other general shareholder meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions of our amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

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Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

•	the ordinary shares transferred are free of any lien in favor of us;

•	any fee related to the transfer has been paid to us; and

•	the transfer to be registered is not to an infant or a person suffering from mental disorder.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Law and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by special resolution.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the consent in writing of the holders of three-fourths of the issued shares of that class or by a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares. The rights of holders of ordinary shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights which may be affected by the directors as provided in the articles of association without any vote or consent of the holders of ordinary shares.

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General Meetings of Shareholders

The directors may, and shall on the requisition of shareholders holding at least 10% in par value of the capital of our company carrying voting rights at general meetings, proceed to convene a general meeting of such shareholders. If the directors do not within 21 days from the deposit of the requisition duly proceed to convene a general meeting, which will be held within a further period of 21 days, the requisitioning shareholders, or any of them holding more than 50% of the total voting rights of all of the requisitioning shareholders, may themselves convene a general meeting. Any such general meeting must be convened within three months after the expiration of such 21-day period.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information About Us.”

Changes in Capital

We may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such classes and amounts, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•	sub-divide our existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value, negotiable or bearer shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We intend to comply with the Nasdaq Rules in lieu of following home country practice. The Nasdaq Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our amended and restated articles of association allow directors or shareholders to call special shareholder meetings pursuant to the procedures set forth in the articles.

Differences in Corporate Law

The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware and their shareholders.

Mergers and Similar Arrangements

Cayman Islands law does not provide for mergers as that expression is understood under the Delaware General Corporation law. However, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the due majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such that a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

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•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, fraud or default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Anti-Takeover Provisions in the Amended and Restated Memorandum and Articles of Association

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of

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the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law and our amended and restated articles of association allow our shareholders holding not less than 10% of the paid-up voting share capital of the company to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our amended and restated articles of association require us to call such meetings if required by the Companies Law, other applicable law, rules or regulations or the Nasdaq Rules.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed by ordinary resolution or the unanimous written consent of all the shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person

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becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Law of the Cayman Islands and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of the holders of 75% of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended by special resolution or the unanimous written resolution of all shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions. However, if any issue of shares (including any issue of ordinary shares or any shares with preferred, deferred, qualified or other special rights or restrictions) is proposed and such shares proposed to be issued are at least 20% by par value of the par value of all then issued shares, then the prior approval by ordinary resolution of the holders of the ordinary shares, voting together as one class, will be required. These provisions could have the effect of discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

Ordinary Shares

In June 2006, as part of our corporate restructuring, we issued a total of 100,350,000 ordinary shares. These ordinary shares were issued to Yonghua Solar Power Investment Holding Ltd., WHF Investment Co., Ltd.,

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YongGuan Solar Power Investment Holding Ltd., Yongfa Solar Power Investment Holding Ltd., Yongliang Solar Power Investment Holding Ltd., Yongqiang Solar Power Investment Holding Ltd., YongXing Solar Power Investment Holding Ltd. and Forever-brightness Investments Limited.

In June and August 2006, we issued in a private placement an aggregate of 79,644,754 series A convertible preference shares to Citigroup Venture Capital International Growth Partnership, L.P., Citigroup Venture Capital International Co-Investment, L.P., Hony Capital II L.P., LC Fund III L.P., Good Energies Investments (Jersey) Limited and two individual investors at an average purchase price of approximately US$0.67 per share for aggregate proceeds, before deduction of transaction expenses, of US$53 million. All of these 79,644,754 series A convertible preference shares were converted to ordinary shares of our company upon the completion of our initial public offering.

We completed our initial public offering of 60,000,000 ordinary shares, in the form of ADSs, at US$12.50 per ADS on December 26, 2006, after our ordinary shares and American Depositary Receipts were registered under the Securities Act.

On January 29, 2008, we closed an offering of US$172.5 million 3.50% convertible senior notes due 2018 to qualified institutional buyers pursuant to Rule 144A under the Securities Act and received net proceeds of US$167.9 million. Holders may convert the notes into our ADSs. Concurrently with this note offering, we closed an offering of 9,019,611 ADSs, representing 45,098,055 ordinary shares, to facilitate the note offering. We did not receive any proceeds, other than the par value of the ADSs, from such offering of ADSs.

Registration Rights

Pursuant to the registration rights agreement dated June 27, 2006, we granted to the holders of our ordinary shares which were converted from our series A convertible preference shares certain registration rights, which primarily include:

•	Demand Registrations. Upon request of any of the non-individual holders of our ordinary shares which were converted from our series A convertible preference shares, we shall effect registration with respect to the registrable securities held by such holders on a form other than Form F-3 (or any comparable form for a registration for an offering in a jurisdiction other than the United States), provided we shall only be obligated to effect three such registrations.

•	Piggyback Registrations. The holders of our ordinary shares which were converted from our series A convertible preference shares and their permitted transferees are entitled to “piggyback” registration rights, whereby they may require us to register all or any part of the registrable securities that they hold at the time when we register any of our ordinary shares. All of such holders have waived their piggyback registration rights in this offering.

•	Registrations on Form F-3. We have granted the holders of our ordinary shares which were converted from our series A convertible preference shares and their permitted transferees of the registrable securities the right to an unlimited number of registrations under Form F-3 (or any comparable form for a registration in a jurisdiction other than the United States) to the extent we are eligible to use such form to offer securities.

Post-Initial Public Offering Lock-Up

Pursuant to the registration rights agreement, each of the shareholders other than the holders of series A convertible preference shares has agreed, for a period of 12 months after completion of our initial public offering, not to sell, exchange, assign, pledge, charge, grant a security interest, make a hypothecation, gift or other encumbrance, or enter into any contract or any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other legal or beneficial interest in any ordinary shares, create any other claim or make any other transfer or disposition, whether voluntary or involuntary, affecting the right, title, interest or possession in, to or of such ordinary shares, unless otherwise approved by the non-individual holders of series A convertible preference shares in writing. This lock-up period expired on December 20, 2007. In addition, pursuant to the lock-up agreement dated June 20, 2006, Mr. Yonghua Lu, our chairman and chief executive officer, and Mr. Hanfei Wang, our chief operating officer, have agreed with us not to sell, transfer or dispose of any ADSs,

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ordinary shares or similar securities for a lock-up period of three years after completion of this our initial public offering. Any amendment to the lock-up agreement requires unanimous written consent of all the individuals who were parties to the lock-up agreement. In 2007, the lock-up periods of Mr. Yonghua Lu and Mr. Hanfei Wang were reduced to one year and two years, respectively, under the first amendment to the lock-up agreement. As a result, Mr. Lu is no longer subject to any lock-up restrictions pursuant to the agreement dated June 20, 2006. However, pursuant to the second shareholders agreement entered into in connection with the share purchase by Good Energies on December 4, 2007, Yonghua Solar Power Investment Holding Ltd. may not, subject to certain limited exceptions, transfer any of our shares beneficially owned by it during the one-year period immediately following the date of such agreement, or transfer more than 50% of the number of our shares it held on December 27, 2007 during the second one-year period following the date of such agreement. On December 4, 2007, all the individuals who were parties to the lock-up agreement further agreed that the lock-up agreement should not apply to any share transfer made by a shareholder to Good Energies Investments (Jersey) Limited or its affiliates.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York, as depositary, will register and deliver ADSs. Each ADS represents five ordinary shares (or a right to receive five ordinary shares) deposited with the Hong Kong office of the Hongkong and Shanghai Banking Corp., as custodian for the depositary. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American depositary receipt, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by holding ADSs in the Direct Registration System, or (B) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated American depositary shares, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs set out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American depositary receipt. Directions on how to obtain copies of those documents are provided under “Where You Can Find Additional Information.”

Dividends and Other Distributions

How Will You Receive Dividends and Other Distributions on the Shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

•	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares.

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•	Rights to Purchase Additional Shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADRs described in this section except for changes needed to put the necessary restrictions in place.

•	Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How Are ADSs Issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How Do ADS Holders Cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How Do ADS Holders Interchange Between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

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Voting Rights

How Do You Vote?

You may instruct the depositary to vote the deposited securities, but only if we ask the depositary to ask for your instructions. Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the shares or other deposited securities underlying your ADSs as you direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and of the Memorandum and Articles of Association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Fees and Expenses

Persons Depositing or Withdrawing Shares Must Pay:	For:

• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
• US$0.02 (or less) per ADS	• Any cash distribution to you
• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
• US$0.02 (or less) per ADS per calendar year	• Depositary services
• Registration or transfer fees	• Transfer and registration of shares on our shareregister to or from the name of the depositary or its agent when you deposit or withdraw shares
• Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars
• Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary
• Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

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The Bank of New York, as depositary, has agreed to reimburse us for expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and Nasdaq application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amount of fees the depositary collects from investors.

The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American depositary shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

 •   Change the nominal or par value of our shares

•   Reclassify, split up or consolidate any of the deposited securities

•   Distribute securities on the shares that are not distributed to you

•   Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

•   The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities

•   The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination

How May the Deposit Agreement Be Amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADS, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How May the Deposit Agreement Be Terminated?

The depositary will terminate the deposit agreement at our direction by mailing a notice of termination to the ADS holders then outstanding at least 60 days prior to the date fixed in such notice for such termination. The

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depositary may also terminate the deposit agreement by mailing a notice of termination to us and the ADS holders then outstanding if at any time 30 days shall have expired after the depositary shall have delivered to our company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on Our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

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Your Right to Receive the Shares Underlying Your ADRs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When you or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-Release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the American depositary shares. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement have acknowledged that the Direct Registration System and Profile Modification System will apply to uncertificated ADSs upon acceptance thereof to DRS by the DTC. The Direct Registration System is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated American depositary shares, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. The Profile Modification System is a required feature of the Direct Registration System which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to the Direct Registration System/Profile Modification System, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code as in effect in the State of New York). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the Direct Registration System Profile Modification System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

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DESCRIPTION OF PREFERRED SHARES

Under the terms of our amended and restated articles of association, our board of directors has authority, without any further vote or action by our shareholders, to issue Preferred Shares (as such term is defined in Article 4 of our amended and restated articles of association) in the amount up to 20% by par value of all then issued shares. Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares are authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our ordinary shares or make it more difficult to effect a change in control; provided that, where any issue of shares is proposed and such shares proposed to be issued are equal to or exceed 20% by par value of all then issued shares, the prior approvals by ordinary resolution of the holders of the ordinary shares, voting together as one class, shall be required. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture. We have summarized select portions of the indenture below. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officers’ certificate or the supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Solarfun Power Holdings Co., Ltd.) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any subsidiary of Solarfun Power Holdings Co., Ltd., may consolidate with, merge into or transfer all or part of its properties to Solarfun Power Holdings Co., Ltd.

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Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

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Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with certain covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue (either separately or together with other securities) warrants to purchase ordinary shares represented by ADSs. The warrants will be issued under warrant agreements (each a ‘Warrant Agreement’) to be entered into between us and a bank or trust company, as warrant agent (the ‘Warrant Agent’). The form of Warrant Agreement has been filed as an exhibit to the registration statement. The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Warrant Agreement, including the definitions of certain terms.

GENERAL

Reference is made to the prospectus supplement for the terms of the warrants, including:

(1) The title and aggregate number of such warrants.

(2) The number of ordinary shares that may be purchased upon exercise of such ordinary shares; the price, or the manner of determining the price, at which such shares may be purchased upon such exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of such warrants that are exercisable at any one time.

(3) The time or times at which, or period or periods in which, such warrants may be exercised and the expiration date of such warrants.

(4) The terms of any our right to redeem such warrants.

(5) The terms of any our right to accelerate the exercise of such warrants upon the occurrence of certain events.

(6) Whether such warrants will be sold with any other securities.

(7) The date, if any, on and after which such warrants and such securities will be separately transferable.

(8) Any other terms of such warrants.

Certificates representing warrants (the ‘Warrant Certificates’) will be exchangeable for new Warrant Certificates of different denominations. No service charge will be made for any permitted transfer or exchange of Warrant Certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder, our counsel as to Cayman Islands law, and Zhonglun Law Firm, Shanghai Office, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

Zhonglun Law Firm, Shanghai Office, has advised us further that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions.

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TAXATION

Cayman Islands Taxation

The applicable prospectus supplement will describe the material Cayman Islands tax consequences of the acquisition, ownership and disposition of any securities offered thereunder.

PRC Taxation

The applicable prospectus supplement will describe the material PRC tax consequences of the acquisition, ownership and disposition of any securities offered thereunder by non-PRC investors.

U.S. Federal Income Taxation

The applicable prospectus supplement will describe the material U.S. federal income tax consequences of the acquisition, ownership and disposition of any securities offered thereunder by an initial investor who is a United States person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).

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PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus.

We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our ordinary shares by broker-dealers;

•	sell shares of ordinary shares short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of ordinary shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

•	loan or pledge shares of ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters and agents in any distribution contemplated hereby, including but not limited to at-the-market equity offerings, may from time to time include Morgan Stanley Co. Incorporated. Underwriters or agents could

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make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through Nasdaq, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under this Registration Statement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

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LEGAL MATTERS

We are being represented by Shearman & Sterling LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with an offering pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of any shares which may be issued pursuant to the securities offered through this prospectus and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. Legal matters as to PRC law will be passed upon for us by Zhonglun Law Firm, Shanghai Office and for the underwriters by a law firm named in the applicable prospectus supplement. Shearman & Sterling LLP may rely upon Maples and Calder with respect to matters governed by Cayman Islands law and Zhonglun Law Firm, Shanghai Office with respect to matters governed by PRC law.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the year ended December 31, 2007 and the effectiveness of our internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young Hua Ming, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The offices of Ernst & Young Hua Ming are located at 23/F, The Center, 989 Chang Le Road, Shanghai 200031, People’s Republic of China.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We will furnish to you, through the depositary, English language versions of any reports, notices and other communications that we generally transmit to holders of our ordinary shares.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with this Act, we file annual reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, NE Washington, DC 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, NE Washington, DC 20549, at prescribed rates. You can obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2007, filed on June 27, 2008 and amended on June 30, 2008;

•	our current report on Form 6-K, submitted to the SEC on June 30, 2008; and

•	with respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Our annual report on Form 20-F for the fiscal year ended December 31, 2007 filed on June 27, 2008 and amended on June 30, 2008, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with US GAAP.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Solarfun Power Holdings Co., Ltd.
666 Linyang Road
Qidong, Jiangsu Province 226200, People’s Republic of China
Tel: (86-513) 8330-7688

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to completion)	July 3, 2008
Solarfun Power Holdings Co., Ltd.
US$172,500,000 Aggregate Principal Amount of
3.50% Convertible Senior Notes due 2018
and
Ordinary Shares Represented by the
American Depositary Shares
Issuable Upon Conversion of the Notes

We issued US$172,500,000 aggregate principal amount of 3.50% convertible senior notes due 2018 in a private placement in January 2008. This prospectus will be used by selling securityholders to resell their notes and the American Depositary Shares, or ADSs, issuable upon conversion of the notes, including our ordinary shares, par value $0.0001 per share, represented by the ADSs. Each ADS represents five of our ordinary shares. We will not receive any proceeds from the selling securityholders’ sale of the notes or the ADSs issuable upon conversion of the notes, including the ordinary shares represented by the ADSs.

The notes mature on January 15, 2018. The notes bear interest at the rate of 3.50% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, starting on July 15, 2008, to holders of record at the close of business on the preceding January 1 and July 1, respectively. The notes will be convertible into our ADSs, based on an initial conversion rate of 52.2876 ADSs per US$1,000 principal amount of notes (representing a conversion price of approximately US$19.125 per ADS) subject to adjustment, at any time before the close of business on the business day immediately preceding the maturity date for the notes. If a holder elects to convert its notes in connection with a make-whole change of control, we will, in certain circumstances, pay a make-whole premium by increasing the conversion rate for notes converted in connection with such make-whole change of control.

On or after January 20, 2015, we may redeem for cash all or part of the notes, at a price equal to 100% of the principal amount of the notes, plus accrued interest, if the last reported sale price of our ADSs has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending within five trading days prior to the date on which we provide notice of redemption. If we experience a fundamental change, holders may require us to repurchase for cash all or a portion of the notes, at a price equal to 100% of the principal amount of the notes, plus accrued interest.

On January 15, 2015, holders may require us to purchase all or a portion of their notes at a price equal to 100% of the principal amount of the notes plus accrued interest.

The notes are our senior unsecured debt and rank on a parity with our existing and future senior unsecured debt and prior to all subordinated debt. The notes are subordinated to all liabilities of our subsidiaries.

Our ADSs are listed on the Nasdaq Global Market under the symbol “SOLF.” On June 30, 2008, the closing sale price of our ADSs on the Nasdaq Global Market was $17.50 per ADS.

Investing in the notes involves risks. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July     , 2008.

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“ADRs” are to the American depositary receipts that evidence our ADSs;

•	“ADSs” are to our American depositary shares, each of which represents five ordinary shares;

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“conversion efficiency” are to the ability of photovoltaic, or PV, products to convert sunlight into electricity, and “conversion efficiency rates” are commonly used in the PV industry to measure the percentage of light energy from the sun that is actually converted into electricity;

•	“cost per watt” and “price per watt” are to the method by which the cost and price of PV products, respectively, are commonly measured in the PV industry. A PV product is priced based on the number of watts of electricity it can generate;

•	“GW” are to gigawatt, representing 1,000,000,000 watts, a unit of power-generating capacity or consumption;

•	“MW” are to megawatt, representing 1,000,000 watts, a unit of power-generating capacity or consumption. In this prospectus, it is assumed that, based on a yield rate of 95%, 420,000 125mm x 125mm or 280,000 156mm x 156mm silicon wafers are required to produce PV products capable of generating 1 MW, that each 125mm x 125mm and 156mm x 156mm PV cell generates 2.4 watts and 3.7 watts of power, respectively, and that each PV module contains 72 PV cells;

•	“PV” are to photovoltaic. The photovoltaic effect is a process by which sunlight is converted into electricity;

•	“RMB” and “Renminbi” are to the legal currency of China;

•	“series A convertible preference shares” are to our series A convertible preference shares, par value US$0.0001 per share;

•	“shares” or “ordinary shares” are to our ordinary shares, par value US$0.0001 per share; and

•	“US$” and “U.S. dollars” are to the legal currency of the United States.

References in this prospectus to our annual manufacturing capacity assume 24 hours of operation per day for 350 days per year.

Unless the context indicates otherwise, “we,” “us,” “our company” and “our” refer to Solarfun, its predecessor entities and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling securityholders may sell, from time to time, the 3.50% Convertible Senior Notes due 2018 that we issued in January 2008, which we refer to as the notes, as well as the ADSs issuable upon conversion of the notes. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.

In some cases, these forward-looking statements can be identified by words or phrases such as “aim,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “is/are likely to,” “may,” “plan,” “potential,” “will” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

•	our expectations regarding the worldwide demand for electricity and the market for solar energy;

•	our beliefs regarding the effects of environmental regulation, lack of infrastructure reliability and long-term fossil fuel supply constraints;

•	our beliefs regarding the inability of traditional fossil fuel-based generation technologies to meet the demand for electricity;

•	our beliefs regarding the importance of environmentally friendly power generation;

•	our expectations regarding governmental support for the deployment of solar energy;

•	our beliefs regarding the acceleration of adoption of solar technologies;

•	our expectations with respect to advancements in our technologies;

•	our beliefs regarding the competitiveness of our solar products;

•	our expectations regarding the scaling of our manufacturing capacity;

•	our expectations with respect to increased revenue growth and our ability to achieve profitability resulting from increases in our production volumes;

•	our expectations with respect to our ability to secure raw materials, especially silicon wafers, in the future;

•	our future business development, results of operations and financial condition; and

•	competition from other manufacturers of PV products and conventional energy suppliers.

We would like to caution you not to place undue reliance on these statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

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OUR COMPANY

We are an established manufacturer of ingots, PV cells and PV modules in China. We manufacture and sell ingots, PV cells and PV modules using advanced manufacturing process technologies that have helped us to rapidly increase our operational efficiency. All of our PV modules are currently produced using PV cells manufactured at our own facilities. We sell our products both directly to system integrators and through third party distributors. In 2007, we sold our products to over 30 customers, mostly in Germany and Spain, as well as several other European countries. We also provided PV cell processing services in 2006 and PV module processing services in 2007. We conduct our business in China through our operating subsidiary, Linyang China. In addition, we have entered into the silicon ingot production business through our acquisition of a 52% equity interest in Yangguang Solar Technology Co., Ltd., or Yangguang Solar, an ingot plant that commenced operations in October 2007. In June 2008, we entered into an agreement to acquire the remaining 48% equity interest in Yangguang Solar.

We currently operate four monocrystalline PV cell production lines and four multicrystalline PV cell production lines, each with up to 30 MW of annual manufacturing capacity. As part of our vertical integration and supply sourcing strategy, we recently acquired Yangguang Solar, which we believe could produce 50 to 60 MW of ingots in 2008. We currently have 40 monocrystalline ingot production furnaces, with up to 37.5 MW of annual manufacturing capacity. In order to meet the fast-growing market demands for solar products, we plan to significantly expand our PV cell manufacturing capacity over the next several years. We expect that the aggregate annual manufacturing capacity of our PV cell production lines that are completed or under construction will reach 360 MW by July 2008. In addition, we have achieved improvements in process technology and product quality since we commenced our commercial production in November 2005. Our monocrystalline PV cells achieved conversion efficiency rates in the range of 16.1% to 16.6% in 2007 and we are now able to process wafers as thin as 200 microns.

Our net revenue increased from RMB166.2 million in 2005 to RMB630.9 million in 2006 and to RMB2,395.1 million (US$328.3 million) in 2007. Our net income increased from RMB14.4 million in 2005 to RMB105.9 million in 2006 and to RMB148.0 million (US$20.3 million) in 2007.

We commenced operations through Linyang China in August 2004. Linyang China was a 68%-owned subsidiary of Linyang Electronics, at the time of its establishment on August 27, 2004. Linyang Electronics is one of the leading electricity-measuring instrument manufacturers in China. In anticipation of our initial public offering, we incorporated Solarfun Power Holdings Co., Ltd., or Solarfun, in the Cayman Islands on May 12, 2006 as our listing vehicle. To enable us to raise equity capital from investors outside of China, we established a holding company structure by incorporating Linyang Solar Power Investment Holding Ltd., or Linyang BVI, in the British Virgin Islands on May 17, 2006. Linyang BVI is wholly owned by Solarfun. Linyang BVI purchased all of the equity interests in Linyang China on June 2, 2006. In March 2006, April 2006 and April 2007, we established three majority-owned or wholly owned subsidiaries in China, Shanghai Linyang Solar Technology Co., Ltd., or Shanghai Linyang, Sichuan Leshan Jiayang New Energy Co., Ltd., or Sichuan Jiayang, and Jiangsu Linyang Solarfun Engineering Research and Development Center Co., Ltd., formerly Nantong Linyang Solarfun Engineering Research and Development Center Co., Ltd., or Linyang Research Center, respectively, to expand our business into new markets and sectors. In August 2007, we acquired a 52% interest in Yangguang Solar. In September 2007, we established a wholly owned subsidiary, Solarfun Power U.S.A. Inc., or Solarfun U.S.A., as part of our plan to enter the United States market. On November 30, 2007, Linyang BVI transferred all of the equity interests in Linyang China to Solarfun Power Hong Kong Limited, for a consideration of US$199.0 million. In February 2008, we established a wholly owned subsidiary, Solarfun Power Deutschland GmbH., or Solarfun Deutschland, in Germany to sell solar products in the European markets. We are currently in the process of liquidating Sichuan Jiayang, one of our subsidiaries which historically has had limited operations. In June 2008, we entered into an agreement to acquire the remaining 48% equity interest in Yangguang Solar.

We made capital expenditures of RMB37.5 million, RMB190.0 million and RMB538.5 million (US$73.8 million) in 2005, 2006 and 2007, respectively. In the past, our capital expenditures were used primarily in the purchase of a manufacturing facility and additional manufacturing equipment for the production of PV cells and modules. We plan to fund the balance of our 2008 capital expenditures substantially with proceeds from our convertible note offering in January 2008, additional borrowings from third parties and cash from operations.

Our principal executive offices are located at 666 Linyang Road, Qidong, Jiangsu Province, 226200, People’s Republic of China. Our telephone number at this address is (86-513) 8330-7688 and our fax number is (86-513) 8311-0367. Our registered office in the Cayman Islands is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website is www.solarfun.com.cn. The information contained on our website does not constitute a part of this prospectus. Our agent for service of process in the United States is CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011.

THE OFFERING OF THE NOTES

Issuer	Solarfun Power Holdings Co., Ltd.

Notes	US$172.5 million aggregate principal amount of 3.50% convertible senior notes due 2018 (the “notes”).

Maturity	The notes will mature on January 15, 2018, unless earlier redeemed, repurchased or purchased by us or converted.

Interest payment date	The notes bear interest at a rate of 3.50% per year. Interest accrues from and including the issuance date or the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or the relevant maturity or redemption date, as the case may be. Interest is payable semi-annually in arrears on January 15 and on July 15 of each year, beginning on July 15, 2008, to the holders of record at the close of business on the preceding January 1 and July 1, respectively.

Ranking	The notes are our unsecured unsubordinated obligations and rank equally with all of our existing and future senior unsecured indebtedness. The notes are effectively subordinated to all of our existing and future secured indebtedness and all existing and future liabilities of our subsidiaries. As of December 31, 2007, our subsidiaries had approximately US$134.3 million, of short-term bank borrowings and long-term bank borrowings, to which the notes would be structurally subordinated. All of our operations are conducted through our subsidiaries.

Additional amounts	All payments made by us or any successor to us under or with respect to the notes including payments of cash or delivery of ADSs upon conversion, are made without withholding or deductions, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, we will pay such additional amounts as may be necessary to ensure that the net amount received by the holder after such withholding or deduction (and after deducting any taxes on the additional amounts) shall equal the amounts which would been received by such holder had no such withholding or deduction had been required, subject to certain exceptions set forth under “Description of the Notes — Additional Amounts.”

Optional redemption	We may not redeem the notes prior to January 20, 2015. At any time on or after January 20, 2015, we may redeem for cash all or part of the notes in integral multiples of US$1,000 at a price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price of our ADSs for at least 20 trading days in a period of 30 consecutive trading days, the last of which occurs no more than five trading days prior to the date upon which notice of such redemption is published, is at least 130% of the applicable conversion price per ADS in effect on such trading date. See “Description of the Notes — Optional Redemption by Us.”

Conversion rights	Holders may convert their notes at any time prior to the close of business on the business day immediately preceding the stated maturity date.

The initial conversion rate is 52.2876 ADSs per US$1,000 principal amount of notes (equivalent to an initial conversion price of approximately US$19.125 per ADS), subject to adjustment.

We will satisfy our conversion obligation in ADSs (except for any cash in lieu of fractional ADSs). Such settlement will occur as soon as practicable, but in any event within three business days of the relevant conversion notice. Upon conversion, we will deliver to the holder a number of ADSs equal to (i) (A) the aggregate principal amount of notes to be converted, divided by (B) 1,000, multiplied by (ii) the applicable conversion rate (provided that we will deliver cash in lieu of fractional ADSs).

In addition, if a “make-whole change of control” occurs, we will, under certain circumstances, increase the conversion rate for a holder who elects to convert notes in connection with such a make-whole change of control as described under “Description of the Notes — Conversion Rights — Adjustment to Conversion Rate upon Occurrence of a Make-Whole Change of Control.”

You will not receive any additional ADSs representing accrued and unpaid interest, upon conversion of a note, except under the limited circumstances described herein. Instead, interest will be deemed paid by the ADSs issued to you upon conversion.

If we undergo a fundamental change, you will have the right, at your option, to require us to purchase for cash all or a portion of your notes. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

Sinking fund	None.

Purchase of notes at your option on specified dates	On January 15, 2015, you may require us to purchase all or a portion of your notes at a purchase price in cash equal to 100% of the principal amount of the notes being purchased plus accrued and unpaid interest to, but excluding, the purchase date, subject to certain additional conditions.

Events of default	If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, including additional amounts, if any, on all the notes to be due and payable, subject to certain provisions of the indenture. Upon such a declaration, such principal and accrued and unpaid interest, including any additional amounts, will be due and payable immediately. However, upon an event of default arising out of the bankruptcy provisions relating to us, the aggregate principal amount and accrued and unpaid interest, including additional amounts, will be due and payable immediately. See “Description of the Notes — Events of Default.”

Our ADSs	Each ADS represents five ordinary shares, par value US$0.0001 per ordinary share. All non-Direct Registration System ADSs will be evidenced by American depositary receipts, or ADRs. The depositary will be the holder of the ordinary shares under the ADSs and you will have the rights of an ADR holder as provided in the deposit agreement among us, the depositary and owners and beneficial owners of ADSs from time to time. The holders of ADRs have fewer rights than our ordinary shareholders and must act through the depositary to exercise those rights. See “Risk Factors — Risks Related to the Notes, Our Ordinary Shares and our ADSs” for a description of certain risks relating to our ADSs.

If you receive any ADSs upon conversion of the notes, you may surrender your ADSs to the depositary to withdraw the ordinary shares represented by your ADSs. The depositary will charge you a fee for such an exchange. See “Description of American Depositary Shares.”

Use of proceeds	We will not receive any proceeds from the selling securityholders’ sale of the notes or the ADSs issuable upon conversion of the notes, including our ordinary shares represented by such ADSs.

DTC eligibility	The notes were issued in book-entry-only form and will be represented by one or more global certificates, without interest coupons, deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Except in limited circumstances, holders may not exchange interests in their notes for certificated securities. See “Description of the Notes — Global Note, Book-Entry Form.”

For a more complete description of the terms of the notes, see “Description of the Notes”. For a more complete description of our ordinary shares and ADSs, see “Description of Share Capital” and “Description of American Depositary Shares,” respectively.

RISK FACTORS

You should consider carefully the following factors, as well as the other information set forth in this prospectus, before making an investment decision. You should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered thereby. Some of the following risks relate principally to the industry in which we operate and our business in general. Other risks relate principally to the securities market and ownership of the notes and our ADSs. Any of the risk factors could significantly and negatively affect our business, financial condition or operating results and the trading price of the notes and our ADSs. You could lose all or part of your investment.

Risks Related to Our Company and Our Industry

Evaluating our business and prospects may be difficult because of our limited operating history, and our past results may not be indicative of our future performance.

There is limited historical information available about our company upon which you can base your evaluation of our business and prospects. We began operations in August 2004 and shipped our first PV modules and our first PV cells in February 2005 and November 2005, respectively. Our business has grown and evolved at a rapid rate since we started our operations. As a result, our historical operating results may not provide a meaningful basis for evaluating our business, financial performance and prospects and we may not be able to achieve a similar growth rate in future periods. In particular, our future success will require us to continue to increase the manufacturing capacity of our facilities significantly beyond their current capacities. Moreover, our business model, technology and ability to achieve satisfactory manufacturing yields at higher volumes are unproven. Therefore, you should consider our business and prospects in light of the risks, expenses and challenges that we will face as a company with a relatively short operating history in a competitive industry seeking to develop and manufacture new products in a rapidly growing market, and you should not rely on our past results or our historic rate of growth as an indication of our future performance.

Our future success substantially depends on our ability to further expand both our manufacturing capacity and output, which is subject to significant risks and uncertainties. If we fail to achieve this further expansion, we may be unable to grow our business and revenue, reduce our costs per watt, maintain our competitive position or improve our profitability.

Our future success depends on our ability to significantly increase both our manufacturing capacity and output. We plan to expand our business to address growth in demand for our products, as well as to capture new market opportunities. Our ability to establish additional manufacturing capacity and increase output is subject to significant risks and uncertainties, including:

•	the need for additional funding to purchase and prepay for raw materials or to build manufacturing facilities, which we may be unable to obtain on reasonable terms or at all;

•	delays and cost overruns as a result of a number of factors, many of which may be beyond our control, such as increases in raw materials prices and problems with equipment vendors;

•	the inability to obtain or delays in obtaining required approvals by relevant government authorities;

•	diversion of significant management attention and other resources; and

•	failure to execute our expansion plan effectively.

In order to manage the potential growth of our operations, we will be required to continue to improve our operational and financial systems, procedures and controls, increase manufacturing capacity and output, and expand, train and manage our growing employee base. Furthermore, our management will be required to maintain and expand our relationships with our customers, suppliers and other third parties. We cannot assure you that our current and planned operations, personnel, systems and internal procedures and controls will be adequate to support our future growth.

If we encounter any of the risks described above, or are otherwise unable to establish or successfully operate additional manufacturing capacity or to increase manufacturing output, we may be unable to grow our business and revenue, reduce our costs per watt, maintain our competitiveness or improve our profitability, and our business, financial condition, results of operations and prospects will be adversely affected.

We recently acquired an early stage ingot plant. We may not be successful in operating this new plant and expenditures required to ramp up its capacity may strain our capital resources. Furthermore, any shortfall in supply of polysilicon to that plant may have a material adverse effect on our results of operations and our future business prospects.

We have entered into the silicon ingot production business through our acquisition of a 52% equity interest in Yangguang Solar, an ingot plant that commenced operations in October 2007. On June 23, 2008, we entered into an agreement to acquire the remaining 48% equity interest in Yangguang Solar from Nantong Linyang Electric Investment Co., Ltd., or Nantong Linyang (as to 18%), Jiangsu Qitian Group Co., Ltd., or Qitian Group (as to 20%), and Jiangsu Guangyi Technology Co., Ltd., or Jiangsu Guangyi (as to 10%) for an aggregate consideration of approximately RMB355 million (US$48.7 million). Upon the completion of this latest acquisition, Yangguang Solar will become our 100% owned subsidiary. Our expansion into the ingot business aims to secure our access to steady supplies of ingots at reasonable prices, and we intend to integrate such upstream business into our increasingly vertical business model. However, we have no prior experience in operating an ingot plant. The technology for the manufacture of ingots is complex, requires costly equipment and continuous modifications in order to improve yields and product performance. Increases in lead times for delivering ingot-making equipment could also delay or otherwise hamper the development of our ingot business. We will also need to make substantial capital expenditure in installing Yangguang Solar’s production lines and ramping up its capacity in 2008, which may put a strain on our capital resources.

Moreover, Yangguang Solar relies on Jiangsu Zhongneng PV Technology Development Co., Ltd., or Zhongneng, which is also an early stage company that has in the past experienced delays in ramping up its operations, to supply a significant portion of its polysilicon requirements. Under an agreement dated June 22, 2008, Zhongneng will supply us with polysilicon sufficient to produce 1.2 GW of solar modules in aggregate over eight years. However, prior to entering into the recent supply agreement, Zhongneng had previously failed to deliver a significant amount of agreed quantity of polysilicon to us. In addition, we believe there currently is significant excess demand in the global market for polysilicon and polysilicon suppliers may be unable to meet anticipated requirements based on their current production capacity. The ability of Zhongneng to meet the polysilicon requirements of Yangguang Solar could be materially and adversely impacted by many factors, including operational and financial difficulties at Zhongneng. In particular, any merger, acquisition or consolidation transaction involving Zhongneng and any of our competitors could have an adverse impact on our relationship with Zhongneng and our ability to secure adequate supplies of polysilicon for our operations. Moreover, if Zhongneng does not for whatever reason supply polysilicon to Yangguang Solar in sufficient quantities at commercially reasonable prices, Yangguang Solar may be unable to source polysilicon from other third parties and therefore may fail to meet its production targets for 2008 and 2009, which would consequently have a material and adverse effect on our results of operations for those periods and our future business prospects.

We depend on a limited number of customers for a high percentage of our revenue and the loss of, or a significant reduction in orders from, any of these customers, if not immediately replaced, would significantly reduce our revenue and decrease our profitability.

We currently sell a substantial portion of our PV products to a limited number of customers. Our five largest customers accounted for an aggregate of 78.8%, 85.4% and 43.0% of our net revenue in 2005, 2006 and 2007, respectively. Most of our large customers are located in Europe, particularly Germany, Italy and Spain. The loss of sales to any one of these customers would have a significant negative impact on our business. Sales to our customers are mostly made through non-exclusive arrangements. Due to our dependence on a limited number of customers, any one of the following events may cause material fluctuations or declines in our revenue and have a material adverse effect on our financial condition and results of operations:

•	reduction, delay or cancellation of orders from one or more of our significant customers;

•	selection by one or more of our significant distributor customers of our competitors’ products;

•	loss of one or more of our significant customers and our failure to identify additional or replacement customers;

•	any adverse change in the bilateral or multilateral trade relationships between China and European countries, particularly Germany; and

•	failure of any of our significant customers to make timely payment for our products.

We expect our operating results to continue to depend on sales to a relatively small number of customers for a high percentage of our revenue for the foreseeable future, as well as the ability of these customers to sell PV products that incorporate our PV products.

With certain significant customers, we enter into framework agreements that set forth our customers’ purchase goals and the general conditions under which our sales are to be made. However, such framework agreements are only binding to the extent a purchase order for a specific amount of our products is issued. In addition, certain sales terms of the framework agreements may be adjusted from time to time. For example, we entered into a framework agreement with Social Capital S.L. under which it agreed to purchase 84 MW of PV modules in total from 2007 to 2008. However, since we could not reach an agreement with Social Capital S.L. on actual sales terms, Social Capital S.L. has not made any purchase order of our PV modules and it is unlikely that it will purchase our PV modules in the foreseeable future. In addition, we have in the past had disagreements with our customers relating to the volumes, delivery schedules and pricing terms contained in such framework contracts that have required us to renegotiate these contracts. However, renegotiation of our framework contracts may not always be in our best interests and disagreements on terms could escalate into formal disputes that could cause us to experience order cancellations or harm our reputation.

Furthermore, our customer relationships have been developed over a short period of time and are generally in preliminary stages. We cannot be certain that these customers will generate significant revenue for us in the future or if these customer relationships will continue to develop. If our relationships with customers do not continue to develop, we may not be able to expand our customer base or maintain or increase our customers and revenue. Moreover, our business, financial condition, results of operations and prospects are affected by competition in the market for the end products manufactured by our customers, and any decline in their business could materially harm our revenue and profitability.

We are currently experiencing an industry-wide shortage of silicon wafers. The prices that we pay for silicon wafers have increased in the past and we expect prices may continue to increase in the future, which may materially and adversely affect our revenue growth and decrease our gross profit margins and profitability.

Silicon wafers are an essential raw material in our production of PV products. Silicon is created by refining quartz or sand, and is melted and grown into crystalline ingots or other forms which are then sliced into wafers. We depend on our suppliers for timely delivery of silicon wafers in sufficient quantities and satisfactory quality, and any disruption in supply or inability to obtain silicon wafers at an acceptable cost, or at all, will materially and adversely affect our business and operations.

There is currently an industry-wide shortage of silicon and silicon wafers, which has resulted in significant price increases. Based on our experience, the average prices of silicon and silicon wafers may continue to increase. Moreover, we expect the shortages of silicon and silicon wafers to continue as the PV industry continues to grow and as additional manufacturing capacity is added. Silicon wafers are also used in the semiconductor industry generally and any increase in demand from that sector will exacerbate the current shortage. The production of silicon and silicon wafers is capital intensive and adding manufacturing capacity requires significant lead time. While we are aware that several new facilities for the manufacture of silicon and silicon wafers are under construction around the world, we do not believe that the supply shortage will be remedied in the near term. We expect that the demand for silicon and silicon wafers will continue to outstrip supply for the foreseeable future.

We have attempted to ease our supply shortages by prepaying for silicon and silicon wafers and establishing strategic relationships with selected suppliers. However, we cannot assure you that we will be able to obtain supplies from them or any other suppliers in sufficient quantities or at acceptable prices. In particular, since some of our suppliers do not themselves manufacture silicon but instead purchase their requirements from other vendors, it is possible that these suppliers will not be able to obtain sufficient silicon to satisfy their contractual obligations to us. In addition, we, like other companies in the PV industry, compete with companies in the semiconductor industry for silicon wafers, and companies in that sector typically have greater purchasing power and market influence than companies in the PV industry. We acquire silicon wafers from our suppliers primarily through short-term supply arrangements for periods ranging from several months to two years. This subjects us to the risk that our suppliers may cease supplying silicon wafers to us for any reason, including due to uncertainties in their financial viability and having committed more volume to customers than they can deliver. These suppliers could also choose not to honor such contracts and we generally have limited resources to seek any form of compensation. Historically, we have re-negotiated our contracts with some of our major suppliers due to price increases in silicon and silicon wafers. We cannot assure you that this would not happen again in the future. If either of these circumstances occurs, our supply of critical raw materials at reasonable costs and our basic ability to conduct our business could be severely restricted. Moreover, since some of our supply contracts may require prepayment of a substantial portion of the contract price, we may not be able to recover such prepayments and we would suffer losses should such suppliers fail to fulfill their delivery obligations under the contracts. Furthermore, we have not fixed the price for a significant portion of the silicon wafers supply for 2008 with some of our suppliers. As a result, the price we will need to pay may need to be adjusted or renegotiated to reflect the prevailing market price around the time of delivery, which may be higher than we expect. Increases in the prices of silicon and silicon wafers have in the past increased our production costs and may materially and adversely impact our cost of revenue, gross margins and profitability.

There are a limited number of silicon and silicon wafer suppliers, and many of our competitors also purchase silicon and silicon wafers from these suppliers. In addition, there has been an ongoing trend in the industry towards vertical integration whereby PV cell and PV module manufacturers expand into silicon and silicon wafer manufacturing and silicon and silicon wafer manufacturers expand into PV cell and PV module manufacturing. To the extent that such vertical integration involves mergers or acquisitions of existing silicon or silicon wafer manufacturers, this trend may result in a reduction of the silicon and silicon wafer supply that is freely available in the market to companies such as our company, which may cause additional shortages or increase pricing. Additionally, PV cell and PV module manufacturers that have integrated silicon or silicon wafer manufacturing may have a competitive advantage over us by virtue of having access to their internal silicon or silicon wafer supply at lower cost at a time of market shortages for those materials. Since we have only been purchasing silicon and silicon wafers in bulk for approximately three years, our competitors may have longer and stronger relationships with these suppliers than we do. As we intend to significantly increase our manufacturing output, an inadequate allocation of silicon wafers would have a material adverse effect on our expansion plans. Moreover, the inability to obtain silicon and silicon wafers at commercially reasonable prices or at all would harm our ability to meet existing and future customer demand for our products, and could cause us to make fewer shipments, lose customers and market share and generate lower than anticipated revenue, thereby materially and adversely affecting our business, financial condition, results of operations and prospects.

Our dependence on a limited number of suppliers for a substantial majority of silicon and silicon wafers could prevent us from delivering our products in a timely manner to our customers in the required quantities, which could result in order cancellations, decreased revenue and loss of market share.

In 2005, 2006 and 2007, our five largest suppliers supplied in the aggregate 71.3%, 50.9% and 59.0%, respectively, of our total silicon and silicon wafer purchases. If we fail to develop or maintain our relationships with these or our other suppliers, we may be unable to manufacture our products, our products may only be available at a higher cost or after a long delay, or we could be prevented from delivering our products to our customers in the required quantities, at competitive prices and on acceptable terms of delivery. Problems of this kind could cause us to experience order cancellations, decreased revenue and loss of market share. In general, the failure of a supplier to supply materials and components that meet our quality, quantity and cost requirements in a timely manner due to lack of supplies or other reasons could impair our ability to manufacture our products or could increase our costs, particularly if we are unable to obtain these materials and components from alternative sources in a timely manner or on commercially reasonable terms. Allegations have been made and may be made in the future regarding the quality of our suppliers’ inventories. In addition, some of our suppliers have a limited operating history and limited financial resources, and the contracts we entered into with these suppliers do not clearly provide for adequate remedies to us in the event any of these suppliers is not able to, or otherwise does not, deliver, in a timely manner or at all, any materials it is contractually obligated to deliver. In particular, due to a shortage of raw materials for the production of silicon wafers, increased market demand for silicon wafers, a failure by some silicon suppliers to achieve expected production volumes and other factors, some of our major silicon wafer suppliers failed to fully perform in the past on their silicon wafer supply commitments to us, and we consequently did not receive all of the contractually agreed quantities of silicon wafers from these suppliers. We cannot assure you that we will not experience similar or additional shortfalls of silicon or silicon wafers from our suppliers in the future or that, in the event of such shortfalls, we will be able to find other silicon suppliers to satisfy our production needs. Any disruption in the supply of silicon wafers to us may adversely affect our business, financial condition and results of operations.

Our ability to adjust our materials costs may be limited as a result of entering into prepaid, fixed-price arrangements with our suppliers, and it therefore may be difficult for us to respond appropriately in a timely manner to market conditions, which could materially and adversely affect our revenue and profitability.

We have in the past secured, and plan to continue to secure, our supply of silicon and silicon wafers through prepaid supply arrangements with overseas and domestic suppliers. In the past, we entered into supply contracts with some of our suppliers, under which these suppliers agreed to provide us with specified quantities of silicon wafers and we have made prepayments to these suppliers in accordance with the supply contracts. As of December 31, 2005, 2006 and 2007, we had advanced RMB61.3 million, RMB238.2 million and RMB640.1 million (US$87.8 million) to our suppliers, respectively. The prices of the supply contracts we entered into with some of our suppliers are fixed. If the prices of silicon or silicon wafers were to decrease in the future and we are locked into prepaid, fixed-price arrangements, we may not be able to adjust our materials costs, and our cost of revenue would be materially and adversely affected. In addition, if demand for our PV products decreases, we may incur costs associated with carrying excess materials, which may have a material adverse effect on our operating expenses. To the extent we are not able to pass these increased costs and expenses to our customers, our revenue and profitability may be materially reduced.

We require a significant amount of cash to fund our operations as well as meet future capital requirements. If we cannot obtain additional capital when we need it, our growth prospects and future profitability may be materially and adversely affected.

We typically require a significant amount of cash to fund our operations, especially prepayments to suppliers to secure our silicon wafer requirements. We also require cash generally to meet future capital requirements, which are difficult to plan in the rapidly changing PV industry. In particular, we will need capital to fund the expansion of our facilities as well as research and development activities in order to remain competitive. Furthermore, we acquired a 52% equity interest in Yangguang Solar, a newly established silicon ingot plant, in August 2007 and subsequently entered into a share transfer agreement to acquire the remaining 48% stake in June 2008. We will need to make substantial capital expenditures in equipment purchases of Yangguang Solar to ramp up its production capacity in 2008. In addition, under the supply agreement dated June 22, 2008 between Zhongneng and us, we are required to make a non-refundable prepayment of RMB357.4 million to Zhongneng. Any future acquisitions, expansions, or market changes or other developments will cause us to require additional funds. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including:

•	our future financial condition, results of operations and cash flows;

•	general market conditions for financing activities by manufacturers of PV and related products; and

•	economic, political and other conditions in the PRC and elsewhere.

We cannot assure you that financing will be available on satisfactory terms, or at all. In particular, as of December 31, 2007, RMB940.0 million (US$128.9 million) of our outstanding borrowings were guaranteed by Jiangsu Linyang Electronics Co., Ltd., or Linyang Electronics, a company controlled by Mr. Yonghua Lu, our chairman. We do not have control over Linyang Electronics and Mr. Lu has recently reduced his holding of our shares by a significant amount. See “— Two of our existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.” Mr. Lu also resigned as our chief executive officer as of February 25, 2008. If for any reason Linyang Electronics ceases to guarantee our existing borrowings, it may be difficult for us to obtain necessary financing in a timely manner or on commercially acceptable terms and our growth prospects and future profitability may decrease materially.

We face risks associated with the marketing, distribution and sale of our PV products internationally, and if we are unable to effectively manage these risks, they could impair our ability to expand our business abroad.

In 2005, 2006 and 2007, a substantial majority of our revenue was generated by sales to customers outside of China. The marketing, distribution and sale of our PV products overseas expose us to a number of risks, including:

•	fluctuations in currency exchange rates of the U.S. dollar, Euro and other foreign currencies against the Renminbi;

•	difficulty in engaging and retaining distributors and agents who are knowledgeable about, and can function effectively in, overseas markets;

•	increased costs associated with maintaining marketing and sales activities in various countries;

•	difficulty and costs relating to compliance with different commercial and legal requirements in the jurisdictions in which we offer our products;

•	inability to obtain, maintain or enforce intellectual property rights; and

•	trade barriers, such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries.

If we are unable to effectively manage these risks, our ability to conduct or expand our business abroad would be impaired, which may in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

If we are unable to compete in the highly competitive PV market, our revenue and profits may decrease.

The PV market is very competitive. We face competition from a number of sources, including domestic, foreign and multinational corporations. We believe that the principal competitive factors in the markets for our products are:

•	manufacturing capacity;

•	power efficiency;

•	range and quality of products;

•	price;

•	strength of supply chain and distribution network;

•	after-sales inquiry; and

•	brand image.

Many of our current and potential competitors have longer operating histories, greater name recognition, access to larger customer bases and resources and significantly greater economies of scale, and financial, sales and marketing, manufacturing, distribution, technical and other resources than we do. In particular, many of our competitors are developing and manufacturing solar energy products based on new technologies that may ultimately have costs similar to, or lower than, our projected costs. In addition, our competitors may have stronger relationships or have or may enter into exclusive relationships with key suppliers, distributors or system integrators to whom we sell our products. As a result, they may be able to respond more quickly to changing customer demands or devote greater resources to the development, promotion and sales of their products than we can. Furthermore, competitors with more diversified product offerings may be better positioned to withstand a decline in the demand for PV products. Some of our competitors have also become vertically integrated, with businesses ranging from upstream silicon wafer manufacturing to solar power system integration, and we may also face competition from semiconductor manufacturers, several of which have already announced their intention to commence production of PV cells and PV modules. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share and our financial condition and results of operations would be materially and adversely affected.

In the immediate future, we believe that the competitive arena will increasingly center around securing silicon supply and forming strategic relationships to secure supply of key components and technologies. Many of our competitors have greater access to silicon supply or have upstream silicon wafer manufacturing capabilities. We believe that as the supply of silicon stabilizes over time, competition will become increasingly based upon marketing and sales activities. Since we have conducted limited advertising in the past, the greater sales and marketing resources, experience and name recognition of some of our competitors may make it difficult for us to compete if and when this transition occurs.

In addition, the PV market in general competes with other sources of renewable energy as well as conventional power generation. If prices for conventional and other renewable energy resources decline, or if these resources enjoy greater policy support than solar power, the PV market and our business and prospects could suffer.

Our profitability depends on our ability to respond to rapid market changes in the PV industry, including by developing new technologies and offering additional products and services.

The PV industry is characterized by rapid increases in the diversity and complexity of technologies, products and services. In particular, the ongoing evolution of technological standards requires products with improved features, such as more efficient and higher power output and improved aesthetics. As a result, we expect that we will need to constantly offer more sophisticated products and services in order to respond to competitive industry conditions and customer demands. If we fail to develop, or obtain access to, advances in technologies, or if we are not able to offer more sophisticated products and services, we may become less competitive and less profitable. In addition, advances in technologies typically lead to declining average selling prices for products using older technologies. As a result, if we are not able to reduce the costs associated with our products, the profitability of any given product, and our overall profitability, may decrease over time. Furthermore, technologies developed by our competitors may provide more advantages than ours for the commercialization of PV products, and to the extent we are not able to refine our technologies and develop new PV products, our existing products may become uncompetitive and obsolete.

In addition, we will need to invest significant financial resources in research and development to maintain our competitiveness and keep pace with technological advances in the PV industry. However, commercial acceptance by customers of new products we offer may not occur at the rate or level expected, and we may not be able to successfully adapt existing products to effectively and economically meet customer demands, thus impairing the return from our investments. We may also be required under the applicable accounting standards to recognize a charge for the impairment of assets to the extent our existing products become uncompetitive or obsolete, or if any new products fail to achieve commercial acceptance. Any such charge may have a material adverse effect on our financial condition and results of operations.

Moreover, in response to the rapidly evolving conditions in the PV industry, we plan to expand our business downstream to provide system integration products and services. This expansion requires significant investment and management attention from us, and we are likely to face intense competition from companies that have extensive experience and well-established businesses and customer bases in the system integration sector. We cannot assure you that we will succeed in expanding our business downstream. If we are not able to bring quality products and services to market in a timely and cost-effective manner and successfully market and sell these products and services, our ability to continue penetrating the PV market, as well as our results of operations and profitability, will be materially and adversely affected.

Our future success depends in part on our ability to make strategic acquisitions and investments and to establish and maintain strategic alliances, and failure to do so could have a material adverse effect on our market penetration, revenue growth and profitability. In addition, such strategic acquisitions, alliances and investments themselves entail significant risks that could materially and adversely affect our business.

We entered into the silicon ingot production business through our acquisition of a 52% equity interest in Yangguang Solar, an ingot plant that commenced operations in October 2007 and subsequently entered into a share transfer agreement to acquire the remaining 48% stake in June 2008. In addition, we have purchased and are in the process of installing six wire saws which can be used to slice ingots into wafers. We plan to purchase and install an additional 54 wire saws, the completion of which will increase the annual aggregate manufacturing capacity of wires saws to 300 MW. We expect this new facility to be completed by March 2009. We are also pursuing expansion into downstream system integration services through our subsidiary, Shanghai Linyang, and we are considering pursuing upstream silicon feedstock sourcing through strategic partnerships and investments. We intend to continue to establish and maintain strategic alliances with third parties in the PV industry, particularly with silicon suppliers. These types of transactions could require that our management develop expertise in new areas, manage new business relationships and attract new types of customers and may require significant attention from our management, and the diversion of our management’s attention could have a material adverse effect on our ability to manage our business. We may also experience difficulties integrating acquisitions and investments into our existing business and operations. Furthermore, we may not be able to successfully make such strategic acquisitions and investments or to establish strategic alliances with third parties that will prove to be effective or beneficial for our business. Any difficulty we face in this regard could have a material adverse effect on our market penetration, our results of operations and our profitability.

Strategic acquisitions, investments and alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information and loss of control of operations that are material to our business. Moreover, strategic acquisitions, investments and alliances may be expensive to implement and subject us to the risk of non-performance by a counterparty, which may in turn lead to monetary losses that materially and adversely affect our business. In addition, changes in government policies, both domestically and internationally, that are not favorable to the development of the PV industry, may also have a material adverse effect on the success of our strategic acquisitions, investments and alliances.

Problems with product quality or product performance could result in a decrease in customers and revenue, unexpected expenses and loss of market share. In addition, product liability claims against us could result in adverse publicity and potentially significant monetary damages.

Our PV modules are typically sold with a two to five years limited warranty for technical defects, a 10-year limited warranty against declines greater than 10%, and a 20 to 25-year limited warranty against declines of greater than 20%, in their initial power generation capacity. As a result, we bear the risk of extensive warranty claims for an extended period after we have sold our products and recognized revenue. Since our products have been in use for only a relatively short period, our assumptions regarding the durability and reliability of our products may not be accurate. We consider various factors when determining the likelihood of product defects, including an evaluation of our quality controls, technical analysis, industry information on comparable companies and our own experience. As of December 31, 2005, 2006 and 2007, our accrued warranty costs totaled RMB1.5 million, RMB7.6 million and RMB21.0 million (US$2.9 million), respectively.

In addition, as we purchase the silicon and silicon wafers and other components that we use in our products from third parties, we have limited control over the quality of these raw materials and components. Unlike PV modules, which are subject to certain uniform international standards, silicon and silicon wafers generally do not have uniform international standards, and it is often difficult to determine whether product defects are a result of the silicon or silicon wafers or other components or reasons. Furthermore, the silicon and silicon wafers and other components that we purchase from third-party suppliers are typically sold to us with no or only limited warranties. The possibility of future product failures could cause us to incur substantial expense to provide refunds or resolve disputes with regard to warranty claims through litigation, arbitration or other means. Product failures and related adverse publicity may also damage our market reputation and cause our sales to decline.

As with other PV product manufacturers, we are exposed to risks associated with product liability claims if the use of the PV products we sell results in injury, death or damage to property. We cannot predict at this time whether product liability claims will be brought against us in the future or the effect of any resulting negative publicity on our business. In addition, we have not made provisions for potential product liability claims and we may not have adequate resources to satisfy a judgment if a successful claim is brought against us. Moreover, the successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments and incur substantial legal expenses. Even if a product liability claim is not successfully pursued to judgment by a claimant, we may still incur substantial legal expenses defending against such a claim.

If PV technology is not suitable for widespread adoption, or sufficient demand for PV products does not develop or takes longer to develop than we anticipated, our sales may not continue to increase or may even decline, and our revenue and profitability would be reduced.

The PV market is at a relatively early stage of development and the extent to which PV products will be widely adopted is uncertain. Furthermore, market data in the PV industry are not as readily available as those in other more established industries, where trends can be assessed more reliably from data gathered over a longer period of time. If PV technology, in particular the type of PV technology that we have adopted, proves unsuitable for widespread adoption or if demand for PV products fails to develop sufficiently, we may not be able to grow our business or generate sufficient revenue to sustain our profitability. In addition, demand for PV products in our targeted markets, including China, may not develop or may develop to a lesser extent than we anticipated. Many factors may affect the viability of widespread adoption of PV technology and demand for PV products, including:

•	cost-effectiveness of PV products compared to conventional and other non-solar energy sources and products;

•	performance and reliability of PV products compared to conventional and other non-solar energy sources and products;

•	availability of government subsidies and incentives to support the development of the PV industry or other energy resource industries;

•	success of other alternative energy generation technologies, such as fuel cells, wind power and biomass;

•	fluctuations in economic and market conditions that affect the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

•	capital expenditures by end users of PV products, which tend to decrease when the overall economy slows down; and

•	deregulation of the electric power industry and the broader energy industry.

Existing regulations and policies governing the electricity utility industry, as well as changes to these regulations and policies, may adversely affect demand for our products and materially reduce our revenue and profits.

The electric utility industry is subject to extensive regulation, and the market for PV products, is heavily influenced by these regulations as well as the policies promulgated by electric utilities. These regulations and policies often affect electricity pricing and technical interconnection of end-user power generation. As the market for solar and other alternative energy sources continue to evolve, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in research and development of, solar and other alternative energy sources may be significantly affected by these regulations and policies, which could significantly reduce demand for our products and materially reduce our revenue and profits.

Moreover, we expect that our PV products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters in various countries. We also have to comply with the requirements of individual localities and design equipment to comply with varying standards applicable in the jurisdictions where we conduct business. Any new government regulations or utility policies pertaining to our PV products may result in significant additional expenses to us, our distributors and end users and, as a result, could cause a significant reduction in demand for our PV products, as well as materially and adversely affect our financial condition and results of operations.

The reduction or elimination of government subsidies and economic incentives for on-grid solar energy applications could have a materially adverse effect on our business and prospects.

We believe that the near-term growth of the market for “on-grid” applications, where solar energy is used to supplement a customer’s electricity purchased from the electric utility, depends in large part on the availability and size of government subsidies and economic incentives. As a portion of our sales is in the on-grid market, the reduction or elimination of government subsidies and economic incentives may hinder the growth of this market or result in increased price competition, which could decrease demand for our products and reduce our revenue.

The cost of solar energy currently substantially exceeds the cost of power furnished by the electric utility grid in many locations. As a result, federal, state and local governmental bodies in many countries, most notably Germany, Italy, Spain and the United States, have provided subsidies and economic incentives in the form of rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of PV products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. Certain of these government economic incentives are set to be reduced and may be reduced further, or eliminated. In particular, political changes in a particular country could result in significant reductions or eliminations of subsidies or economic incentives. Electric utility companies that have significant political lobbying powers may also seek changes in the relevant legislation in their markets that may adversely affect the development and commercial acceptance of solar energy. The reduction or elimination of government subsidies and economic incentives for on-grid solar energy applications, especially those in our target markets, could cause demand for our products and our revenue to decline, and have a material adverse effect on our business, financial condition, results of operations and prospects.

The lack or inaccessibility of financing for off-grid solar energy applications could cause our sales to decline.

Our products are used for “off-grid” solar energy applications in developed and developing countries, where solar energy is provided to end users independent of an electricity transmission grid. In some countries, government agencies and the private sector have, from time to time, provided subsidies or financing on preferred terms for rural electrification programs. We believe that the availability of financing could have a significant effect on the level of sales of off-grid solar energy applications, particularly in developing countries where users may not have sufficient resources or credit to otherwise acquire PV systems. If existing financing programs for off-grid solar energy applications are eliminated or if financing becomes inaccessible, the growth of the market for off-grid solar energy applications may be materially and adversely affected, which could cause our sales to decline. In addition, rising interest rates could render existing financings more expensive, as well as serve as an obstacle for potential financings that would otherwise spur the growth of the PV industry.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

We rely primarily on patents, trademarks, trade secrets, copyrights and other contractual restrictions to protect our intellectual property. Nevertheless, these afford only limited protection and the actions we take to protect our intellectual property rights may not be adequate. In particular, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition and results of operations. Policing unauthorized use of our proprietary technologies can be difficult and expensive. In addition, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. We also cannot assure you that the outcome of any such litigation would be in our favor. Furthermore, any such litigation may be costly and may divert management attention as well as expend our other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries.

We may be exposed to infringement or misappropriation claims by third parties, particularly in jurisdictions outside China which, if determined adversely against us, could disrupt our business and subject us to significant liability to third parties, as well as have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use and develop our technologies and know-how without infringing the intellectual property rights of third parties. As we continue to market and sell our products internationally, and as litigation becomes more common in the PRC, we face a higher risk of being the subject of claims for intellectual property infringement, as well as having indemnification relating to other parties’ proprietary rights held to be invalid. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products in the European Union, the PRC or other countries. The validity and scope of claims relating to PV technology patents involve complex, scientific, legal and factual questions and analysis and, therefore, may be highly uncertain. In addition, the defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceeding to which we may become a party could cause us to:

•	pay damage awards;

•	seek licenses from third parties;

•	pay ongoing royalties;

•	redesign our products; or

•	be restricted by injunctions,

each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our products, which could have a material adverse effect on our financial condition and results of operations.

We may not be able to obtain sufficient patent protection on the technologies embodied in the PV products we currently manufacture and sell, which could reduce our competitiveness and increase our expenses.

Although we rely primarily on trade secret laws and contractual restrictions to protect the technologies in the PV cells we currently manufacture and sell, our success and ability to compete in the future may also depend to a significant degree on obtaining patent protection for our proprietary technologies. As of June 2, 2008, we had three issued patents and six pending patent applications in the PRC. We do not have, and have not applied for, any patents for our proprietary technologies outside the PRC. As the protections afforded by our patents are effective only in the PRC, our competitors and other companies may independently develop substantially equivalent technologies or otherwise gain access to our proprietary technologies, and obtain patents for such technologies in other jurisdictions, including the countries in which we sell our products. Moreover, our patent applications in the PRC may not result in issued patents, and even if they do result in issued patents, the patents may not have claims of the scope we seek. In addition, any issued patents may be challenged, invalidated or declared unenforceable. As a result, our present and future patents may provide only limited protection for our technologies, and may not be sufficient to provide competitive advantages to us.

We depend on our key personnel, and our business and growth may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of some of our directors and key executives. In particular, we are highly dependent upon our directors and officers, including Mr. Yonghua Lu, chairman of our board of directors, Mr. Henricus Johannes Petrus Hoskens, our chief executive officer, Mr. Hanfei Wang, our director and chief operating officer, and Mr. Yuting Wang, our chief engineer. In 2007, Mr. Fei Yun resigned as director of technology and Mr. Kevin C. Wei, our former chief financial officer, also left us as his employment contract expired in October 2007. If we lose the services of one or more of our current directors and executive officers, we may not be able to replace them readily, if at all, with suitable or qualified candidates, and may incur additional expenses to recruit and retain new directors and officers, particularly those with a significant mix of both international and China-based PV industry experience similar to our current directors and officers, which could severely disrupt our business and growth. In addition, if any of our directors or executives joins a competitor or forms a competing company, we may lose some of our customers. Each of these directors and executive officers has entered into an employment agreement with us, which contains confidentiality and non-competition provisions. However, if any disputes arise between these directors or executive officers and us, it is not clear, in light of uncertainties associated with the PRC legal system, the extent to which any of these agreements could be enforced in China, where all of these directors and executive officers reside and hold some of their assets. See “— Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could have a material adverse effect on us.” Furthermore, as we expect to continue to expand our operations and develop new products, we will need to continue attracting and retaining experienced management and key research and development personnel.

Competition for personnel in the PV industry in China is intense, and the availability of suitable and qualified candidates is limited. In particular, we compete to attract and retain qualified research and development personnel with other PV technology companies, universities and research institutions. Competition for these individuals could cause us to offer higher compensation and other benefits in order to attract and retain them, which could have a material adverse effect on our financial condition and results of operations. We may also be unable to attract or retain the personnel necessary to achieve our business objectives, and any failure in this regard could severely disrupt our business and growth.

Our recent changes in chief executive officer and chief financial officer and resignation of our principal accounting officer may have an adverse effect on the overall operations of our company and the functioning of our financial controls and reporting.

We recently appointed Mr. Henricus Johannes Petrus Hoskens as our new chief executive officer. His tenure commenced on February 25, 2008 and Mr. Yonghua Lu resigned as our chief executive officer as of the same date. Although Mr. Lu continues to serve as our chairman and remains actively involved in our business focusing on various areas of strategic importance in our company, the transition period for our chief executive officer may not be smooth and there may be an adverse effect on our overall operations.

In addition, we appointed Ms. Amy Jing Liu to be our chief financial officer in October 2007, replacing Mr. Kevin C. Wei, whose employment contract expired on October 31, 2007. Ms. Ru Cai, our former principal accounting officer, also resigned in 2007. Although there was an overlap of almost two weeks between the end of Mr. Wei’s tenure at our company and Ms. Liu’s appointment and we have hired additional financial officers during the past few months, there may be an adverse effect on the functioning of our financial controls and reporting as a result of this change in management.

Any failure to achieve and maintain effective internal controls could have a material adverse effect on our business, results of operations and the market price of our ADSs.

The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on the effectiveness of the company’s internal controls over financial reporting.

Our management and independent registered public accounting firm have concluded that our internal controls as of December 31, 2007 were effective. However, we cannot assure you that in the future our management or our independent registered public accounting firm will not identify material weakness during the Section 404 of the Sarbanes-Oxley Act audit process or for other reasons. In addition, because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. As a result, if we fail to maintain effective internal controls over financial reporting or should we be unable to prevent or detect material misstatements due to error or fraud on a timely basis, investors could lose confidence in the reliability of our financial statements, which in turn could harm our business, results of operations and negatively impact the market price of our ADSs, and harm our reputation. Furthermore, we have incurred and expected to continue to incur considerable costs and to use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We have limited insurance coverage and we are subject to the risk of damage due to fires or explosions because some materials we use in our manufacturing processes are highly flammable.

We are subject to risk of explosion and fires, as highly flammable gases, such as silane and nitrogen gas, are generated in our manufacturing processes. While we have not experienced to date any explosion or fire, the risks associated with these gases cannot be completely eliminated. In addition, as the insurance industry in China is still in an early stage of development, business interruption insurance available in China offers limited coverage compared to that offered in many other countries. Although we have obtained business interruption insurance, any business disruption or natural disaster could result in substantial costs and diversion of resources.

We are also exposed to risks associated with product liability claims in the event that the use of the PV products we sell results in injury. Due to limited historical experience, we are unable to predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we only have limited product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments, which could materially and adversely affect our business, financial condition and results of operations.

Any environmental claims or failure to comply with any present or future environmental regulations may require us to spend additional funds and may materially and adversely affect our financial condition and results of operations.

We are subject to a variety of laws and regulations relating to the use, storage, discharge and disposal of chemical by-products of, and water used in, our manufacturing operations and research and development activities, including toxic, volatile and otherwise hazardous chemicals and wastes. We are in compliance with current environmental regulations to conduct our business as it is presently conducted. Although we have not suffered material environmental claims in the past, the failure to comply with any present or future regulations could result in the assessment of damages or imposition of fines against us, suspension of production or a cessation of our operations. New regulations could also require us to acquire costly equipment or to incur other significant expenses. Any failure by us to control the use of, or to adequately restrict the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspension of our business, as well as our financial condition and results of operations.

The use of certain hazardous substances, such as lead, in various products is also coming under increasingly stringent governmental regulation. Increased environmental regulation in this area could adversely impact the manufacture and sale of solar modules that contain lead and could require us to make unanticipated environmental expenditures. For example, the European Union Directive 2002/96/EC on Waste Electrical and Electronic Equipment, or the WEEE Directive, requires manufacturers of certain electrical and electronic equipment to be financially responsible for the collection, recycling, treatment and disposal of specified products placed on the market in the European Union. In addition, European Union Directive 2002/95/EC on the Restriction of the use of Hazardous Substances in electrical and electronic equipment, or the RoHS Directive, restricts the use of certain hazardous substances, including lead, in specified products. Other jurisdictions are considering adopting similar legislation. Currently, we are not required under the WEEE or RoHS Directives to collect, recycle or dispose any of our products. However, the Directives allow for future amendments subjecting additional products to the Directives’ requirements. If, in the future, our solar modules become subject to such requirements, we may be required to apply for an exemption. If we were unable to obtain an exemption, we would be required to redesign our solar modules in order to continue to offer them for sale within the European Union, which would be impractical. Failure to comply with the Directives could result in the imposition of fines and penalties, the inability to sell our solar modules in the European Union, competitive disadvantages and loss of net sales, all of which could have a material adverse effect on our business, financial condition and results of operations.

Our business benefits from certain PRC government incentives. Expiration of, or changes to, these incentives could have a material adverse effect on our results of operations.

In accordance with the former PRC Income Tax Law for Enterprises with Foreign Investment and Foreign Enterprises, or the FIE Tax Law and the related implementing rules, Jiangsu Linyang Solarfun Co., Ltd., or Linyang China, our wholly-owned operating subsidiary in China, was exempted from enterprise income tax in 2005 and 2006, was taxed at a reduced rate of 12% in 2007, and would be taxed at the reduced rate of 12% in 2008 and 2009. From 2005 until the end of 2009, Linyang China would also be exempted from the 3% local income tax. Furthermore, Linyang China would be entitled to a two-year income tax exemption for 2006 and 2007 and a reduced tax rate of 12% for the following three years on income generated from additional investment in the production capacity of Linyang China resulting from our contribution to Linyang China of the funds we received through the issuances of our series A convertible preference shares in June and August 2006.

On March 16, 2007, the PRC government promulgated Law of the People’s Republic of China on Enterprise Income Tax, or EIT Law, which became effective January 1, 2008. Under EIT Law, domestically owned enterprises and foreign-invested enterprises, or FIE, are subject to a uniform tax rate of 25%. While the EIT Law equalizes the tax rates for FIE and domestically owned enterprises, preferential tax treatment (e.g. tax rate of 15%) would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies, whether domestically owned enterprises or FIE. The EIT Law also provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential lower tax rate or tax holiday under the then effective tax laws or regulations. The tax rate of such enterprises will transition to the uniform tax rate within a five-year transition period and the tax holiday, which has been enjoyed by such enterprises before the effective date of the EIT Law, may continue to be enjoyed until the end of the holiday. Linyang China has filed its application to be qualified as a high-technology company which is pending governmental approval.

Under the EIT Law, we may be classified as a “Resident Enterprise” of the PRC. Such classification would likely result in negative tax consequences to us and could result in negative tax consequences to our non-PRC enterprise shareholders and ADS holders.

Under the EIT Law, which took effect as of January 1, 2008, enterprises established under the laws of non-PRC jurisdictions but whose “de facto management body” is located in the PRC are considered “resident enterprises” for PRC tax purposes and are subject to the EIT Law. According to the Implementation Regulations for the EIT Law of the PRC issued by the State Council on December 6, 2007, de facto management body is defined as an establishment that exerts substantial and comprehensive management and control over the business operations, staff, accounting, assets and other aspects of the enterprise.

We are a Cayman Islands holding company and substantially all of our income are derived from dividends we receive from our operating subsidiaries located in the PRC. If we are treated as a “resident enterprise” for PRC tax purposes, we will be subject to PRC income tax on our worldwide income at a uniform tax rate of 25%, excluding the dividend income we receive from our PRC subsidiaries which has been subject to the PRC income tax already.

In addition, although the EIT Law provides that dividend income between qualified “resident enterprises” is exempted from the 10% withholding tax on dividends paid to non-PRC enterprise shareholders, it is still not free of doubt whether we will be considered to be a qualified “resident enterprise” under the EIT Law. If we are considered a “non-resident enterprise,” dividends paid to us by our subsidiaries in the PRC (through our holding company structure) may be subject to the 10% withholding tax.

If we are deemed by the PRC tax authorities as a “resident enterprise,” under the existing implementation rules of the EIT Law and other applicable tax rules, interests on the notes or dividends paid by us to our non-PRC enterprise or note-holders are generally subject to the 10% withholding tax (individual investors are subject to a 20% tax unless applicable treaty allows reduced rate). However, the Chinese State Administration of Taxation, or the SAT, the Chinese central government tax authority issued, on July 21, 1993, a Notice of the Chinese State Administration of Taxation Concerning the Taxation of Gains on Transfer and Dividends from Share (Equities) Received by Foreign Investment Enterprises, Foreign Enterprises and Foreign Individuals, or the Tax Notice, which states that dividends paid by a Chinese company to individuals with respect to shares listed on an overseas stock exchange, or Overseas Shares, such as H shares, are temporarily not subject to Chinese withholding tax. To the extent of our understanding, the relevant tax authority has not collected withholding tax on dividend payments on Overseas Shares, including ADSs. Therefore, non-PRC ADS holders are currently exempted from the 10% withholding tax for dividend payments from us unless the Tax Notice is repealed in the future.

Fluctuations in exchange rates could adversely affect our business as well as result in foreign currency exchange losses.

Our financial statements are expressed in, and our functional currency is Renminbi. The change in value of the Renminbi against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in a more than 17.1% appreciation of the Renminbi against the U.S. dollar. The PRC government may decide to adopt an even more flexible currency policy in the future, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. An appreciation of the Renminbi relative to other foreign currencies could decrease the per unit revenue generated from our international sales. If we increased our pricing to compensate for the reduced purchasing power of foreign currencies, we may decrease the market competitiveness, on a price basis, of our products. This could result in a decrease in our international sales and materially and adversely affect our business.

A substantial portion of our sales is denominated in U.S. dollars and Euros, while a substantial portion of our costs and expenses is denominated in Renminbi. As a result, the revaluation of the Renminbi in July 2005 has increased, and further revaluations could further increase, our costs. In addition, as we rely entirely on dividends paid to us by Linyang China, our operating subsidiary in the PRC, any significant revaluation of the Renminbi may have a material adverse effect on our financial condition and results of operations. The value of, and any dividends payable on, our ADSs in foreign currency terms will also be affected. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, an appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Fluctuations in exchange rates, particularly among the U.S. dollar, Renminbi and Euro, also affect our gross and net profit margins and could result in fluctuations in foreign exchange and operating gains and losses. We incurred net foreign currency losses of RMB1.8 million, RMB4.3 million and RMB25.6 million (US$3.5 million) in 2005, 2006 and 2007, respectively. We cannot predict the impact of future exchange rate fluctuations on our financial condition and results of operations, and we may incur net foreign currency losses in the future.

Very limited hedging transactions are available in the PRC to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currencies.

Two of our existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

As of June 2, 2008, Mr. Yonghua Lu, chairman of our board of directors, and Good Energies II LP owned 15.95% and 36.39%, respectively, of our outstanding share capital. In December 2007, Mr. Yonghua Lu transferred 38,634,750 ordinary shares beneficially owned by him to Good Energies II LP acting by its general partner Good Energies General Partner Jersey Limited. Mr. Lu and Good Energies II LP have substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our ADSs. These actions may be taken even if they are opposed by our other shareholders.

If we grant employee share options and other share-based compensation in the future, our net income could be adversely affected.

We adopted a share option plan for our employees in November 2006, pursuant to which we may issue options to purchase up to 10,799,685 ordinary shares. As of December 31, 2007, options to purchase 8,105,500 ordinary shares had been granted under this plan. In August 2007, we adopted our 2007 equity incentive plan. The 2007 equity incentive plan permits the grant of incentive stock options, non-statutory stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares, and other equity based awards to employees, directors and consultants of our company. Under the 2007 equity incentive plan, we may issue up to 10,799,685 ordinary shares plus an annual increase of 2% of the outstanding ordinary shares on the first day of the fiscal year, or such lesser amount of shares as determined by the board of directors. As a result of these option grants and potential future grants under these plans, we expect to incur significant share compensation expenses in future periods. The amount of these expenses will be based on the fair value of the share-based awards. Fair value is determined based on an independent third party valuation. We have adopted Statement of Financial Accounting Standard No. 123(R) (revised 2004) for the accounting treatment of our share incentive plan. As a result, we will have to account for compensation costs for all share options, including share options granted to our directors and employees, using a fair-value based method and recognize expenses in our consolidated statement of income in accordance with the relevant rules under U.S. GAAP, which may have a material adverse effect on our net profit. Moreover, the additional expenses associated with share-based compensation may reduce the attractiveness of such incentive plan to us. However, our share incentive plan and other similar types of incentive plans are important in order to attract and retain key personnel. We cannot assure you that employee share options or other share-based compensation we may grant in the future, would not have a material adverse effect on our profitability.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Substantially all of our operations are conducted in China and some of our sales are made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.

While the PRC economy has grown significantly over the past 25 years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the PRC government to slow the pace of growth of the PRC economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects. In particular, the PRC government has, in recent years, promulgated certain laws and regulations and initiated certain government-sponsored programs to encourage the utilization of new forms of energy, including solar energy. We cannot assure you that the implementation of these laws, regulations and government programs will be beneficial to us. In particular, any adverse change in the PRC government’s policies towards the PV industry may have a material adverse effect on our operations as well as on our plans to expand our business into downstream system integration services.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

We conduct substantially all of our business through our operating subsidiary in the PRC, Linyang China, a Chinese wholly foreign-owned enterprise. Linyang China is generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We rely principally on dividends and other distributions on equity paid by our operating subsidiary to fund cash and financing requirements, and limitations on the ability of our operating subsidiary to pay dividends or other distributions to us could have a material adverse effect on our ability to conduct our business and our ability to make payments due under the notes.

We are a holding company and conduct substantially all of our business through our operating subsidiary, Linyang China, which is a limited liability company established in China. We rely on dividends paid by Linyang China for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities organized in China is subject to limitations. In particular, regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Linyang China is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reaches 50% of its registered capital. These reserves are not distributable as cash dividends. In addition, Linyang China is required to allocate a portion of its after-tax profit to its staff welfare and bonus fund at the discretion of its board of directors. Moreover, if Linyang China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

A portion of our revenue and a substantial portion of our expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, Linyang China may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by Linyang China under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC governmental authorities, including SAFE. In particular, if Linyang China borrows foreign currency loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance Linyang China by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the National Development and Reform Commission, or the NDRC, the Ministry of Commerce or their respective local counterparts. These limitations could affect the ability of Linyang China to obtain foreign exchange through debt or equity financing.

Recent PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us, or otherwise materially and adversely affect us.

SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. Our current beneficial owners who are PRC residents have registered with the local SAFE branch as required under the SAFE notice. The failure of these beneficial owners to amend their SAFE registrations in a timely manner pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also result in a restriction on our PRC subsidiary’s ability to distribute profits to us or otherwise materially and adversely affect our business. In addition, the NDRC promulgated a rule in October 2004, or the NDRC Rule, which requires NDRC approvals for overseas investment projects made by PRC entities. The NDRC Rule also provides that approval procedures for overseas investment projects of PRC individuals shall be implemented with reference to this rule. However, there exist extensive uncertainties in terms of interpretation of the NDRC Rule with respect to its application to a PRC individual’s overseas investment, and in practice, we are not aware of any precedents that a PRC individual’s overseas investment has been approved by the NDRC or challenged by the NDRC based on the absence of NDRC approval. Our current beneficial owners who are PRC individuals did not apply for NDRC approval for investment in us. We cannot predict how and to what extent this will affect our business operations or future strategy. For example, the failure of our shareholders who are PRC individuals to comply with the NDRC Rule may subject these persons or our PRC subsidiary to certain liabilities under PRC laws, which could adversely affect our business.

We face risks related to health epidemics and other outbreaks.

Adverse public health epidemics or pandemics could disrupt business and the economics of the PRC and other countries where we do business. From December 2002 to June 2003, China and other countries experienced an outbreak of a highly contagious form of atypical pneumonia now known as severe acute respiratory syndrome, or SARS. On July 5, 2003, the World Health Organization declared that the SARS outbreak had been contained. However, a number of isolated new cases of SARS were subsequently reported, most recently in central China in April 2004. During May and June of 2003, many businesses in China were closed by the PRC government to prevent transmission of SARS. Moreover, some Asian countries, including China, have recently encountered incidents of the H5N1 strain of bird flu, or avian flu. We are unable to predict the effect, if any, that avian flu may have on our business. In particular, any future outbreak of SARS, avian flu or other similar adverse public developments may, among other things, significantly disrupt our business, including limiting our ability to travel or ship our products within or outside China and forcing us to temporary close our manufacturing facilities. Furthermore, an outbreak may severely restrict the level of economic activity in affected areas, which may in turn materially and adversely affect our financial condition and results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of avian flu, SARS or any other epidemic.

Risks Related to the Notes, Our Ordinary Shares and Our ADSs

The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness and are structurally subordinated to all liabilities of our subsidiaries, including trade payables.

The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including trade payables. As of December 31, 2007, our subsidiaries had approximately RMB980.0 million (US$134.3 million) of short-term bank borrowings and long-term bank borrowings to which the notes would be structurally subordinated. All of our operations are conducted through our subsidiaries. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.

We have made only limited covenants in the indenture for the notes, and these limited covenants may not protect your investment.

The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness which would effectively rank senior to the notes;

•	limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the ordinary shares of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	restrict our ability to pledge our assets or those of our subsidiaries; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our ordinary shares, including ADSs or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, which could substantially affect our capital structure and the value of the notes, our ordinary shares and our ADSs but may not constitute a “fundamental change” that permits holders to require us to repurchase their notes. For these reasons, you should not consider the covenants in the indenture or the repurchase features of the notes as a significant factor in evaluating whether to invest in the notes.

The increase in the conversion rate applicable to notes that holders convert in connection with a make-whole change of control may not adequately compensate you for the lost option time value of your notes that result from that make-whole change of control.

If a make-whole change of control occurs, we will under certain circumstances increase the conversion rate applicable to holders who convert their notes within a specified time frame. The amount of the increase in the conversion rate depends on the date when the make-whole change of control becomes effective and the applicable price described in this prospectus. See “Description of Notes — Conversion Rights — Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Change of Control.” Although the increase in the conversion rate is designed to compensate you for the lost option time value of your notes as a result of the make-whole change of control, the increase in the conversion rate is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, you will not be entitled to an increased conversion rate if the applicable price is greater than US$150 per ADS or less than US$15 per ADS (in each case, subject to adjustment).

Our obligation to increase the conversion rate as described above also could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

We may be unable to raise the funds to pay interest on the notes, to purchase the notes on the purchase dates, upon a fundamental change or at maturity.

The notes initially bear interest semi-annually at a rate of 3.50%, and we in certain circumstances are obligated to pay additional interest. On January 15, 2015, holders may require us to purchase, for cash, all or a portion of their notes, at 100% of their principal amount, plus any accrued and unpaid interest to, but excluding, that date. If a fundamental change occurs, holders of the notes may require us to repurchase, for cash, all or a portion of their notes. We are obligated to pay the principal amount of the notes outstanding at the maturity date. We may not have sufficient funds for any required repurchase of the notes or required payment of principal return or interest, and we may have to refinance our credit facilities in order to make payments under the notes. In addition, the terms of any borrowing agreements which we may enter into from time to time may require early repayment of borrowings under circumstances similar to those constituting a fundamental change. These agreements may also make our repurchase of notes an event of default under such agreements. If we fail to pay interest on the notes or repurchase the notes when required, we will be in default under the indenture governing the notes.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment upon the occurrence of certain events, including, but not limited to, the issuance of share dividends on our ordinary shares, the issuance of certain rights or warrants, subdivisions, combinations, distributions of share capital, indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes — Conversion Rights — Conversion Rate Adjustments.”

Such conversion rate will not be adjusted, however, for other events, such as a third party tender or exchange offer or an issuance of ordinary shares for cash, any of which may adversely affect the trading price of the notes or our ADSs. In addition, an event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Certain significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the notes.

The fundamental change provisions will only afford protection to holders of the notes upon the occurrence of certain transactions. Other transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change. In the event of any such transaction, the holders would not have the right to require us to purchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the value of notes.

We may incur substantial additional indebtedness in the future, which could adversely affect our financial condition and our ability to generate sufficient cash to satisfy our outstanding and future debt obligations.

As of December 31, 2007, our outstanding short-term and long-term bank borrowing amounted to approximately RMB980.0 million (US$134.3 million). We may from time to time incur substantial additional indebtedness. If we or our subsidiaries incur additional debt, the risks that we face as a result of such indebtedness and leverage could intensify. The increase in the amount of our indebtedness could adversely affect our financial condition and our ability to generate sufficient cash.

For example, it could:

•	limit our ability to satisfy our obligations under the notes and other debt;

•	increase our vulnerability to adverse general economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to servicing and repaying indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, dividend payments and other general corporate purposes;

•	limit our flexibility in planning for or reacting to changes in the businesses and the industries in which we operate;

•	place us at a competitive disadvantage compared to our competitors which have less debt;

•	limit, along with the financial and other restrictive covenants of such indebtedness, our ability to borrow additional funds; and

•	increase the cost of additional financing.

Our ability to generate sufficient cash to satisfy our outstanding and future debt obligations will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We may not generate sufficient cash flow to meet our anticipated operating expenses or to service our debt obligations as they become due.

For the year ended December 31, 2006 and 2007, our net cash inflow from operating activities was RMB523.1 million and RMB1,005.1 million (US$137.8 million), respectively. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing existing indebtedness or seeking equity capital. These strategies, if implemented, may not be instituted on satisfactory terms. Any of these constraints upon us could materially and adversely affect our ability to satisfy our obligations under the notes.

The trading prices for the notes could be directly affected by the market prices of our ADSs, which are impossible to predict.

The market price of our ADSs experienced, and may continue to experience, significant volatility. For the period from December 20, 2006 to June 30, 2008, the trading price of our ADSs on the Nasdaq Global Market has ranged from a low of US$8.22 per ADS to a high of US$37.85 per ADS. Because the notes are convertible into ADSs, volatility in the price of our ADSs may depress the trading price of the notes. The risk of volatility and depressed prices of our ADSs also applies to holders who receive ADSs upon conversion of their notes.

Numerous factors, including many over which we have no control, may have a significant impact on the market price of our ADSs, including, among other things:

•	announcements of technological or competitive developments;

•	regulatory developments in our target markets affecting us, our customers or our competitors;

•	announcements regarding patent litigation or the issuance of patents to us or our competitors;

•	announcements of studies and reports relating to the conversion efficiencies of our products or those of our competitors;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in financial estimates or other material comments by securities analysts relating to us, our competitors or our industry in general;

•	announcements by other companies in our industry relating to their operations, strategic initiatives, financial condition or financial performance or to our industry in general;

•	announcements of acquisitions or consolidations involving industry competitors or industry suppliers;

•	changes in the economic performance or market valuations of other PV technology companies;

•	addition or departure of our executive officers and key research personnel; and

•	sales or perceived sales of additional ordinary shares or ADSs.

In addition, the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our ADSs, regardless of our operating performance. These factors, among others, could significantly depress the trading price of the notes and the price of our ADSs issued upon conversion of the notes.

Future issuances of ordinary shares, ADSs or equity-related securities may depress the trading price of our ADSs.

Any issuance of equity securities after this offering could dilute the interests of our existing shareholders and could substantially decrease the trading price of our ADSs. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to adjust our ratio of debt to equity and to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.

Sales of a substantial number of ADSs or other equity-related securities in the public market could depress the market price of our ADSs, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our ADSs or other equity-related securities would have on the market price of our ADSs. In addition, the price of our ADSs could be affected by possible sales of our ADSs by investors who view the convertible notes as a more attractive means of obtaining equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our convertible notes.

Because your right to require repurchase of the notes is limited, the market price of the notes may decline if we enter into a transaction that is not a fundamental change under the indenture relating to the notes.

The term “fundamental change” is limited and may not include every event that might cause the market price of the notes to decline or result in a decrease in creditworthiness of the notes. The term “fundamental change” does not apply to certain transactions in which at least 90% of the consideration paid for our ordinary shares in a merger or similar transaction is securities traded on a United States national securities exchange. Our obligation to repurchase the notes upon a fundamental change may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See “Description of Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes.”

If you hold notes, you are not entitled to any rights with respect to our ADSs, but you are subject to all changes made with respect to our ADSs.

If you hold notes, you are not entitled to any rights with respect to our ADSs (including, without limitation, voting rights and rights to receive any dividends or other distributions on our ADSs), but you are subject to all changes affecting the ADSs. You will only be entitled to rights on the ADSs if and when we deliver ADSs to you in exchange for your notes. For example, in the event that an amendment is proposed to our certificate of incorporation or articles of association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the ADSs, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any resulting changes in the powers, preferences or special rights that affect our ADSs.

If an active and liquid trading market for the notes does not develop, the market price of the notes may decline and you may be unable to sell your notes.

The notes are a new issue of securities for which there is currently no public market, and no active trading market might ever develop. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our ADSs, our performance and other factors. In addition, we do not know whether an active trading market will develop for the notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed.

We have no plans to list the notes on a securities exchange; however, the notes will be eligible for The Portal Market at the time of issuance thereof. We have been advised by the initial purchasers that they presently intend to make a market in the notes. However, the initial purchasers are not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice. If the initial purchasers cease to act as the market makers for the notes, we cannot assure you another firm or person will make a market in the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop, and you may be unable to resell your notes or may only be able to sell them at a substantial discount.

Provisions of the notes could discourage an acquisition of us by a third party.

Certain provisions of the notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of US$1,000. We may also be required to issue additional ADSs upon conversion in the event of certain fundamental changes.

If we issue a cash dividend on our ordinary shares, U.S. investors may be deemed to have received a taxable dividend without the receipt of any cash.

If we issue any cash dividend on our ADSs or ordinary shares in the future, the conversion rate will be adjusted and U.S. investors may be deemed to have received a taxable dividend subject to U.S. federal income tax without the receipt of any cash. See “Taxation — Certain U.S. Federal Income Tax Consequences — Notes — Constructive Distributions.”

The market price for our ADSs may be volatile.

The market price of our ADSs experienced, and may continue to experience, significant volatility. For the period from December 20, 2006 to June 25, 2008, the trading price of our ADSs on the Nasdaq Global Market has ranged from a low of US$8.22 per ADS to a high of US$37.85 per ADS.

Numerous factors, including many over which we have no control, may have a significant impact on the market price of our ADSs. See “— The trading prices for the notes could be directly affected by the market prices of our ADSs, which are impossible to predict.”

Our articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and ADSs.

Our articles of association limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, in the form of ADS or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares and ADSs may be materially and adversely affected.

Holders of ADSs have fewer rights than shareholders and must act through the depositary to exercise those rights.

Holders of ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement. Under our amended and restated articles of association, the minimum notice period required to convene a general meeting is 14 days. When a general meeting is convened, ADS holders may not receive sufficient notice of a shareholders’ meeting to permit such holders to withdraw their ordinary shares to allow them to cast their vote with respect to any specific matter. If requested in writing by us, the depositary will mail a notice of such a meeting to ADS holders. In addition, the depositary and its agents may not be able to send voting instructions to ADS holders or carry out ADS holders’ voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to ADS holders in a timely manner, but you may not receive the voting materials in time to ensure that you can convert your notes and instruct the depositary to vote the ADSs issued upon the conversion of your notes. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, you may not be able to exercise your right to vote and you may lack recourse if the ADSs you receive upon the conversion of your notes are not voted as you requested. In addition, in your capacity as an ADS holder, you will not be able to call a shareholder meeting.

You may be subject to limitations on transfers of your ADSs.

The ADSs you receive upon the conversion of the notes are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deem it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

The right of ADS holders to participate in any future rights offerings may be limited, which may cause dilution to their holdings and they may not receive cash dividends if it is impractical to make them available to such holders.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to ADS holders in the United States unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Also, under the deposit agreement, the depositary will not make rights available to ADS holders unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act, or exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, in the event we conduct any rights offering in the future, the depositary may not make such rights available to holders of ADSs or may dispose of such rights and make the net proceeds available to such holders. As a result, ADS holders may be unable to participate in our rights offerings and may experience dilution in their holdings.

In addition, the depositary of our ADSs has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. As a result, the depositary may decide not to make the distribution and ADS holders will not receive such distribution.

We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than that under U.S. law, ADS holders may have less protection for their shareholder rights than such holders would under U.S. law.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Cayman Islands Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as that from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

In addition, most of our directors and officers are nationals and residents of countries other than the United States. Substantially all of our assets and a substantial portion of the assets of these persons are located outside the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. public company.

You may have difficulty enforcing judgments obtained against us.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such Cayman Islands or PRC courts would be competent to hear original actions brought in the Cayman Islands or the PRC against us or such persons predicated upon the securities laws of the United States or any state. See “Enforceability of Civil Liabilities.”

USE OF PROCEEDS

All sales of the notes or ADSs issuable upon conversion of the notes, including our ordinary shares represented by the ADSs, will be by or for the account of the selling securityholders listed in “Selling Securityholders.” We will not receive any proceeds from the sale by any selling securityholder of the notes or the ADSs issuable upon conversion of the notes, including the ordinary shares represented by the ADSs. The selling securityholders will not cover any of the expenses that are incurred by us in connection with the registration of the notes or ordinary shares underlying the ADSs issuable upon conversion of the notes, but the selling securityholders will pay any broker’s commission, agency fee or underwriter’s discount or commission in connection with the sake of any of the notes or the ADSs issuable upon conversion of the notes, including the ordinary shares represented by the ADSs.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the period indicated. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for minority interests, plus fixed charges. Fixed charges consist of interest expenses, whether expenses or capitalized.

	Year Ended December 31,
	2004	2005	2006	2007

Ratios of earnings to fixed charges	—	117.37	12.77	5.63

PRICE RANGE OF OUR AMERICAN DEPOSITARY SHARES

For the period from December 20, 2006 to June 30, 2008, the trading price of our ADSs on the Nasdaq Global Market ranged from US$8.22 to US$37.85 per ADS.

Set forth below, for the applicable periods indicated, are the high and low sales prices per ADS as reported by the Nasdaq Global Market.

	High	Low
	US$	US$

2006 (from December 20)	12.50	9.90
2007
Quarterly Highs and Lows
First Quarter 2007	17.10	10.21
Second Quarter 2007	17.69	8.22
Third Quarter 2007	15.74	8.68
Fourth Quarter 2007	37.85	9.90
Monthly Highs and Lows
January 2007	15.60	10.21
February 2007	17.10	13.23
March 2007	14.00	11.88
April 2007	17.69	12.15
May 2007	15.29	9.02
June 2007	11.16	8.22
July 2007	13.99	10.40
August 2007	11.62	8.68
September 2007	15.74	10.20
October 2007	15.28	12.56
November 2007	17.32	9.90
December 2007	37.85	16.05
2008
Monthly Highs and Lows
January 2008	37.64	16.81
February 2008	18.29	11.64
March 2008	13.36	8.97
April 2008	15.70	12.31
May 2008	26.50	13.07
June	22.80	17.50

On June 30, 2008, the last reported closing sale price of our ADSs on the Nasdaq Global Market was US$17.50 per ADS.

DIVIDEND POLICY

We made a one-time cash dividend payment in the aggregate amount of RMB7.2 million (US$0.9 million) to these holders of the Series A convertible preference shares on December 31, 2006. Except for the forgoing, we have never declared or paid any cash dividends, nor do we have any present plan to pay any cash dividends on our capital stock in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends, we will pay our ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares.” Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

We rely on dividends paid by Linyang China for our cash needs, including the funds necessary to pay dividends to our shareholders. The payment of dividends by Linyang China is subject to limitations. See “Risk Factors — Risks Related to Doing Business in China — We rely principally on dividends and other distributions on equity paid by our operating subsidiary to fund cash and financing requirements, and limitations on the ability of our operating subsidiary to pay dividends or other distributions to us could have a material adverse effect on our ability to conduct our business and our ability to make payments due under the notes.”

CAPITALIZATION

You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 20-F for the year ended December 31, 2007, which are incorporated by reference herein.

The following table sets forth our capitalization as of December 31, 2007:

	As of
	December 31, 2007
	(RMB)	(US$)
	(in thousands)

Shareholders’ equity
Ordinary shares, US$0.0001 par value, 500,000,000 shares authorized; and 241,954,744 shares issued and outstanding(1)	195	27
Additional paid-in capital	1,601,852	219,594
Statutory reserve	37,548	5,147
Retained earnings	222,987	30,569
Total shareholders’ equity
Total capitalization	1,862,582	255,337

(1)	Excludes 10,799,685 ordinary shares reserved for future issuance under our 2006 equity incentive plan.

EXCHANGE RATE INFORMATION

The following table sets forth information regarding the noon buying rates in Renminbi and U.S. dollars for the periods indicated.

	Renminbi per U.S. Dollar Noon Buying Rate
	Period End	Average(1)	Low	High

2003	8.2767	8.2771	8.2765	8.2800
2004	8.2765	8.2768	8.2764	8.2774
2005	8.0702	8.1826	8.0702	8.2765
2006	7.8041	7.9723	7.8041	8.0702
2007	7.2946	7.6072	7.2946	7.8127
2008
January	7.1818	7.2405	7.1818	7.2946
February	7.1115	7.1644	7.1100	7.1973
March	7.0120	7.0722	7.0105	7.1110
April	6.9870	6.9997	6.9840	7.0185
May	6.9400	6.9725	6.9377	7.0000
June	6.8591	6.8993	6.8591	6.9633

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates. All translations from RMB to U.S. dollars were made at the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise stated, the translations of RMB into U.S. dollars have been made at the noon buying rate in effect on December 31, 2007, which was RMB7.2946 to US$1.00. We make no representation that the RMB or U.S. dollar amounts referred to in this annual report on Form 20-F could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all. See “Risk Factors — Risks Related to Our Company and Our Industry — Fluctuations in exchange rates could adversely affect our business as well as result in foreign currency exchange losses” and “Risk Factors — Risks Related to Doing Business in China — Restrictions on currency exchange may limit our ability to receive and use our revenue effectively” for discussions of the effects of fluctuating exchange rates and currency control on the value of our ADSs. On June 30, 2008, the noon buying rate was RMB6.8591 to US$1.00.

DESCRIPTION OF THE NOTES

We have issued the notes under an indenture dated as of January 29, 2008 between us and The Bank of New York, as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes, the indenture and the registration rights agreement, including the definitions of certain terms used therein. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes. You may request copies of these documents from us upon written request at our address, which is listed in this prospectus under “Where You Can Find Additional Information.”

For purposes of this description, references to “we,” “our” and “us” refer only to Solarfun Power Holdings Co., Ltd. and not to its subsidiaries and references to “holders” refer to the holders of notes.

General

The notes:

•	are our general unsecured unsubordinated obligations, and rank equally with our other unsecured unsubordinated indebtedness, but are effectively subordinated to the indebtedness and other liabilities of our subsidiaries and to certain statutory preferences under Cayman law;

•	are limited to an aggregate principal amount of US$172,500,000, except as set forth below;

•	will mature on January 15, 2018, unless earlier converted, repurchased or redeemed;

•	bear interest at a rate of 3.50% per annum on the principal amount, payable semi-annually, in arrears, on each January 15 and July 15, beginning on July 15, 2008 to holders of record at the close of business on the preceding January 1 and July 1, respectively;

•	bear additional interest if we fail to comply with certain obligations set forth under “— Registration Rights;”

•	are subject to repurchase by us, in whole or in part, for cash at the option of holders upon occurrence of a “fundamental change” (as defined under “— Fundamental Change Permits Holders to Require Us to Purchase Notes”) at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but excluding, the repurchase date as described under “— Fundamental Change Permits Holders to Require Us to Purchase Notes;”

•	are redeemable, in whole or in part, by us at any time on or after January 20, 2015, for cash at a price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price (as defined below under “— Conversion Rights — Settlement Upon Conversion”) of our ADSs for at least 20 trading days (as defined under “— Conversion Rights — Conversion Rate Adjustments”) in a period of 30 consecutive trading days, the last of which occurs no more than five trading days prior to the date upon which notice of such redemption is published, is at least 130% of the applicable conversion price per ADS in effect on such trading date;

•	are subject to purchase by us at the option of the holder on January 15, 2015, subject to certain conditions, at a purchase price in cash equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the date of repurchase as described under “— Purchase of Notes at Your Option on Specified Dates;”

•	are issued in denominations of US$1,000 and integral multiples of US$1,000; and

•	are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “— Global Note, Book-Entry Form.”

Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted into ADSs (other than cash in lieu of fractional ADSs) as described below under “— Conversion Rights — Settlement Upon Conversion” at an initial conversion rate of 52.2876 ADSs per US$1,000 principal amount of notes (equivalent to a conversion price of approximately US$19.125 per ADS). The conversion rate is subject to adjustment if certain events occur. See “— Conversion Rights — Conversion Rate Adjustments.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

We use the term “note” in this prospectus to refer to each US$1,000 principal amount of notes. The registered holder of a note will be treated as the owner of it for all purposes.

We may, without the consent of the holders, reopen the notes and issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless fungible with the notes offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to the holders.

The indenture does not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise.

Other than restrictions described under “— Fundamental Change Permits Holders to Require Us to Purchase Notes” and “— Consolidation, Merger and Sale of Assets” below, and except for the provisions set forth under “— Conversion Rights — Adjustment to Conversion Rate upon Occurrence of a Make-Whole Change in Control,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect the holders.

Payments on the Notes; Paying Agent and Registrar

We make all payments on the notes exclusively in such coin or currency of the United States as at the time of payment will be legal tender for the payment of public and private debts. The trustee initially acts as the registrar and the paying agent for notes. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

We will pay principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company, or DTC, or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

We will pay the principal of and interest on certificated notes (i) to registered holders having an aggregate principal amount of US$5,000,000 or less, by check mailed to the registered holders of these notes and (ii) to registered holders having an aggregate principal amount of more than US$5,000,000, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next business day. “Business day” means any day, except a Saturday or Sunday or any other day on which the Federal Reserve Bank of New York is closed. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Transfer and Exchange

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or repurchase, except, in each case, for that portion of the notes not being redeemed, converted or repurchased.

Interest

The notes bear interest at a rate of 3.50% per year from January 29, 2008, or from the most recent date to which interest has been paid or duly provided for. Interest is payable semiannually in arrears on January 15 and July 15 of each year, beginning July 15, 2008.

Interest are paid to the person in whose name a note is registered at the close of business on January 1 or July 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes are computed on the basis of a 360-day year composed of twelve 30-day months.

Additional Amounts

All payments made by us or any successor to us under or with respect to the notes including payments of cash or delivery of ADSs upon conversion, are made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which we or any successor are organized or resident for tax purposes or through which payment is made (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, we will pay to the holder of each note such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the holder after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts which would have been received by such holder had no such withholding or deduction been required, except that no Additional Amount shall be payable:

(1) for or on account of:

(a) any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(i) the existence of any present or former connection between the holder or beneficial owner of such note and the Relevant Taxing Jurisdiction other than merely holding such note or the receipt of payments thereunder, including, without limitation, such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(ii) the presentation of such note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, and interest on, such note became due and payable pursuant to the terms thereof or was made or duly provided for; or

(iii) the failure of the holder or beneficial owner to comply with a timely request from us or any successor, addressed to the holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

(b) any estate, inheritance, gift, sale, transfer, capital gains, excise, personal property or similar tax, assessment or other governmental charge;

(c) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the notes; or

(d) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (a), (b) or (c),

(2) with respect to any payment of the principal of, or premium, if any, or interest on, such note to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof.

Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any note or any amount payable with respect to such note, such mention shall be deemed to include payment of Additional Amounts provided for in the indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Conversion Rights

General

At any time prior to the close of business on the business day immediately preceding the stated maturity date and subject to prior repurchase or redemption, holders may convert each of their notes into the consideration described below under “— Conversion Rights — Settlement Upon Conversion” at an initial conversion rate of 52.2876 ADSs per US$1,000 principal amount of notes (equivalent to an initial conversion price of approximately US$19.125 per ADS).

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing US$1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of US$1,000 principal amount.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, unless such conversion occurs between a record date and the related interest payment date. Our settlement of conversions as described below under “— Settlement upon Conversion” will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest to, but not including, the conversion date.

As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if notes are converted after the close of business on a record date but prior to the opening of business on the related interest payment date, holders of such notes at the close of business on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any record date to the opening of business on the related interest payment date must be accompanied by funds in cash equal to the amount of interest payable on such interest payment date on the notes so surrendered; provided that no such payment need be made:

•	if we have specified a redemption date that is after such record date but on or prior to the related interest payment date;

•	if we have specified a fundamental change purchase date that is after such record date but on or prior to the related interest payment date; or

•	in respect of any overdue interest accrued on the notes, if any overdue interest exists at the time of conversion with respect to such notes.

We will pay any documentary, stamp or similar issue or transfer tax due on the issuance and delivery of any ADSs upon conversion, unless the tax is due because a holder requests any ADSs to be issued in a name other than the holder’s name, in which case the holder will pay that tax. In addition, we will pay any other costs or expenses incurred in connection with the issuance and delivery of any ADSs upon conversion.

Notes in respect of which a holder has delivered a purchase notice or a notice of exercise of its option to require us to repurchase its notes upon the occurrence of a fundamental change (defined below) may not be surrendered for conversion until the holder has withdrawn the notice in accordance with the indenture.

If our ADS facility maintained with The Bank of New York, as Depositary, is terminated for any reason, the notes will become convertible into ordinary shares. In such case, all references to our ADSs will be deemed to refer to our ordinary shares, all references to the “last reported sale price” of our ADSs will be deemed to refer to the “last reported sale price” of our ordinary shares, and other appropriate adjustments, including adjustments to the applicable conversion rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.

Holders who convert notes in connection with any make-whole change in control occurring on or prior to January 15, 2018 will also be entitled to an increase in the conversion rate to the extent described below under “— Adjustment to Conversion Rate upon Occurrence of a Make-Whole Change in Control.” Upon the occurrence of a fundamental change, holders will also have the right to require us to repurchase their notes as set forth below under “— Fundamental Change Permits Holders to Require Us to Purchase Notes.”

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, furnish written acknowledgements, certifications and agreements in connection with the issuance of ADSs by the Depositary upon deposit of our ordinary shares; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with these requirements is the “conversion date” under the indenture. Converting noteholders will be deemed to be record holders of the underlying ADSs on the conversion date.

If a holder has already delivered a purchase notice as described under “— Fundamental Change Permits Holders to Require Us to Purchase Notes” or “— Purchase of Notes at Your Option on Specified Dates” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Settlement Upon Conversion

We will satisfy our conversion obligation in ADSs (except for any cash in lieu of fractional ADSs). Such settlement will occur as soon as practicable, but in any event within three business days of the relevant conversion date.

Upon conversion, we will deliver to the holder a number of ADSs equal to (i) (A) the aggregate principal amount of notes to be converted, divided by (B) 1,000, multiplied by (ii) the applicable conversion rate (provided that we will deliver cash in lieu of fractional ADSs as described below).

Upon conversion, ordinary shares to be represented by the ADSs issuable to converting holders will be immediately and automatically deposited into the ADS facility maintained by us with The Bank of New York, as Depositary. As a result, a converting holder will receive ADSs. Each ADS currently represents the right to receive five ordinary shares. The ordinary shares to be represented by the ADSs issuable upon conversion will be registered in the name of the Depositary or its nominee and deposited in accordance with the terms of the Deposit Agreement. Upon delivery to and deposit with the custodian for the Depositary of the number of ordinary shares to be represented by the ADSs issuable upon conversion, and receipt by the Depositary of the applicable issuance fees and applicable written acknowledgments, certifications and agreements required by the Deposit Agreement, the Depositary will, pursuant to the terms of the Deposit Agreement, deliver the ADSs to or to the order of the converting noteholder. See “Description of American Depositary Shares.” Any issuance fees associated with delivery and receipt of ADSs will be borne by us and will be payable concurrently with the issuance and delivery of ADSs by the Depositary. In addition, we have agreed to pay any taxes or duties due from the holder or us in the Cayman Islands or the PRC upon the issuance and delivery of any ADSs to the holder upon conversion.

It is expected that any newly issued ADSs will be accepted into the book-entry system maintained by DTC, and no person receiving ADSs shall receive or be entitled to receive physical delivery of ADSs, except in the limited circumstances set forth in the Deposit Agreement.

We have agreed to take all such actions and obtain all such approvals and registrations, including, without limitation, the specific registrations with the relevant authority in the Cayman Islands or the PRC, with respect to the conversion of the notes into our ADSs, including the issuance and deposit of our ordinary shares represented by ADSs into the ADS facility.

We will deliver cash in lieu of any fractional ADSs issuable upon conversion (based on the last reported sale price of the ADSs on the relevant conversion date).

The “last reported sale price” of our ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one, the average of the average bid and the average ask prices) on that date as reported on the Nasdaq or other principal U.S. securities exchange on which our ADSs are traded. If our ADSs are not listed for trading on a United States national or regional securities exchange on the relevant date, the “last reported sale price” of our ADSs will be the last quoted bid price for our ADSs in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our ADSs are not so quoted, the “last reported sale price” of the ADSs will be the average of the mid-point of the last bid and ask prices for our ADSs on the relevant date from each of at least three U.S. nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” of our ADSs will be determined without reference to extended or after hours trading.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if:

•	holders of the notes participate, as a result of holding the notes, in the relevant transaction described below without having to convert their notes as if they held the full number of ADSs underlying their notes;

•	holders of ADSs are not eligible to participate in the relevant transaction described below; or

•	appropriate adjustments to the number of ordinary shares represented by each ADS have been made for the relevant transactions described below.

Adjustment Events.

(1) If we issue our ordinary shares as a dividend or distribution on ordinary shares (including an ordinary share bonus or as a result of the capitalization of profits or reserves), or if we effect an ordinary share split or ordinary share combination, the conversion rate will be adjusted based on the following formula:

CR’	=	CR0	×	OS’ OS0

where,

CR0 = the conversion rate in effect immediately prior to the record date for such dividend or distribution, or the effective date of such ordinary share split or ordinary share combination, as the case may be;

CR’ = the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution, or the effective date of such ordinary share split or ordinary share combination, as the case may be;

OS0 = the number of ordinary shares outstanding immediately prior to the record date for such dividend or distribution, or the effective date of such ordinary share split or ordinary share combination, as the case may be; and

OS’ = the number of ordinary shares outstanding immediately after the close of business on the record date for such dividend or distribution, or the effective date of such ordinary share split or ordinary share combination, as the case may be.

(2) If we distribute to all or substantially all holders of our ordinary shares any rights (including subscription bonuses) or warrants entitling them for a period of not more than 45 calendar days from the record date for such distribution to subscribe for or purchase ordinary shares, at a price per ordinary share less than the last reported sale price of our ADSs divided by the then applicable number of ordinary shares represented by one ADS on the trading day immediately preceding the date of announcement of such distribution, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR’	=	CR0	×	OS0 + X OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the record date for such distribution;

CR’ = the conversion rate in effect immediately after the close of business on the record date for such distribution;

OS0 = the number of ordinary shares outstanding immediately prior to the record date for such distribution;

X = the total number of ordinary shares issuable pursuant to such rights or warrants; and

Y = the number of ordinary shares equal to the aggregate price payable to exercise such rights or warrants divided by the quotient of (a) the average of the last reported sale prices of our ADSs over the ten consecutive trading-day period ending on the trading day immediately preceding the record date for such distribution, divided by (b) the then applicable number of ordinary shares represented by one ADS.

“Trading day” means a day during which (i) trading in our ADSs generally occurs, (ii) there is no market disruption event (as defined below) and (iii) a last reported sale price for our ADSs (other than a last reported sale price referred to in the third sentence of such definition) is available for such day; provided that if our ADSs are not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of last reported sale price (excluding the third sentence of that definition), “trading day” will mean any business day.

“Market disruption event” means the occurrence or existence for more than one-half hour period in the aggregate on any trading day for our ADSs of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our ADSs or in any options, contracts or future contracts relating solely to our ADSs, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property, or rights to acquire our capital stock or other securities, to all or substantially all holders of our ordinary shares, excluding:

•	dividends or distributions and rights or warrants described in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs to which the provisions set forth below in this paragraph (3) shall apply;

then the conversion rate will be adjusted based on the following formula:

CR’	=	CR0	×	SP0 SP0− FMV

where,

CR0 = the conversion rate in effect immediately prior to the record date for such distribution;

CR’ = the conversion rate in effect immediately after the close of business on the record date for such distribution;

SP0 = the average of the last reported sale prices of our ADSs over the ten consecutive trading-day period ending on the trading day immediately preceding the record date for such distribution, divided by the then applicable number of ordinary shares represented by one ADS; and

FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets, property or rights distributed with respect to each outstanding ordinary share on the record date for such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our ordinary shares in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (a “spin-off”), the conversion rate will be adjusted based on the following formula:

CR’	=	CR0	×	FMV0 + MP0 MP0

where,

CR0 = the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR’ = the conversion rate in effect immediately after the end of the valuation period;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our ordinary shares applicable to one ordinary share over the first ten consecutive trading-day period beginning on and including the fifth trading day after the effective date of the spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of our ADSs over the valuation period, divided by the then applicable number of ordinary shares represented by one ADS.

The adjustment to the conversion rate under the preceding paragraph will occur on the fifteenth trading day from, and including, the effective date of the spin-off. As a result, any conversion within the fifteen trading days following the effective date of any spin-off will be deemed not to have occurred until the end of such fifteen trading-day period.

(4) If we pay any cash dividend or distribution to all or substantially all holders of our ordinary shares (including as a result of capital reductions and ordinary share redemptions or amortizations), the conversion rate will be adjusted based on the following formula:

CR’	=	CR0	×	SP0 SP0 − C

where,

CR0 = the conversion rate in effect immediately prior to the record date for such dividend or distribution;

CR’ = the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 = the average of the last reported sale prices of our ADSs over the ten consecutive trading-day period ending on the trading day immediately preceding the record date for such distribution, divided by the then applicable number of ordinary shares represented by one ADS; and

C = the full amount of such dividend or distribution per ordinary share we distribute to holders of our ordinary shares.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our ordinary shares, if (a) the cash and value of any other consideration included in the payment per ordinary share exceeds (b) the last reported sale price of our ADSs on the trading day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, divided by the then applicable number of ordinary shares represented by one ADS, the conversion rate will be adjusted based on the following formula:

CR’	=	CR0	×	AC + (SP’ × OS’) OS0 × SP’

where,

CR0 = the conversion rate in effect on the day immediately prior to the effective date of the adjustment;

CR’ = the conversion rate in effect immediately following the effective date of the adjustment;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for ordinary shares purchased in such tender or exchange offer;

OS0 = the number of ordinary shares outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of ordinary shares outstanding immediately after the date such tender or exchange offer expires; and

SP’ = the average of the last reported sale prices of our ADSs over the ten consecutive trading-day period commencing on the trading day immediately following the date such tender or exchange offer expires, divided by the then applicable number of ordinary shares represented by one ADS.

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day from and including the trading day immediately following the date such tender or exchange offer expires. As a result, any conversion within such ten trading-day period will be deemed not to have occurred until the end of such ten trading-day period.

If, however, the application of the foregoing formulae (other than in connection with a ordinary share combination) would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

As used in this “Description of the Notes,” the term “outstanding” with reference to the ordinary shares means ordinary shares that are outstanding for purposes of Cayman Islands law. In making any conversion rate adjustments as described in this section, the number of ordinary shares outstanding will be determined without regard to the accounting treatment of the ordinary shares issued pursuant to the share issuance and repurchase agreement dated January 23, 2008.

Except as stated herein and under “— Adjustment to Conversion Rate upon Occurrence of a Make-Whole Change in Control,” we will not adjust the conversion rate for the issuance of our ordinary shares or any securities convertible into or exchangeable for our ordinary shares or the right to purchase our ordinary shares or such convertible or exchangeable securities.

Events that Will Not Result in Adjustments.  The applicable conversion rate will not be adjusted:

•	upon the issuance of any ordinary shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in ordinary shares under any such plan;

•	upon the issuance of any ordinary shares options or rights to purchase those ordinary shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any ordinary shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the proceeding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of our ordinary shares; or

•	for accrued and unpaid interest, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of an ADS. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward, upon a fundamental change, upon any call of the notes for redemption or upon maturity.

Treatment of Reference Property.  In the event of:

•	any reclassification of our ordinary shares;

•	a consolidation, merger or combination involving us; or

•	a sale or conveyance to another person of all or substantially all of our property and assets,

in which holders of our outstanding ordinary shares (including ordinary shares represented by ADSs) would be entitled to receive cash, securities or other property for their ordinary shares (including ordinary shares represented by ADSs), you will be entitled thereafter to convert your notes into, in lieu of ADSs otherwise deliverable, the same type (in the same proportions) of consideration received by holders of our ordinary shares (including ordinary shares represented by ADSs) in the relevant event (the “reference property”).

The amount of any reference property you receive will be based on the number of ADSs that you would have received upon conversion had no such event occurred.

For purposes of the foregoing, the type and amount of consideration that a holder of our ordinary shares (including ordinary shares represented by ADSs) would have been entitled to in the case of reclassifications, consolidations, mergers, combination, sales or conveyances of assets or other transactions that cause our ordinary shares (including ordinary shares represented by ADSs) to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our ordinary shares (including ordinary shares represented by ADSs) that affirmatively make such an election.

Adjustment for Changes in Ordinary Share-to-ADS Ratio.  To the extent that the number of ordinary shares represented by each ADS is changed, appropriate adjustments to the conversion rate adjustments described above (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Treatment of Rights.  To the extent that we have a rights plan in effect upon conversion of the notes into ADSs, you will receive, in addition to the ADSs, the rights under the rights plan, unless prior to any conversion, the rights have separated from the ordinary shares represented by the ADSs, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our ordinary shares, shares of our capital stock, evidences of indebtedness, assets, property, rights or warrants as described in clause (3) under “— Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Voluntary Increases of Conversion Rate.  We are permitted, to the extent permitted by law and subject to the applicable rules of the Nasdaq Global Market, to increase the conversion rate of the notes by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our ordinary shares or ADSs or rights to purchase our ordinary shares or ADSs in connection with a dividend or distribution of ordinary shares or ADSs (or rights to acquire ordinary shares or ADSs) or similar event.

Tax Effect.  A holder may, in some circumstances, including the distribution of cash dividends to holders of our ordinary shares, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Taxation — U.S. Federal Income Taxation — Notes — Constructive Distributions.”

Adjustment to Conversion Rate upon Occurrence of a Make-Whole Change in Control

If a “make-whole change in control” (as defined below) occurs and a holder elects to convert its notes in connection with such make-whole change in control, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole change in control if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole change in control up to, and including, the business day immediately prior to the related fundamental change purchase date (or, in the case of an event that would have been a change in control but for the proviso in the second bullet of the definition thereof, the 35th trading day immediately following the effective date of such make-whole change in control).

On or before the 15th day after the occurrence of a make-whole change in control that does not also constitute a change in control, we will mail to the trustee and to all holders of notes at their addresses shown in the register of the registrar, and to beneficial owners, as required by applicable law, a notice indicating that a make-whole change in control has occurred.

A “make-whole change in control” means either of the following events:

•	any person (as defined below) or group (as defined below), other than us, our subsidiaries or any employee benefit plan of ours or our subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person or group has become the beneficial owner (as defined below) of our capital stock with a majority of the total voting power of all of our outstanding capital stock that is entitled to vote generally in the election of our board of directors, which we refer as voting securities, unless such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

•	we consolidate with or merge with or into another person (other than one of our subsidiaries), or sell, convey, transfer or lease all or substantially all of our properties and assets to any person (other than one of our subsidiaries), or any person (other than one of our subsidiaries) consolidates with or merges with or into us, and our outstanding voting securities are reclassified into, converted for or converted into the right to receive any property or security.

Notwithstanding the foregoing, it will not constitute a make-whole change in control if at least 90% of the consideration for our ordinary shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights and cash payment of the required cash payment, if any) in the transaction or transactions constituting the make-whole change in control consists of securities traded on a United States national securities exchange, or which will be so traded when issued or exchanged in connection with the make-whole change in control, and as a result of such transaction or transactions the notes become convertible solely into such securities.

In connection with a make-whole change in control, we will increase the conversion rate by the number of additional ADSs (the “additional ADSs”) as determined by reference to the table below, based on the date on which the make-whole change in control occurs or becomes effective (the “effective date”), and the price paid per ordinary share, translated, if necessary, into U.S. dollars at the exchange rate in effect on such date and multiplied by the number of ordinary shares represented by each ADS then applicable, in the make-whole change in control (the “ADS price”). If holders of our ordinary shares receive only cash in the make-whole change in control, the ADS price shall be the cash amount paid per ordinary share, translated, if necessary, into U.S. dollars at the exchange rate in effect on the effective date of the make-whole change in control and multiplied by the number of ordinary shares represented by each ADS then applicable. Otherwise, the ADS price shall be the average of the last reported sale prices of our ADSs over the five trading-day period ending on the trading day preceding the effective date of the make-whole change in control.

The ADS prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted ADS prices will equal the ADS prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the ADS price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional ADSs will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the hypothetical ADS price and the number of additional ADSs to be received per US$1,000 principal amount of notes:

Effective Date	ADS Price (US$)

	15.00	20.00	25.00	30.00	35.00	40.00	45.00	50.00	55.00	65.00	75.00	100.00	125.00	150.00
1/29/2008	14.3791	10.9870	7.6336	5.6470	4.3618	3.4753	2.8355	2.3544	1.9836	1.4550	1.1031	0.6114	0.3832	0.2739
1/15/2009	14.3791	10.5135	7.1823	5.2496	4.0210	3.1864	2.5905	2.1463	1.8062	1.3245	1.0057	0.5624	0.3581	0.2614
1/15/2010	14.3791	9.9154	6.6188	4.7593	3.6067	2.8385	2.2982	1.8994	1.5972	1.1725	0.8932	0.5068	0.3301	0.2481
1/15/2011	14.3791	9.2662	5.9852	4.2068	3.1399	2.4504	1.9752	1.6300	1.3715	1.0118	0.7766	0.4515	0.3033	0.2358
1/15/2012	14.3791	8.5262	5.2392	3.5552	2.5981	2.0044	1.6107	1.3304	1.1241	0.8401	0.6548	0.3966	0.2782	0.2252
1/15/2013	14.3791	7.5763	4.2751	2.7327	1.9317	1.4735	1.1861	0.9884	0.8464	0.6521	0.5239	0.3401	0.2538	0.2159
1/15/2014	14.3791	6.2044	2.9219	1.6469	1.1045	0.8448	0.7029	0.6075	0.5408	0.4465	0.3806	0.2797	0.2299	0.2086
1/15/2015	14.3791	4.3171	0.2074	0.2074	0.2071	0.2062	0.2077	0.2075	0.2077	0.2056	0.2056	0.2056	0.2056	0.2056
1/15/2016	14.3791	4.4243	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
1/15/2017	14.3791	4.1502	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
1/15/2018	14.3791	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS prices and effective dates may not be set forth in the table above, in which case:

•	If the ADS price is between two ADS price amounts in the table or the effective date is between two effective dates in the table, the number of additional ADSs will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS price amounts and the two dates, as applicable, based on a 365-day year.

•	If the ADS price is greater than US$150.00 (subject to adjustment), the conversion rate will not be adjusted.

•	If the ADS price is less than US$15.00 (subject to adjustment), the conversion rate will not be adjusted.

Notwithstanding the foregoing, in no event will the total number of ADSs issuable upon conversion exceed 66.6667 per US$1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

Optional Redemption by Us

We may not redeem the notes prior to January 20, 2015. At any time on or after January 20, 2015, we may redeem for cash all of the notes, in whole or in part in integral multiples of US$1,000, at a price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price (as defined above under “— Conversion Rights — General”) of our ADSs for at least 20 trading days in a period of 30 consecutive trading days, the last of which occurs no more than five trading days prior to the date upon which notice of such redemption is published, is at least 130% of the applicable conversion price per ADS in effect on such trading date. However, if the redemption date occurs after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such payment date to the record holder on the record date corresponding to such interest payment date, and the redemption price payable to the holder who presents the note for redemption will be 100% of the principal amount of such note and will not include any accrued and unpaid interest. We will give at least 30 days and no more than 60 days notice of such redemption.

You may convert notes or portions of notes called for redemption even if the notes are not otherwise convertible at that time, until the close of business on the business day prior to the redemption date.

If we decide to redeem fewer than all of the notes, the trustee will select the notes to be redeemed by lot, or in its discretion, on a pro rata basis. If any note is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. If a portion of your notes is selected for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be part of the portion selected for redemption.

No sinking fund is provided for the notes.

Purchase of Notes at Your Option on Specified Dates

On January 15, 2015, you may require us to purchase all or a portion of your notes in integral multiples of US$1,000 at a purchase price in cash equal to 100% of the principal amount of the notes being purchased plus accrued and unpaid interest to, but excluding, the purchase date, subject to certain additional conditions. However, we will, on the purchase date, pay the accrued and unpaid interest to, but excluding, such date to the holder of record at the close of business on the immediately preceding record date. Accordingly, the holder submitting a note for purchase will not receive this accrued and unpaid interest unless that holder was also the holder of record at the close of business on the immediately preceding record date.

On the purchase date, we will purchase each outstanding note for which you have properly delivered and not withdrawn a written purchase notice. You may submit your written purchase notice and notes for purchase to the paying agent at any time from the opening of business on the date that is 25 business days prior to the purchase date until the close of business on the fifth business day prior to the purchase date.

For a discussion of the tax treatment in the United States, the People’s Republic of China and the Cayman Islands of a holder receiving cash, see “Taxation.”

Required Notices and Procedure

On a date not less than 25 business days prior to each purchase date, we will be required to give notice to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating, among other things, the procedures that holders must follow to require us to purchase their notes.

The purchase notice given by you electing to require us to purchase notes must be given so as to be received by the paying agent no later than the close of business on the fifth business day prior to the purchase date and must state:

•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•	the principal amount of notes to be purchased, which must be US$1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the purchase date. The notice of withdrawal shall state:

•	if certificated notes have been issued, the certificate number of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures;

•	the principal amount of the withdrawn notes; and

•	the principal amount, if any, of the notes which remains subject to the purchase notice.

In connection with any purchase offer, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes.

Our obligation to pay the purchase price for a note as to which a purchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. We will cause the purchase price for the note to be paid promptly following the later of the purchase date or the time of delivery of the note.

If the paying agent holds money or securities sufficient to pay the purchase price of the notes on the business day following the purchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the purchase price upon delivery or transfer of the notes).

We may not have enough funds to pay the purchase price at the specified purchase dates. See “Risk Factors — Risks Related to the Notes, Our Ordinary Shares and Our ADSs — We may be unable to raise the funds to pay interest on the notes, to purchase the notes on the purchase dates, upon a fundamental change or at maturity.” Any future debt agreements or instruments relating to our or our subsidiaries’ indebtedness could contain provisions prohibiting our repurchase of the notes under certain circumstances. If we fail to purchase the notes when required on a purchase date, we will be in default under the indenture.

No notes may be purchased at the option of holders if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the purchase price of the notes.

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a fundamental change (as defined below) occurs at any time, you will have the right, at your option, to require us to purchase for cash all or a portion of your notes in integral multiples of US$1,000, on a date (the “fundamental change purchase date”) of our choosing that is not less than 20 nor more than 35 business days after the date of the fundamental change notice described below. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest to, but excluding, the fundamental change purchase date. However, if the fundamental change purchase date occurs after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such payment date to the record holder on the record date corresponding to such interest payment date, and the fundamental change purchase price payable to the holder who presents the note for purchase will be 100% of the principal amount of such note and will not include any accrued and unpaid interest.

A “fundamental change” will be deemed to have occurred upon a change in control or a termination of trading.

A “change in control” means either of the following events:

•	any person or group, other than us, our subsidiaries or any employee benefit plan of ours or our subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person or group has become the beneficial owner of our capital stock with a majority of the total voting power of all of our outstanding capital stock that is entitled to vote generally in the election of our board of directors, which we refer as voting securities, unless such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

•	we consolidate with or merge with or into another person (other than one of our subsidiaries), or sell, convey, transfer or lease all or substantially all of our properties and assets to any person (other than one of our subsidiaries), or any person (other than one of our subsidiaries) consolidates with or merges with or into us, and our outstanding voting securities are reclassified into, converted for or converted into the right to receive any property or security, provided that none of these circumstances will be a change in control if persons that beneficially own our voting securities immediately prior to the transaction own, directly or indirectly, a majority of the voting securities of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of our voting securities immediately prior to the transaction.

For purposes of defining a change in control or a make-whole change in control:

•	the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

•	the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

•	the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares of capital stock that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

Notwithstanding the foregoing, it will not constitute a change in control if at least 90% of the consideration for our ordinary shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights and cash payment of the required cash payment, if any) in the transaction or transactions constituting the change in control consists of securities traded on a United States national securities exchange, or which will be so traded when issued or exchanged in connection with the change in control, and as a result of such transaction or transactions the notes become convertible solely into such securities.

A “termination of trading” will be deemed to have occurred if our ADSs, or other securities into which the notes are then convertible, are not listed for trading on a U.S. national securities exchange, except as a result of a merger involving us or a tender offer or exchange offer for our ordinary shares, ADSs or others securities into which the notes are then convertible.

Within 20 business days after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a written notice of the occurrence of the fundamental change and of the resulting purchase right (the “fundamental change notice”). Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	the applicable conversion rate and any adjustments to the applicable conversion rate;

•	that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the purchase right, you must deliver, on or before the fifth business day prior to the fundamental change purchase date, a written purchase notice in the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your purchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•	the principal amount of notes to be purchased, which must be US$1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change purchase date. The notice of withdrawal shall state:

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures;

•	the principal amount of the withdrawn notes; and

•	the principal amount, if any, of the notes which remains subject to the purchase notice.

In connection with any fundamental change purchase offer, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes.

Our obligation to pay the fundamental change purchase price for a note as to which a fundamental change purchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the note, together with necessary endorsements, to the paying agent at any time after delivery of the fundamental change purchase notice. We will cause the fundamental change purchase price for the note to be paid promptly following the later of the fundamental change purchase date or the time of delivery of the note.

If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the notes on the business day following the fundamental change purchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price upon delivery or transfer of the notes).

The purchase rights of the holders could discourage a potential acquirer, even if the acquisition may be beneficial to you. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization or similar transaction involving us.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. See “Risk Factors — Risks Related to the Notes, Our Ordinary Shares and Our ADSs — We may be unable to raise the funds to pay interest on the notes, to purchase the notes on the purchase dates, upon a fundamental change or at maturity.” Any future debt agreements or instruments relating to our or our subsidiaries’ indebtedness could contain provisions prohibiting our repurchase of the notes under certain circumstances. If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with change in control provisions permitting the holders thereof to accelerate or to require us to purchase such indebtedness upon the occurrence of specified change in control events or on some specific dates.

No notes may be purchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change purchase price of the notes.

Consolidation, Merger and Sale of Assets

The indenture provides that we shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (other than us) is a person organized and existing under the laws of the Cayman Islands, the United States of America, any State thereof or the District of Columbia, and such person (other than us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger, conveyance or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, ours under the indenture.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

Each of the following is an event of default:

(1) default in any payment of interest, including any related additional amounts, on any note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of principal of any note, including any related additional amounts, when due and payable at stated maturity, upon redemption or required repurchase, upon declaration or otherwise;

(3) our failure to comply with our obligations to convert the notes into ADSs upon exercise of a holder’s conversion right;

(4) our failure to issue a fundamental change notice in accordance with the terms of the indenture;

(5) our failure for 60 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(6) failure by us or any of our significant subsidiaries (as defined below) to make any payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of US$10 million in the aggregate of ours and/or any such subsidiary, whether such debt now exists or shall hereafter be created, resulting in such debt becoming due and payable before the date on which it would otherwise have become due and payable, if such failure is not cured or waived, or such acceleration is not rescinded, within 60 days after notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture; or

(7) certain events of bankruptcy, insolvency, or reorganization with respect to us or any of our significant subsidiaries (collectively, the “bankruptcy provisions”).

As used herein, the term “significant subsidiary” means any subsidiary of ours (or any successor) which, at the time of determination, either (a) had assets which, as of the date of our (or such successor’s) most recent quarterly consolidated balance sheet, constituted at least 10% of our (or such successor’s) total assets on a consolidated basis as of such date or (b) had revenues for the 12-month period ending on the date of our (or such successor’s) most recent quarterly consolidated statement of income which constituted at least 10% of our (or such successor’s) total revenues on a consolidated basis for such period; provided that Yangguang Solar and any of its successors shall at all times be a significant subsidiary.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, including additional amounts, if any, on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including any additional amounts, will be due and payable immediately. However, upon an event of default arising out of the bankruptcy provisions relating to us, the aggregate principal amount and accrued and unpaid interest, including additional amounts, will be due and payable immediately.

The holders of a majority in aggregate principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest, including any additional amounts) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, other than the nonpayment of the principal of and interest, including additional amounts, on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, including any additional amounts, when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee written notice that an event of default is continuing;

(2) holders of at least 25% in aggregate principal amount of the outstanding notes have made a written request to the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnify satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in aggregate principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that if an event of default has occurred and is continuing, the trustee will exercise its powers and rights vested in it by the indenture to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We also are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain events of default, their status and what action we are taking or propose to take in respect thereof.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of a portion of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1) reduce the percentage in aggregate principal amount of notes the holders of which must consent to an amendment;

(2) reduce the rate, or extend the stated time for payment, of interest on any note;

(3) reduce the principal amount, or extend the stated maturity, of any note;

(4) change the place or currency of payment of principal or interest in respect of any note;

(5) make any change that adversely affects the conversion rights of any notes;

(6) reduce the fundamental change purchase price, redemption price or optional purchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7) impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(8) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

(9) change our obligation to pay additional amounts.

Notwithstanding the foregoing, without the consent of any holder, we and the trustee may amend the indenture to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations as permitted under the indenture;

(3) provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code, or in a manner such that the uncertificated notes are described in Section l63(f)(2)(B) of the U.S. Internal Revenue Code);

(4) add guarantees with respect to the notes;

(5) secure the notes;

(6) add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(7) make any changes or modifications to the indenture necessary in connection with the registration of the public offer and sale of the notes under the Securities Act pursuant to the registration rights agreement or the qualification of the indenture under the Trust Indenture Act of 1939;

(8) evidence and provide for the acceptance of the appointment of a successor trustee under the indenture;

(9) make any necessary changes to permit the conversion of the notes into our ordinary shares, if any, as a result of the termination of our ADS facility; or

(10) make any change that does not materially adversely affect the rights of any holder, provided that any amendment made solely to conform the provisions of the indenture or the notes to the description of the notes in this prospectus will not be deemed to materially adversely affect the rights of any holder.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any purchase date, or upon redemption, conversion or otherwise, cash or securities sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the indenture and the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our ADSs or ordinary shares, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.

Notices to the holders of the notes shall be validly given if in writing in English and mailed by first class mail to them at our expense at their respective addresses in the register of the notes. Any such notice shall be deemed to have been given on the seventh day after being so mailed.

Trustee

The Bank of New York is the trustee, registrar and conversion agent and the paying agent.

Global Note, Book-Entry Form

Notes are evidenced by one global note. We have deposited the global note with DTC and register the global note in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or some banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global note.

We will pay interest on the purchase price of a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date or the relevant redemption or purchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that DTC’s practice is to credit participants’ accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name.”

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in certificated form in exchange for global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in certificated form in exchange for such interest if an event of default has occurred and is continuing.

Governing Law and Submission to Jurisdiction

The indenture provides that it and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Each of the parties to the indenture has submitted to the jurisdiction of the U.S. federal and New York State courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the notes and the indenture.

Currency Indemnity

U.S. dollars are the sole currency of account and payment for all sums payable by us under or in connection with the notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or through the enforcement of, a judgment or order of a court of any jurisdiction, in our winding-up or dissolution or otherwise) by any holder of a note in respect of any sum expressed to be due to it from us will only constitute a discharge to us to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any note, we will indemnify such holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such holder, such holder will, by accepting a note, be deemed to have agreed to repay such excess. In any event, we will indemnify the recipient against the cost of making any such purchase.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from our other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any note.

Registration Rights

The following summary of the registration rights to be provided in the registration rights agreement is not complete. Holders should refer to the registration rights agreement for a full description of the registration rights that apply to the notes.

To the extent a holder receives ADSs upon conversion of notes that are not restricted ADSs, such ADSs may be sold over the Nasdaq Global Market without needing to rely on the shelf registration statement described below.

We agreed to file a shelf registration statement under the Securities Act not later than 150 days after the first date of original issuance of the notes and have done so in the form of this registration statement. The notes, any ordinary shares represented by the ADSs issuable upon conversion of the notes and any ADSs issuable upon conversion of the notes are referred to collectively as “registrable securities.” We will use our commercially reasonable efforts to have this registration statement declared effective not later than 210 days after the first date of original issuance of the notes, and to keep it effective until the earliest of:

(1) two years from the latest date of original issuance of the notes;

(2) the date when all registrable securities shall have been registered under the Securities Act and disposed of;

(3) the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act; and

(4) the date on which the registrable securities cease to be outstanding.

If we notify the holders in accordance with the registration rights agreement to suspend the use of this prospectus upon the occurrence of certain events, then the holders will be obligated to suspend the use of this prospectus until the requisite changes have been made.

A holder of registrable securities that sells registrable securities pursuant to this registration statement generally will be required to provide information about itself and the specifics of the sale, be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreement which are applicable to such holder.

If:

(1) the shelf registration statement has not been filed with the SEC by the 150th day after the first date of original issuance of the notes (which obligation has already been fulfilled in the form of this registration statement);

(2) this registration statement has not become effective by the 210th day after the first date of original issuance of the notes; or

(3) after this registration statement has become effective, it ceases to be effective (without being succeeded immediately by an effective replacement shelf registration statement), or this registration statement or this prospectus contained therein ceases to be usable in connection with the resales of notes and any ADS or other security issuable upon the conversion of the notes, in accordance with and during the periods specified in the registration rights agreement for a period of time (including any suspension period) which exceeds 90 days in the aggregate in any consecutive 12-month period because either (i) any event occurs as a result of which this prospectus forming part of this registration statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (ii) it shall be necessary to amend this registration statement or supplement this prospectus to comply with the Securities Act or Exchange Act or the respective rules thereunder, or (iii) the occurrence or existence of any pending corporate development or other similar event with respect to us or a public filing with the SEC that, in our reasonable discretion, makes it appropriate to suspend the availability of this registration statement and this prospectus; (each event as described above in clauses (1) through (3), a “registration default”), additional interest will accrue on the notes, from and including the date on which the registration default shall occur to but excluding the date on which all such registration defaults have been cured, at the rate of (a) 0.25% of the principal amount of the notes per year to and including the 90th day following the occurrence of such registration default and (b) 0.50% of the principal amount of the notes per year from and after the 91st day following the occurrence of such registration default.

If a holder has converted some or all of its notes into ADSs, the holder will not be entitled to receive any additional interest with respect to such ADSs or the principal amount of the notes converted.

We will give notice of the effectiveness of this registration statement to all holders. Holders will need to complete the notice and questionnaire (the “questionnaire”) attached as Annex A to the offering memorandum of the notes dated January 23, 2008 if they wish to have their registrable securities covered by this registration statement and this prospectus. Holders were required to deliver the questionnaire prior to the filing of this registration statement so that they can be named as a selling security holder in this prospectus. From and after the date this registration statement is declared effective, each holder wishing to sell its registrable securities pursuant to this registration statement and this prospectus will deliver a questionnaire to us at least 10 business days prior to any intended distribution. Within five business days after the later of receipt of a questionnaire or the expiration of any suspension period in effect when such questionnaire is delivered, we will file, if required by applicable law, a post-effective amendment to this registration statement or a supplement to this prospectus. In no event will we be required to file more than one post-effective amendment in any calendar quarter or to file a supplement or post-effective amendment during any suspension period.

We will pay all expenses incident to our performance of and compliance with the registration rights agreement, provide each holder that is selling registrable securities pursuant to this registration statement copies of this prospectus as reasonably requested and take other actions as are required under the terms of the registration rights agreement to permit, subject to the foregoing, unrestricted resales of the registrable securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law (2007 Revision) of the Cayman Islands, which is referred to as the Companies Law below.

As of June 30, 2008, our authorized share capital consisted of 500,000,000 ordinary shares, with a par value of US$0.0001 each. As of June 30, 2008, there were 241,954,744 ordinary shares issued and outstanding.

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Description of Ordinary Shares

General

All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law. Under our amended and restated memorandum and articles of association, all dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our exclusive benefit until claimed, and we will not be deemed a trustee in respect of such dividend or be required to account for any money earned thereon. All dividends unclaimed for six years after having been declared may be forfeited by our board of directors and thereon will revert to us.

Voting Rights

The holder of each ordinary share is entitled to one vote for each ordinary share held by such holder on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any other shareholder or shareholders present in person or by proxy and holding at least 10% in par value of the shares giving a right to attend and vote at the meeting.

A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy or, if a corporation or other non-natural person, by its duly authorized representative holding not less than one-third of the outstanding voting shares in our company. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in the aggregate 10% or more of our voting share capital. Advance notice of at least 20 (but not more than 60) days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting calling for the passing of a resolution requiring two-thirds of shareholder votes, and advance notice of at least 14 (but not more than 60) days is required for the convening of other general shareholder meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions of our amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

•	the ordinary shares transferred are free of any lien in favor of us;

•	any fee related to the transfer has been paid to us; and

•	the transfer to be registered is not to an infant or a person suffering from mental disorder.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Law and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by special resolution.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the consent in writing of the holders of three-fourths of the issued shares of that class or by a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares. The rights of holders of ordinary shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights which may be affected by the directors as provided in the articles of association without any vote or consent of the holders of ordinary shares.

General Meetings of Shareholders

The directors may, and shall on the requisition of shareholders holding at least 10% in par value of the capital of our company carrying voting rights at general meetings, proceed to convene a general meeting of such shareholders. If the directors do not within 21 days from the deposit of the requisition duly proceed to convene a general meeting, which will be held within a further period of 21 days, the requisitioning shareholders, or any of them holding more than 50% of the total voting rights of all of the requisitioning shareholders, may themselves convene a general meeting. Any such general meeting must be convened within three months after the expiration of such 21-day period.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information About Us.”

Changes in Capital

We may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such classes and amounts, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•	sub-divide our existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value, negotiable or bearer shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We intend to comply with the Nasdaq Rules in lieu of following home country practice. The Nasdaq Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our amended and restated articles of association allow directors or shareholders to call special shareholder meetings pursuant to the procedures set forth in the articles.

Differences in Corporate Law

The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware and their shareholders.

Mergers and Similar Arrangements

Cayman Islands law does not provide for mergers as that expression is understood under the Delaware General Corporation law. However, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the due majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such that a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, fraud or default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Anti-Takeover Provisions in the Amended and Restated Memorandum and Articles of Association

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law and our amended and restated articles of association allow our shareholders holding not less than 10% of the paid-up voting share capital of the company to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our amended and restated articles of association require us to call such meetings if required by the Companies Law, other applicable law, rules or regulations or the Nasdaq Rules.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed by ordinary resolution or the unanimous written consent of all the shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Law of the Cayman Islands and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of the holders of 75% of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended by special resolution or the unanimous written resolution of all shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions. However, if any issue of shares (including any issue of ordinary shares or any shares with preferred, deferred, qualified or other special rights or restrictions) is proposed and such shares proposed to be issued are at least 20% by par value of the par value of all then issued shares, then the prior approval by ordinary resolution of the holders of the ordinary shares, voting together as one class, will be required. These provisions could have the effect of discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

Ordinary Shares

In June 2006, as part of our corporate restructuring, we issued a total of 100,350,000 ordinary shares. These ordinary shares were issued to Yonghua Solar Power Investment Holding Ltd., WHF Investment Co., Ltd., YongGuan Solar Power Investment Holding Ltd., Yongfa Solar Power Investment Holding Ltd., Yongliang Solar Power Investment Holding Ltd., Yongqiang Solar Power Investment Holding Ltd., YongXing Solar Power Investment Holding Ltd. and Forever-brightness Investments Limited.

In June and August 2006, we issued in a private placement an aggregate of 79,644,754 series A convertible preference shares to Citigroup Venture Capital International Growth Partnership, L.P., Citigroup Venture Capital International Co-Investment, L.P., Hony Capital II L.P., LC Fund III L.P., Good Energies Investments (Jersey) Limited and two individual investors at an average purchase price of approximately US$0.67 per share for aggregate proceeds, before deduction of transaction expenses, of US$53 million. All of these 79,644,754 series A convertible preference shares were converted to ordinary shares of our company upon the completion of our initial public offering.

We completed our initial public offering of 60,000,000 ordinary shares, in the form of ADSs, at US$12.50 per ADS on December 26, 2006, after our ordinary shares and American Depositary Receipts were registered under the Securities Act.

On January 29, 2008, we closed an offering of US$172.5 million 3.50% convertible senior notes due 2018 to qualified institutional buyers pursuant to Rule 144A under the Securities Act and received net proceeds of US$167.9 million. Holders may convert the notes into our ADSs. Concurrently with this note offering, we closed an offering of 9,019,611 ADSs, representing 45,098,055 ordinary shares, to facilitate the note offering. We did not receive any proceeds, other than the par value of the ADSs, from such offering of ADSs.

Registration Rights

Pursuant to the registration rights agreement dated June 27, 2006, we granted to the holders of our ordinary shares which were converted from our series A convertible preference shares certain registration rights, which primarily include:

•	Demand Registrations. Upon request of any of the non-individual holders of our ordinary shares which were converted from our series A convertible preference shares, we shall effect registration with respect to the registrable securities held by such holders on a form other than Form F-3 (or any comparable form for a registration for an offering in a jurisdiction other than the United States), provided we shall only be obligated to effect three such registrations.

•	Piggyback Registrations. The holders of our ordinary shares which were converted from our series A convertible preference shares and their permitted transferees are entitled to “piggyback” registration rights, whereby they may require us to register all or any part of the registrable securities that they hold at the time when we register any of our ordinary shares. All of such holders have waived their piggyback registration rights in this offering.

•	Registrations on Form F-3. We have granted the holders of our ordinary shares which were converted from our series A convertible preference shares and their permitted transferees of the registrable securities the right to an unlimited number of registrations under Form F-3 (or any comparable form for a registration in a jurisdiction other than the United States) to the extent we are eligible to use such form to offer securities.

Post-Initial Public Offering Lock-Up

Pursuant to the registration rights agreement, each of the shareholders other than the holders of series A convertible preference shares has agreed, for a period of 12 months after completion of our initial public offering, not to sell, exchange, assign, pledge, charge, grant a security interest, make a hypothecation, gift or other encumbrance, or enter into any contract or any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other legal or beneficial interest in any ordinary shares, create any other claim or make any other transfer or disposition, whether voluntary or involuntary, affecting the right, title, interest or possession in, to or of such ordinary shares, unless otherwise approved by the non-individual holders of series A convertible preference shares in writing. This lock-up period expired on December 20, 2007. In addition, pursuant to the lock-up agreement dated June 20, 2006, Mr. Yonghua Lu, our chairman and chief executive officer, and Mr. Hanfei Wang, our chief operating officer, have agreed with us not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a lock-up period of three years after completion of this our initial public offering. Any amendment to the lock-up agreement requires unanimous written consent of all the individuals who were parties to the lock-up agreement. In 2007, the lock-up periods of Mr. Yonghua Lu and Mr. Hanfei Wang were reduced to one year and two years, respectively, under the first amendment to the lock-up agreement. As a result, Mr. Lu is no longer subject to any lock-up restrictions pursuant to the agreement dated June 20, 2006. However, pursuant to the second shareholders agreement entered into in connection with the share purchase by Good Energies on December 4, 2007, Yonghua Solar Power Investment Holding Ltd. may not, subject to certain limited exceptions, transfer any of our shares beneficially owned by it during the one-year period immediately following the date of such agreement, or transfer more than 50% of the number of our shares it held on December 27, 2007 during the second one-year period following the date of such agreement. On December 4, 2007, all the individuals who were parties to the lock-up agreement further agreed that the lock-up agreement should not apply to any share transfer made by a shareholder to Good Energies Investments (Jersey) Limited or its affiliates.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York, as depositary, will register and deliver ADSs. Each ADS represents five ordinary shares (or a right to receive five ordinary shares) deposited with the Hong Kong office of the Hongkong and Shanghai Banking Corp., as custodian for the depositary. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American depositary receipt, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by holding ADSs in the Direct Registration System, or (B) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated American depositary shares, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs set out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American depositary receipt. Directions on how to obtain copies of those documents are provided under “Where You Can Find Additional Information.”

Dividends and Other Distributions

How Will You Receive Dividends and Other Distributions on the Shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

•	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares.

•	Rights to Purchase Additional Shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADRs described in this section except for changes needed to put the necessary restrictions in place.

•	Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How Are ADSs Issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How Do ADS Holders Cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How Do ADS Holders Interchange Between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How Do You Vote?

You may instruct the depositary to vote the deposited securities, but only if we ask the depositary to ask for your instructions. Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the shares or other deposited securities underlying your ADSs as you direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and of the Memorandum and Articles of Association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Fees and Expenses

Persons Depositing or Withdrawing Shares Must Pay:	For:

• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
• US$0.02 (or less) per ADS	• Any cash distribution to you
• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
• US$0.02 (or less) per ADS per calendar year	• Depositary services
• Registration or transfer fees	• Transfer and registration of shares on our shareregister to or from the name of the depositary or its agent when you deposit or withdraw shares
• Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars
• Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary
• Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The Bank of New York, as depositary, has agreed to reimburse us for expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and Nasdaq application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amount of fees the depositary collects from investors.

The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American depositary shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

• Change the nominal or par value of our shares • Reclassify, split up or consolidate any of the deposited securities	• The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities
• Distribute securities on the shares that are not distributed to you • Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action
•   The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination

How May the Deposit Agreement Be Amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADS, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How May the Deposit Agreement Be Terminated?

The depositary will terminate the deposit agreement at our direction by mailing a notice of termination to the ADS holders then outstanding at least 60 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing a notice of termination to us and the ADS holders then outstanding if at any time 30 days shall have expired after the depositary shall have delivered to our company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on Our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADRs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When you or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-Release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the American depositary shares. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement have acknowledged that the Direct Registration System and Profile Modification System will apply to uncertificated ADSs upon acceptance thereof to DRS by the DTC. The Direct Registration System is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated American depositary shares, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. The Profile Modification System is a required feature of the Direct Registration System which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to the Direct Registration System/Profile Modification System, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code as in effect in the State of New York). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the Direct Registration System Profile Modification System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder, our counsel as to Cayman Islands law, and Zhong Lun Law Firm, Shanghai Office, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

Zhong Lun Law Firm, Shanghai Office, has advised us further that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions.

TAXATION

The following summary of the material Cayman Islands and United States federal tax consequences of an investment in our ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or ordinary shares, such as the tax consequences under U.S., state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder, our Cayman Islands counsel. To the extent the discussion relates to PRC tax law, it represents the opinion of Zhong Lun Law Firm, Shanghai Office, our PRC counsel. To the extent that the discussion relates to matters of U.S. federal income tax law, it represents the opinion of Shearman & Sterling LLP, our special U.S. counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. No Cayman Islands stamp duty will be payable unless an instrument is executed in, brought to, or produced before a court of the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

PRC Taxation

Under the FIE Tax Law, any dividends payable by foreign-invested enterprises to non-PRC investors were exempt from any PRC withholding tax. In addition, any dividends payable, or distributions made, by us to holders or beneficial owners of our ADSs would not have been subject to any PRC tax, provided that such holders or beneficial owners, including individuals and enterprises, were not deemed to be PRC residents under the PRC tax law and had not become subject to PRC tax.

Under the EIT Law, which took effect as of January 1, 2008, enterprises established under the laws of non-PRC jurisdictions but whose “de facto management body” is located in the PRC are considered “resident enterprises” for PRC tax purposes. The EIT Law does not define the term “de facto management.” However, the Implementation Regulations for the Enterprise Income Tax Law of the PRC issued by the State Council on December 6, 2007 defined de facto management body as an establishment that exerts substantial and comprehensive management and control over the business operations, staff, accounting, assets and other aspects of the enterprise. Since substantially all of our management is currently based in the PRC, and may remain in the PRC after the effectiveness of the EIT Law, it is likely that we will be regarded as a “resident enterprise” on a strict application of the EIT Law and its implementation regulations. If we are treated as a “resident enterprise” for PRC tax purposes, we will be subject to PRC income tax on our worldwide income at a uniform tax rate of 25%, excluding the dividend income we receive from our PRC subsidiaries which should have been subject to PRC income tax already.

Moreover, the EIT Law provides that an income tax rate of 10% is normally applicable to interest and dividends payable to non-PRC investors who are “non-resident enterprises,” to the extent such interest and dividends are derived from sources within the PRC. We are a Cayman Islands holding company and substantially all of our income may be derived from dividends we receive from our operating subsidiaries located in the PRC (through our holding company structure). Thus, dividends paid to us by our subsidiaries in China may be subject to the 10% income tax if we are considered a “non-resident enterprise” under the EIT Law.

If we are deemed by the PRC tax authorities as a “resident enterprise,” under the existing implementation rules of the EIT Law and other applicable tax rules, interests on the notes or dividends paid by us to our non-PRC enterprise or note-holders are generally subject to the 10% withholding tax (individual investors are subject to a 20% tax unless applicable treaty allows reduced rate). However, the SAT, the Chinese central government tax authority issued, on July 21, 1993, the Tax Notice, which states that dividends paid by a Chinese company to individuals with respect to Overseas Shares, such as H shares, are temporarily not subject to Chinese withholding tax. To the extent of our understanding, the relevant tax authority has not collected withholding tax on dividend payments on Overseas Shares, including ADSs. Therefore, non-PRC ADS holders are currently exempted from the 10% withholding tax for dividend payments from us unless the Tax Notice is repealed in the future.

U.S. Federal Income Taxation

The following discussion describes the material U.S. federal tax consequences to U.S. Holders (defined below) of the acquisition, ownership and disposition of the notes and the ADSs into which the notes may be converted (or ordinary shares subsequently received in exchange for ADSs). This summary applies only to U.S. Holders that hold the notes, ADSs or ordinary shares as capital assets and who purchase the notes sold in this offering.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), current and proposed U.S. Treasury regulations, rulings and judicial decisions thereunder as of the date hereof. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect U.S. federal income tax consequences described below.

The following discussion does not deal with the tax consequences to any particular investor or to persons in special tax situations such as:

•	certain financial institutions;

•	insurance companies;

•	broker dealers;

•	U.S. expatriates;

•	traders that elect to mark-to-market;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding a note, ADS or ordinary share as part of a straddle, hedging, conversion or integrated transaction;

•	persons whose functional currency is not the U.S. dollar; or

•	persons that actually or constructively own 10% or more of our voting stock.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of notes, ADSs or ordinary shares and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation organized in or under the laws of the United States, any state in the United States or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are a partner in a partnership, or other entity treated as a partnership for U.S. federal income tax purposes, that holds notes, ADSs or ordinary shares, your tax treatment generally will depend on your status and the activities of the partnership. If you are a partner or a partnership holding the notes, ADSs or ordinary shares, you should consult your own tax advisors. This discussion does not contain a detailed description of all the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the acquisition, ownership and disposition of the notes, ADSs or ordinary shares, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Notes

Bond Premium

In general, if you purchase a note for an amount in excess of the principal amount of the note, such excess will constitute bond premium. You may elect to amortize the premium (with a corresponding decrease in adjusted tax basis) over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, the premium will decrease the gain or increase the loss you will otherwise recognize on a disposition of the note. An election to amortize the bond premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. The election may not be revoked without consent of the U.S. Internal Revenue Service (the “IRS”).

Market Discount

If you purchase a note at a price less than the note’s principal amount, the amount of the difference will be treated as market discount unless such difference is less than a specified de minimis amount (.0025 of the note’s principal amount times the number of complete years to maturity from the date you acquired the note). Market discount accrues ratably over the remaining term of a note unless a holder elects to accrue market discount on a constant yield basis. If you hold a note with market discount, you will be required to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than capital gain to the extent of the market discount accrued on the note. You may elect to include market discount in income as it accrues, in which case any gain recognized on the sale or other disposition of a note will be capital gain. Such election will apply to all debt instruments that you acquire during or after the taxable year to which the election applies, and may only be revoked with the consent of the IRS.

Payment of Interest

Interest on a note (including any additional amounts) will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your usual method of accounting for U.S. federal income tax purposes. We believe that the likelihood that interest on a note would be subject to withholding taxes is remote, and therefore do not intend to treat the possibility of having to pay additional amounts as affecting the yield to maturity of the notes. Our determination that this possibility is remote is binding on you unless you disclose such contrary position in a manner required by the applicable Treasury regulations. Our determination, however, is not binding on the IRS.

If PRC withholding tax were to become payable on interest on a note, you would be required to include in income any deductions for withholding taxes and any additional amounts paid. As a result, you would be required to include a greater amount in income than the actual cash you receive. You may be entitled to deduct or credit foreign tax withheld, subject to applicable limitations. For U.S. foreign tax credit purposes, interest income on a note will constitute foreign source income and be “passive category income” or, in certain cases, “general category income.” The rules governing the U.S. foreign tax credit are complex and investors are urged to consult their tax advisors regarding the availability of the credit under their particular circumstances. In addition, if PRC withholding tax were to become payable on interest paid on a note, the IRS could challenge our original determination that the possibility of the imposition of PRC withholding tax was remote, in which case you might be required to include in income additional amounts before the additional amounts are actually paid.

Sale, Exchange, Redemption, Repurchase or other Disposition of Notes

Subject to the PFIC rules discussed below, you will recognize gain or loss upon the sale, exchange, redemption, repurchase or other disposition of a note equal to the difference between the amount realized (less any accrued but unpaid interest that you did not previously include in income, which will be taxable as described above) upon the sale, exchange, redemption, repurchase or other disposition and your adjusted tax basis in the note. Your tax basis in a note will be equal to the amount you paid for the note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual, and you have held the note for more than one year, such long-term capital gain will be subject to reduced rates of taxation under current law. Your ability to deduct capital losses may be limited. Gain or loss upon the sale, exchange, redemption or other disposition of a note will be U.S. source gain or loss for U.S. foreign tax credit limitation purposes.

Conversion of Notes

You will not recognize gain or loss upon the conversion of your notes for ADSs except to the extent of cash received in lieu of a fractional ADS and except to the extent of amounts received with respect to accrued interest, which will be taxable as such. The amount of gain or loss you recognize on the receipt of cash in lieu of a fractional ADS will be equal to the difference between the amount of cash you receive in respect of the fractional ADS and the portion of your adjusted tax basis in the notes that is allocable to the fractional ADS. Such gain or loss will be U.S. source gain or loss for U.S. foreign tax credit purposes. The tax basis of the ADSs received upon a conversion (other than ADSs attributable to accrued interest, the tax basis of which will equal its fair market value) will equal the adjusted tax basis of the note that was converted (excluding the portion of the tax basis that is allocable to any fractional ADS). Your holding period for the ADSs will include the period during which you held the notes except that the holding period of any ADSs received with respect to accrued interest will commence on the day after the date of receipt.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interests of the holders of the notes, however, will not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our ordinary shares) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you will be deemed to have received a distribution even though you have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in as discussed below in “— ADS — Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares.” A constructive dividend deemed paid to you may not be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received by certain non-corporate U.S. Holders as discussed below in “— ADSs — Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares.”

ADSs and Ordinary Shares

The U.S. Treasury has expressed concerns that parties to whom ADSs are pre-released may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. Holders of ADSs. Such actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate U.S. Holders. Accordingly, the analysis of the creditability of any foreign taxes and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, each described below, could be affected by actions taken by parties to whom the ADSs are pre-released. The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. If you hold ADSs, you should be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Exchanges of ordinary shares for ADSs and ADSs for ordinary shares will not be subject to U.S. federal income tax.

Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of any distribution (including constructive dividends) to you with respect to the ADSs or ordinary shares will be included in your gross income as dividend income on the date of actual or constructive receipt by the depositary, in the case of ADSs, or by you, in the case of ordinary shares, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to certain non-corporate U.S. Holders, including individual U.S. Holders, for taxable years beginning before January 1, 2011, dividends may constitute “qualified dividend income” and be taxed at the lower applicable capital gains rate, provided that (1) the ADSs or ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC (as discussed below) for either our taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. Under IRS authority, the ordinary shares, or ADSs representing such shares, are currently considered for the purpose of clause (1) above to be readily tradable on an established securities market in the United States because they are listed on the Nasdaq. You should consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ADSs or ordinary shares.

Dividends will constitute foreign source income for U.S. foreign tax credit limitation purposes. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the U.S. foreign tax credit limitation will in general be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the ADSs or ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Subject to certain conditions and limitations, any PRC withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax. Holders should consult their own tax advisors regarding the creditability of any PRC tax.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ADSs or ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, you should expect that any distribution we make will be treated as a dividend.

Taxation of Dispositions of ADSs or Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an ADS or ordinary share equal to the difference between the amount realized for the ADS or ordinary share and your tax basis in the ADS or ordinary share. The gain or loss will be capital gain or loss.

If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ADS or ordinary share for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

We do not expect to be a PFIC, for U.S. federal income tax purposes, for our current taxable year or the foreseeable future. Our actual PFIC status for the current taxable year ending December 31, 2008 will not be determinable until after the close of the current taxable year ending December 31, 2008, and, accordingly, there is no guarantee that we will not be a PFIC for 2008 or any future taxable year. A non-U.S. corporation is considered to be a PFIC for any taxable year if either:

•	at least 75% of its gross income is passive; or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

We will be treated as owning our proportionate share of the assets and earnings and our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. If we are a PFIC for any year during which you hold notes, ADSs or ordinary shares, absent a special election (as described below), we will continue to be treated as a PFIC for all succeeding years during which you hold notes, ADSs or ordinary shares.

If we are a PFIC for any year in which you hold notes, ADSs or ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the notes, ADSs or ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the notes, ADSs or ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the notes, ADSs or ordinary shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the notes, ADSs or ordinary shares cannot be treated as capital, even if you hold the notes, ADSs or ordinary shares as capital assets.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the tax treatment discussed above. If you make a mark-to-market election for the ADSs, you will include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of your taxable year over your adjusted basis in such ADSs. You are allowed a deduction for the excess, if any, of the adjusted basis of the ADSs over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ADSs included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on the actual sale or disposition of the ADSs, to the extent that the amount of such loss does not exceed the net mark-to- market gains previously included for such ADSs. Your basis in the ADSs will be adjusted to reflect any such income or loss amounts.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded in other than de minimis quantities on at least 15 days during each calendar quarter on a qualified exchange, including the Nasdaq, or other market, as defined in applicable U.S. Treasury regulations. The ADSs are listed on the Nasdaq, and we expect that they will be regularly traded on the Nasdaq. Consequently, if you are a holder of ADSs, the mark-to-market election should be available to you were we to be or become a PFIC. However, it is unclear whether a U.S. Holder of notes or ordinary shares will be able to make a mark-to-market election. You should consult your own tax advisors regarding the U.S. federal income tax consequences that would arise if we are treated as a PFIC while you hold notes or ordinary shares.

If you hold notes, ADSs or ordinary shares in any year in which we are a PFIC, you will be required to file IRS Form 8621 regarding distributions received on the ADSs or ordinary shares and any gain realized on the disposition of the notes, ADSs or ordinary shares. In addition, if we are a PFIC, we do not intend to prepare or provide you with the information necessary to make a “qualified electing fund” election. You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in notes, ADSs or ordinary shares.

Information Reporting and Backup Withholding

Interest on the notes and dividend payments with respect to ADSs or ordinary shares and proceeds from the sale or other disposition of the notes, ADSs or ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, if you are a corporation or a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or if you are otherwise exempt from backup withholding. If you are a U.S. Holder who is required to establish exempt status, you generally must provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

BENEFIT PLAN INVESTOR CONSIDERATIONS

This disclosure was written in connection with the promotion and marketing of our notes, or the ADSs issuable upon conversion thereof, by the issuer and the initial purchasers, and it cannot be used by any holder for the purpose of avoiding penalties that may be asserted against the holder under the Code. Prospective purchasers of our notes, or the ADSs issuable upon conversion thereof, should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations.

Subject to the restrictions described below, our notes, or the ADSs issuable upon conversion thereof, may be purchased and held by an employee benefit plan (“ERISA Plan”) subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by an individual retirement account or other plan subject to Section 4975 of the Code (together with ERISA Plans, “Plans”). A fiduciary of a Plan must determine that the purchase and holding of a common share is consistent with its fiduciary duties under ERISA and the Code. The fiduciary of a Plan, as well as any other prospective investor subject to Section 4975 of the Code or any law that is similar to ERISA or Section 4975 of the Code (“Similar Law”), must also determine that its purchase and holding of the common shares do not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or in a violation of any Similar Law. Each person who is a “party in interest” (as defined under ERISA) or a “disqualified person” (as defined under the Code) who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Each purchaser and transferee of our notes, or the ADSs issuable upon conversion thereof, who is subject to ERISA and/or Section 4975 of the Code or a Similar Law will be deemed to have represented by its acquisition and holding of our notes, or the ADSs issuable upon conversion thereof, that its acquisition and holding of the notes, or the ADSs issuable upon conversion thereof, do not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or in a violation of any Similar Law.

PLAN OF DISTRIBUTION

Sales of Securities by the Selling Securityholders

We will not receive any of the proceeds of the sale of the notes or the ADSs issued upon conversion of the notes, including our ordinary shares represented by the ADS, offered by this prospectus. The notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs may be sold from time to time to purchasers:

•	directly by the selling securityholders or their pledgees, donees, transferees or any successors in interest (all of whom may be selling securityholders); or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders, the purchasers of the notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs.

The selling securityholders and any such broker-dealers or agents who participate in the distribution of the notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs may be deemed to be “underwriters.” As a result, any profits on the sale of the notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were to be deemed underwriters, the selling securityholders may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Any selling securityholder who is a “broker-dealer” may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. These securityholders purchased their notes in the open market, not directly from us, and we are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market-making or stabilization transactions involving the purchase or distribution of these securities by these securityholders. To our knowledge, none of the selling securityholders who are affiliates of broker-dealers purchased the notes outside of the ordinary course of business or, at the time of the purchase of the notes, had any agreement or understanding, directly or indirectly, with any person to distribute the securities.

If the notes, the ADSs issuable upon conversion of the notes or exercise of the warrant and our ordinary shares represented by such ADSs are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The notes, the ADSs issuable upon conversion of the notes or exercise of the warrant and our ordinary shares represented by such ADSs may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the notes, the ADSs issuable upon conversion of the notes or exercise of the warrant and our ordinary shares represented by such ADSs may be listed or quoted at the time of the sale, including the Nasdaq Global Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs in the course of hedging their positions. The selling securityholders may also sell the notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs short and deliver notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs to close out short positions, or loan or pledge notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs to broker-dealers that in turn may sell the notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs by the selling securityholders. There can be no assurance that any selling securityholder will sell any or all of the notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs pursuant to this prospectus. In addition, any notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. We cannot assure you that any such selling securityholder will not transfer, devise or gift the notes, the ADSs issuable upon conversion of the notes and our ordinary shares represented by such ADSs by other means not described in this prospectus.

Although the notes issued in the initial placement are eligible for trading on the PORTAL Market, notes sold using this prospectus will no longer be eligible for trading in the PORTAL system. We have not listed, and do not intend to list, the notes on any securities exchange or automated quotation system. The initial purchasers advised us that they intended to make a market in the notes. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure you that any market for the notes will develop or be sustained. If an active market is not developed or sustained, the market price and liquidity of the notes may be adversely affected.

Our ADSs are listed on the Nasdaq Global Market under the symbol “SOLF.”

The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act.

Pursuant to the registration rights agreement, we and the selling securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

EXPENSES

We have agreed to pay the expenses incidental to the registration of the notes and the ordinary shares represented by ADSs issuable upon conversion of the notes.

LEGAL MATTERS

We are being represented by Shearman & Sterling LLP with respect to legal matters of United States federal securities and New York State law. The validity of the issuance of the notes offered pursuant to this prospectus and the ordinary shares represented by the ADSs issuable upon conversion of the notes and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. Legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm, Shanghai Office. Shearman & Sterling LLP may rely upon Maples and Calder with respect to matters governed by Cayman Islands law and Zhong Lun Law Firm, Shanghai Office with respect to matters governed by PRC law.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the year ended December 31, 2007 and the effectiveness of our internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young Hua Ming, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The offices of Ernst & Young Hua Ming are located at 23/F, The Center, 989 Chang Le Road, Shanghai 200031, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We will furnish to you, through the depositary, English language versions of any reports, notices and other communications that we generally transmit to holders of our ordinary shares.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with this Act, we file annual reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, NE Washington, DC 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, NE Washington, DC 20549, at prescribed rates. You can obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2007, filed on June 27, 2008 and amended on June 30, 2008;

•	our current report on Form 6-K, submitted to the SEC on June 30, 2008; and

•	with respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Our annual report on Form 20-F for the fiscal year ended December 31, 2007 filed on June 27, 2008 and amended on June 30, 2008, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with US GAAP.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Solarfun Power Holdings Co., Ltd.
666 Linyang Road
Qidong, Jiangsu Province 226200, People’s Republic of China
Tel: (86-513) 8330-7688

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

We will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. We are also in the process of subscribing for liability insurance on behalf of our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.	EXHIBITS

See Exhibit Index beginning on page II-7 of this registration statement.

ITEM 10.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules an regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on July 3, 2008.

SOLARFUN POWER HOLDINGS CO., LTD.

By:	/s/ Amy Jing Lin
Name:     Amy Jing Lin

Title:	Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement amendment has been signed by the attorney-in-fact of the persons in the capacities set forth below on July 3, 2008.

Signature	Title	Date

/s/ * Name: Yonghua Lu	Chairman	July 3, 2008

/s/ * Name: Sven Michael Hansen	Director	July 3, 2008

/s/ * Name: Hanfei Wang	Director and Chief Operating Officer	July 3, 2008

/s/ * Name: Thomas J. Toy	Independent Director	July 3, 2008

/s/ * Name: Terry McCarthy	Independent Director	July 3, 2008

/s/ * Name: Ernst A. Bütler	Independent Director	July 3, 2008

/s/ * Name: Yinzhang Gu	Independent Director	July 3, 2008

/s/ * Name: Philip Comberg	Independent Director	July 3, 2008

Signature		Title	Date

/s/ * Name: Johan van Splunter		Independent Director	July 3, 2008

/s/ * Name: Henricus Johannes Petrus Hoskens		Chief Executive Officer	July 3, 2008

/s/ Amy Jing Liu Name: Amy Jing Liu		Chief Financial Officer	July 3, 2008

/s/ * Name: Ziv Chen Yu		Financial Controller	July 3, 2008

By:	/s/ Amy Jing Liu Amy Jing Liu Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Solarfun Power Holdings Co., Ltd., has signed this registration statement or amendment thereto in Newark, Delaware, on July 3, 2008.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:  Donald J. Puglisi
Title:    Managing Director

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

4.1	Registrant’s specimen Certificate for Ordinary Shares*
4.2	Form of American Depositary Receipt*
4.3	Form of Deposit Agreement, among the Registrant, the depositary and owners and holders of the American Depositary Shares*
4.4	Indenture, dated as of January 29, 2008, among the Registrant, the trustee and the securities agent**
4.5	Registration Rights Agreement, dated as of January 29, 2008, between the Registrant and the initial purchasers**
4.6	Form of Debt Securities Indenture
4.7	Form of Preferred Share Certificate
4.8	Form of Warrant Agreement
5.1	Opinion of Maples & Calder regarding the validity of securities being registered**
5.2	Opinion of Maples & Calder regarding the validity of securities being registered***
8.1	Opinion of Shearman & Sterling LLP regarding certain U.S. tax matters**
8.2	Opinion of Zhong Lun Law Firm, Shanghai Office, regarding certain PRC tax matters**
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges**
23.1	Consent of Ernst & Young Hua Ming
23.2	Consent of Maples & Calder (included in Exhibit 5.1)**
23.3	Consent of Shearman & Sterling LLP (included in Exhibit 8.1)**
23.4	Consent of Zhong Lun Law Firm, Shanghai Office (included in Exhibit 8.2)**
23.5	Consent of Maples & Calder (included in Exhibit 5.2)***
24.1	Powers of Attorney (included on signature page of Part II of the initial filing of this Registration Statement)**
25.1	Statement of eligibility of trustee**
25.2	Statement of eligibility of trustee***

*	Previously filed with the Registrant’s registration statement on Form F-1 (File No. 333-139258), as amended, initially filed with the SEC on December 11, 2006.

**	Previously filed with the initial filing of this Registration Statement.

***	Previously filed with the first amendment of this Registration Statement.

****	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.